    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999
                                                      REGISTRATION NO. 333-74607
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------
                                    FORM S-1

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                           LAHAINA ACQUISITIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                COLORADO                              6512                           84-1325695
      (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL              (IRS EMPLOYER
   OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)



                       5895 WINDWARD PARKWAY, SUITE 220
                           ALPHARETTA, GEORGIA  30005
                                 (770) 754-6140
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

            L. SCOTT DEMERAU, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           LAHAINA ACQUISITIONS, INC.
                        5895 WINDWARD PARKWAY, SUITE 220
                            ALPHARETTA, GEORGIA  30005
                              (770) 754-6140


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:

                             ELIZABETH H. NOE, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            600 PEACHTREE STREET, NE
                                   SUITE 2400
                                ATLANTA, GA 30308
                                 (404) 815-2400

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
               From time to time after the effective date of this
        Registration Statement as determined by the selling shareholders.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PROSPECTUS

                           LAHAINA ACQUISITIONS, INC.


                        2,100,000 Shares of Common Stock

This is a registration of up to 2,100,000 shares of Common Stock of Lahaina Acquisitions, Inc. ("Lahaina" or "the Company") either issued to or to be issued to, and sold by, holders of warrants and convertible notes of the Company upon conversion of these securities. To date, certain of these securities have been converted into 249,843 shares of Common Stock. The initial note and warrant holders are identified in this prospectus as the selling shareholders. Lahaina will not receive any money from the sale of the Common Stock.



The Common Stock may be sold by the selling shareholders in several ways. See "Plan of Distribution" starting on page 31.


There is no fixed price for the sale of the Common Stock. The selling price will be based on the market price of the Common Stock at the time sales are made.

The Common Stock is currently quoted on the OTC Bulletin Board under the symbol "LAHA". Lahaina intends to apply to list the Common Stock on NASDAQ/AMEX at the time the criteria for listing on NASDAQ/AMEX are met.


THE PURCHASE OF THE COMMON STOCK CARRIES WITH IT A HIGH DEGREE OF RISK, SUCH AS LOSS OF THE ENTIRE PURCHASE PRICE. SEE "RISK FACTORS".


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                       Prospectus dated October 21, 1999.

                               PROSPECTUS SUMMARY

     The following summary may not contain all the information that is important to you. You should carefully review the information appearing elsewhere in this prospectus, in particular the "Risk Factors" section and the Consolidated Financial Statements and Notes thereto. The Summary Financial and Other Data is at the end of the prospectus summary.

     Except where noted in the text, all information in the text of this prospectus assumes the conversion or exercise of the following securities pursuant to their applicable terms of conversion or exercise. See "Terms of Conversion; Terms of Exercise":

     - the Company's convertible note dated as of December 7, 1998, as amended to date, (the "Note") issued to GCA Strategic Investment Fund Limited ("GCA") in the aggregate principal amount of $775,000;

     - the Company's convertible note dated as of August 19, 1999 (the "Second Note") issued to GCA in the aggregate principal amount of $500,000;

     - the Company's warrant to purchase 200,000 shares of Common Stock dated as of January 19, 1999 issued to GCA (the "GCA Warrant"); and

     - the Company's warrant to purchase 50,000 shares of Common Stock dated as of August 19, 1999 issued to GCA (the "Second GCA Warrant").

     The Form S-1 Registration Statement of which this prospectus is a part has been prepared to register for resale certain securities acquired in connection with that certain Securities Purchase Agreement between the Company and GCA dated December 7, 1998 and that certain Securities Purchase Agreement between the Company and GCA dated August 19, 1999. Except where noted in the text, references to "Lahaina Acquisitions, Inc.", "Lahaina" or the "Company" include Lahaina Acquisitions, Inc. and its consolidated subsidiaries.


                                   THE COMPANY

     Lahaina is a multi-state provider of mortgage brokerage services to consumers and also operates a diversified multi-state real estate services organization. The Company's operations consist of a mortgage financing division, Accent Mortgage Services, Inc. ("AMSI"), and a real estate development division, Accent Real Estate Group ("ARG").


     AMSI is a HUD approved residential mortgage lender, providing mortgage brokerage services to consumers through several traditional branch offices located primarily in the Atlanta, Georgia metropolitan area. AMSI recently began recruiting activities aimed at adding additional mortgage brokerage operations to its branch operations, utilizing a concept called "Net Branch", and as of the date of this prospectus has recruited more than 160 of these Net Branches. Under the Net Branch concept, AMSI recruits mortgage brokerage professionals to originate mortgage loans under AMSI's license in those states where AMSI is licensed to provide mortgage brokerage services. All fees associated with originating and closing mortgage loans are forwarded to AMSI, from which AMSI then distributes the appropriate commissions (net of AMSI's fees). AMSI provides training and substantial marketing and administrative support to its Net Branches. ARG is a diversified multi-state real estate services organization engaged in the acquisition, development and sale of a wide variety of real estate projects.


     The Company did not conduct an active business until December 14, 1998 when it purchased all of the outstanding stock of Beachside Commons I, Inc. ("Beachside") from Mongoose Investments, LLC ("Mongoose"). Beachside is the owner of a commercial real estate development located in Fernandina Beach, Florida on Amelia Island. At the time of the purchase, Beachside's assets consisted of two buildings and unimproved real estate, leases to tenants in the buildings and minimal operating capital.

     On August 23, 1999, LAHA No. 1, Inc. ("LAHA 1"), a wholly-owned subsidiary of the Company, merged with The Accent Group, Inc. ("Accent"), an Atlanta based real estate development and mortgage origination and financing entity (the "Merger"). The Merger was completed pursuant to an Agreement and Plan of Merger dated July 21, 1999 (the "Merger Agreement"). The Merger was accounted for as a reverse acquisition as Accent's shareholders obtained a majority interest in the Company and Accent's management team replaced the Company's previous management team.


     The Company's new management has significant experience in both mortgage brokerage operations as well as real estate development, and intends to capitalize on opportunities in these markets. The Company is aggressively marketing its Net Branch concept in efforts to increase its share of the domestic market for mortgage origination, and also intends to pursue a strategy of continued investment in selected real estate development projects. Further, the Company intends to continue evaluating potential acquisitions in order to increase its size of operation and value.

                                  THE OFFERING

Common Stock offered(1).......................................   2,100,000 Shares
Common Stock to be outstanding after the offering(2)..........   18,067,500 Shares
Use of proceeds...............................................   The Common Stock will be sold by certain selling
                                                                 shareholders listed in this prospectus. The Company
                                                                 will receive no money from the Offering.
OTC Bulletin Board symbol ....................................   "LAHA"

----------

(1) The shares offered represent (i) 48,990 shares of Common Stock issued to LKB Financial, LLC ("LKB") in a cashless exercise on August 11, 1999 of the Company's warrant to purchase 60,000 shares of Common Stock dated as of December 7, 1998 ("First LKB Warrant"); (ii) 8,520 shares of Common Stock issued to LKB in a cashless exercise on August 11, 1999 of the Company's warrant to purchase 15,000 shares of Common Stock dated January 19, 1999 ("Second LKB Warrant"); (iii) 25,000 shares of Common Stock issued to GCA in connection with the exercise on May 11, 1999 of a right to purchase shares dated November 4, 1998 ("GCA Right"); (iv) 146,667 shares of Common Stock issued to GCA on June 30, 1999 in connection with the conversion of a $300,000 GCA credit line dated January 19, 1999; (v) 20,666 shares of Common Stock issued to GCA in payment of fees related to delays in filing the Registration Statement on March 26, 1999; (vi) 885,714 shares of Common Stock to be issued upon conversion of the Note; (vii) 300,000 shares of Common Stock to be issued upon conversion of the Second Note; (viii) 200,000 shares of Common Stock issued upon exercise of the GCA Warrant; (ix) 50,000 shares of Common Stock to be issued upon exercise of the Second GCA Warrant; and (x) 414,443 shares of Common Stock to meet any additional share issuance requirement arising from fluctuations in exercise prices or additional fees and penalties to be paid in Common Stock. For purposes of this prospectus the Company has estimated the number of shares of Common Stock issuable upon conversion of the Note and the Second Note and the exercise of the GCA Warrant and the Second GCA Warrant. The actual number of shares of Common Stock issuable pursuant to the Note, the Second Note, the GCA Warrant and the Second GCA Warrant will be determined at the time of conversion or exercise. See "Terms of Conversion; Terms of Exercise."



(2) Includes conversion of the Company's Series A Preferred Stock into 415,000 shares of Common Stock in connection with the Merger and the 2,100,000 shares described in (1) above.




                              SUMMARY RISK FACTORS


         A purchaser of Common Stock must consider the following risk factors before purchasing Common Stock. The Common Stock is a highly speculative investment and a purchaser could lose all of the money spent on purchasing the Common Stock. See "Risk Factors" for a complete discussion of the relative risks.



    - Success of the mortgage brokerage services division is contingent upon interest rates and general economic conditions;

    - The Company can give no assurance that its business strategy to recruit additional mortgage brokerage operations to its net branch operations will be successful;

    - The Company's mortgage brokerage services division is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with the mortgage process. Regulatory and legal requirements are subject to change and may become more restrictive, thus making compliance more difficult and costly for the Company;

    -   Competition for mortgage brokerage services is fierce;

    - Success of the real estate division is contingent upon general economic conditions;

    - The Company's real estate division is subject to federal, state and local regulations and is required to comply with various federal, state and local environmental, zoning, land use, land sale and other laws and regulations which govern its operations. These regulations are subject to change and may become more restrictive, thus making compliance more difficult and costly for the Company;

    - If the Company has owned, managed or operated real property which contained certain hazardous or toxic substances, it may be subject to possible environmental liabilities;

    - Competition in the real estate market, particularly in the metropolitan Atlanta, Georgia area, is fierce;

    - The Company has a limited operating history from which to evaluate its business prospects;

    - The Company's business plan requires additional financing and that financing may not be available upon terms acceptable to the Company. Terms of additional financing may require the Company to issue additional Common Stock or Preferred Stock or debt, any of which could reduce the value of the shares of Common Stock;

    - L. Scott Demerau is the beneficial owner of approximately 38.8% of the outstanding shares of Common Stock of the Company and when combined with the common stock held by Accent Associates, LLC and Kingdom Generals, LLC, entities controlled by relatives of Demerau, he controls 53% of the outstanding common stock. Demerau may exercise control over many significant decisions of the Company. This centralized control may have an adverse effect on the market price of the Common Stock;

    - The number of shares available for active trading is limited and thus the price of the Common Stock may rise and fall dramatically upon the trading of a relatively small number of shares. A purchase of the shares of Common Stock should not be made unless the purchaser can afford to lose the entire amount of the purchase price.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

On August 23, 1999, Lahaina merged with Accent in a merger accounted for as a reverse acquisition. For financial statement presentation purposes, Accent has been identified as the accounting acquiror. The following unaudited summary pro forma combined financial data present certain data for the Company, as adjusted for: (i) the acquisition of Accent by Lahaina, (ii) consummation of Accent's acquisition of the outstanding capital stock of AMSI, (iii) the contribution of certain real estate and options to acquire real estate to Accent by the majority stockholder, (iv) other Accent acquisitions, and (v) the exercise or conversion of the remaining warrants and convertible notes into 1,850,157 shares of the Company's Common Stock. The Summary Pro Forma Combined Statement of Operations Data and Summary Pro Forma Combined Balance Sheet Data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and notes thereto and the historical financial statements of the predecessor companies and notes thereto included elsewhere in this Prospectus.



                                                               Pro Forma Combined
                                                       ----------------------------------
                                                        Year Ended          Nine Months
                                                       September 30,       Ended June 30,
                                                           1998                 1999
                                                       -------------       --------------
Statement of Operations Data:
   Revenues(1)                                         $   1,211,246       $    1,245,161

   Selling, general and administrative expenses            2,685,496            2,314,210
   Amortization of goodwill                                   92,155               69,116
                                                       -------------       --------------
     Loss from operations                                 (1,566,405)          (1,138,165)
   Other expense, net                                        372,675              436,190
                                                       -------------       --------------
   Net loss                                            $  (1,939,080)      $   (1,574,355)
                                                       =============       ==============
   Net loss per share, basic and diluted               $       (0.11)      $        (0.09)
                                                       =============       ==============
   Shares used in computing pro forma
     basic and diluted net loss per share                 18,067,500           18,067,500
                                                       =============       ==============

------------
(1) Amounts are net of brokerage services expense.

                                                        Pro Forma
                                                        Combined
                                                       June 30, 1999
                                                       -------------
Balance Sheet Data:
   Total assets                                        $   8,360,902
   Total debt                                          $   6,451,233
   Total liabilities                                   $   8,029,621
   Stockholders' equity                                $     260,704
   Total liabilities and stockholders' equity          $   8,360,902



                       SUMMARY PREDECESSOR FINANCIAL DATA

The following table presents summary predecessor financial data for Lahaina and AMSI on a historical basis for the periods indicated. The financial information for Lahaina for the period from inception to December 7, 1999 and the nine months ended June 30, 1999 is derived from the financial statements of Lahaina (formerly known as Beachside Commons I, Inc.) included elsewhere in this prospectus. The financial information for AMSI for the years ended December 31, 1998 and 1997 and the six month periods ended June 30, 1999 and 1998 are derived from the financial statements of AMSI included elsewhere in this prospectus. The results for the interim periods are not necessarily indicative of the results for the full fiscal year or any future period. Interim results reflect all adjustments, which are in the opinion of management, necessary to a fair statement of these results.



                                                             Period from             Nine Month
                                                            September 25,              Interim
                                                            1998 (date of           Period Ended
                                                            inception) to             June 30,
                                                           December 7, 1998             1999
                                                           ----------------         -------------
Lahaina Acquisitions, Inc.:
(formerly known as Beachside Commons I, Inc.)

   Revenues                                                  $     --                 $ 143,713

   Selling, general and administrative expenses                 5,278                   702,221
                                                             --------                 ---------
     Loss from operations                                      (5,278)                 (558,508)
   Other expense, net                                          15,288                   204,646
                                                             --------                 ---------
   Net loss before income taxes                              $(20,566)                $(763,154)
                                                             ========                 =========



                                                                                                                  Six Month
                                                                                                                   Interim
                                                                                                                Periods Ended
                                                               Fiscal Years Ended December 31,                    June 30,
                                                  --------------------------------------------------------  ---------------------
                                                     1994      1995      1996         1997        1998         1998       1999
                                                  --------- --------- ----------  ----------  -----------   ---------   ---------
Accent Mortgage Services, Inc.:
   Revenues (1)                                   $ 265,996 $ 629,854 $1,039,172  $1,082,090  $ 1,211,246   $ 631,518  $ 236,875
   Selling, general and administrative expenses     225,870   541,857    911,947   1,231,261    2,373,856     723,183     436,878
                                                  --------- --------- ----------  ----------  -----------   ---------   ---------
     Income (loss) from operations                   40,126    87,997    127,225    (149,171)  (1,162,610)    (91,665)   (200,003)
   Other (income) expense, net                       (1,770)    5,290     11,143      19,236      169,420      65,133     189,443
                                                  --------- --------- ----------  ----------  -----------   ---------   ---------
   Net income (loss) before income taxes          $  41,896 $  82,707 $  116,082  $ (168,407) $(1,332,030)  $(156,798)  $(389,446)
                                                  ========= ========= ==========  ==========  ===========   =========   =========


-----------
(1) Amounts are net of brokerage services expense.

                                  RISK FACTORS


         A purchase of the Common Stock offered pursuant to this prospectus involves a high degree of risk. A purchaser could lose all of his or her investment in the purchase price. In addition to the other information in this prospectus, a purchaser must carefully consider the following risk factors in evaluating whether to purchase the shares of Common Stock offered pursuant to this prospectus. This prospectus contains forward-looking statements that address, among other things, the Company's business strategy, use of proceeds, projected capital expenditures, liquidity, possible business relationships, possible effects of competition and inherent risks in investment in real estate. These statements may be found under "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" as well as in the prospectus generally. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including risks associated with future acquisitions (such as quality of projects acquired, financing costs and profitability of operations), fluctuations in operating results, variations in stock prices, political and economic climates, competition, risks of operations, regulatory agencies' policies, financing difficulties and difficulties in integrating newly-acquired businesses, in addition to the risk factors set forth below and elsewhere in this prospectus. The cautionary statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus.



MORTGAGE BROKERAGE SERVICES RISKS

IF INTEREST RATES RISE OR GENERAL ECONOMIC CONDITIONS DETERIORATE, IT COULD HARM OUR BUSINESS




         The Company will likely originate fewer mortgage loans if interest rates rise. In periods of rising interest rates, demand for mortgage loans typically declines. During those periods, the Company will likely originate fewer mortgage loans and its revenues will decline. Demand for refinancing mortgages declines more significantly than for new home purchase mortgages during periods of rising interest rates. The Company's mortgage business would be adversely affected by declining economic conditions in those states where it originates mortgage loans, particularly in their residential real estate markets.



AMSI HAS BEGUN A NEW BUSINESS STRATEGY CALLED "NET BRANCH". IF THIS STRATEGY IS UNSUCCESSFUL, IT COULD HARM OUR BUSINESS




         The Company, which has been primarily involved in providing mortgage brokerage services to consumers through several traditional branch offices located in the metropolitan Atlanta, Georgia area, has begun to aggressively recruit additional mortgage brokerage operations to its branch operations. This approach to providing mortgage brokerage services is referred to as the "Net Branch" concept. The Company believes that the implementation of the Net Branch concept will increase its share of the domestic market for mortgage origination. However, the Company may not be successful in its attempts to recruit new Net Branch offices, nor may the Net Branch concept be successful.



IF WE DO NOT COMPLY WITH MORTGAGE BANKING RULES AND REGULATIONS OR OTHER REGULATORY REQUIREMENTS, OUR BUSINESS MAY BE HARMED



         The Company's mortgage business is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling mortgage loans. These rules and regulations, among other things, impose licensing obligations on the Company, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. The Company is also required to comply with each regulatory entity's financial requirements. If the Company does not comply with these rules, regulations and requirements, the regulatory agencies may restrict its ability to originate mortgage loans. Regulatory and legal requirements are subject to change and may become more restrictive, making compliance more difficult or expensive or otherwise restricting the Company's ability to conduct its business as it is now conducted. As of June 30, 1999, the Company's wholly owned subsidiary, AMSI, was not in compliance with the Department of Housing and Urban Development ("HUD") net worth requirements. As of September 21, 1999, the Company took corrective action to resolve this matter. The Company believes that it is currently in material compliance with all applicable laws and regulations to which it is currently subject. However, no assurance can be given that the costs of future compliance will not be significant or that the Company is in fact in compliance with all applicable laws and regulations.



THE MARKET IN WHICH WE OPERATE IS INTENSELY COMPETITIVE AND ACTIONS BY COMPETITORS COULD HARM OUR BUSINESS


         The Company competes with other mortgage brokerage companies, many of which are larger, are more experienced and have greater financial resources than the Company. Accordingly, the Company may not be able to successfully compete in the mortgage brokerage market. Competitors may be able to respond more quickly to take advantage of new or changing opportunities, technologies and customer requirements. They also may be able to undertake more extensive promotional activities, offer more attractive terms to borrowers and adopt more aggressive pricing policies.


REAL ESTATE DEVELOPMENT RISKS


IF THE REAL ESTATE INDUSTRY OR GENERAL ECONOMIC CONDITIONS DETERIORATE, IT COULD HARM OUR BUSINESS



         Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for residential or commercial real estate could have a material adverse effect on the Company's business, operating results and financial condition. In addition, concentration in a given region may increase the Company's susceptibility to an economic downturn. Most of the real estate owned or held by the Company is located in the southeastern United States, thus increasing the Company's susceptibility to the economic conditions of the southeast.


IF THE REAL ESTATE INDUSTRY OR GENERAL ECONOMIC CONDITIONS DETERIORATE IN METROPOLITAN ATLANTA, GEORGIA AND FERNANDINA BEACH, FLORIDA, IT COULD HARM OUR BUSINESS



         The majority of the Company's real estate is located in and around the metropolitan Atlanta, Georgia area and Fernandina Beach, Florida. There are substantial risks associated with a large investment in real estate. These include the following risks:


     - real property may decline in value due to changing market and economic conditions;

     - development and carrying costs may exceed anticipated costs;

     - there may be delays in bringing inventories to market due to, among other things, changes in regulations, adverse weather conditions or changes in the availability of development financing on terms acceptable to the Company; or

     - interest rates may increase which will adversely affect the ability of the Company to sell their properties.


WE ARE SUBJECT TO CERTAIN REGULATIONS RELATED TO REAL ESTATE, AND IF WE DO NOT COMPLY OUR BUSINESS MAY BE HARMED




         The Company's real estate business is subject to certain federal, state and local regulations and is required to comply with various federal, state and local environmental, zoning, land use, land sales, licensing and other laws and regulations which govern its operations. Existing or future regulations may have a material adverse impact on the Company's operations by, among other things, imposing additional compliance costs and delaying the period in which the development projects are brought to market. The Company believes that it is in material compliance with all applicable laws and regulations to which it is currently subject. However, no assurance can be given that the costs of future compliance will not be significant or that the Company is in fact in compliance with all applicable laws and regulations. In addition, there can be no assurance that laws and regulations applicable to the Company in any specific jurisdiction will not be revised or that other laws or regulations will not be adopted which could increase the Company's costs of compliance or prevent the Company from marketing or selling its properties. Any failure of the Company to comply with applicable laws or regulations or any increase in the costs of compliance could have a material adverse effect on the Company's business, operating results and financial condition.



IF OUR INVENTORY IS FOUND TO BE ENVIRONMENTALLY CONTAMINATED OUR BUSINESS MAY BE HARMED




         Under various federal, state and local laws, ordinances and regulations, the current or previous owner, manager or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. These laws often impose liability without regard to whether the owner, manager or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The Company believes that it is in compliance in all material respects with all federal state and local laws, ordinances and regulations regarding hazardous or toxic substances, but no assurance can be given that hazardous or toxic substances will not be found on its property or properties that it previously owned.



THE MARKET IN WHICH WE OPERATE IS INTENSELY COMPETITIVE AND ACTIONS BY COMPETITORS COULD HARM OUR BUSINESS



         The real estate industry is highly competitive. The Company competes with builders, developers and others for the acquisition of desirable properties and financing. Many of the Company's competitors are larger and possess greater financial, marketing, personnel and other resources than the Company. Although the Company believes it can effectively compete in its market areas, no assurances can be given as to the Company's future ability to locate, develop and sell attractive properties in the market in which it wishes to operate. Further, the entrance of high profile and well-established operators into the Company's market areas may have a material adverse effect on the Company's operations.


GENERAL BUSINESS RISKS


WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE HISTORICAL RESULTS MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE



         As described in this prospectus under the heading "BUSINESS", prior to December 1998 the Company did not conduct an active business, and its sole activity was seeking an acquisition partner. The merger with Accent resulted in a change of control of the Company and a change in the Company's management. The Company has a limited operating history, and its historical results of operations are not useful as a basis for predicting future operating results of the Company. No assurance can be given that the future operations of the Company will be successful.


WE MAY BE UNABLE TO RAISE ADDITIONAL FUNDING TO PURSUE OUR STRATEGIES WHICH MAY HARM OUR BUSINESS



         The Company anticipates the need for additional capital as it pursues its business strategy of implementing the Net Branch concept in its mortgage services division and of continuing its investment in selected real estate development projects. The Company expects to raise additional capital through a combination of new debt issuances and equity sales, from private as well as public sources. Issuance of new debt and/or the sale of equity will likely have a dilutive effect on the Company and its shareholders. Implementation of the Company's strategy and its business plans is contingent upon the availability of such funding sources. No assurance can be given that the Company will be able to raise debt or equity capital, at terms that are acceptable to the Company, or at all, in order to fund its operations as set forth above.



THE UNPREDICTABILITY OF OUR QUARTER-TO-QUARTER RESULTS MAY HARM THE TRADING PRICE OF OUR COMMON STOCK


         Because the Company has a limited operating history, it lacks sufficient historical operating data on which to base its future operating results and financial performance. General economic conditions, as well as competition from other competing businesses, may adversely affect the Company's performance. Because of these and other factors, the Company's financial performance may fluctuate from period to period, which could result in a material fluctuation in the trading price of the Company's common stock.


ONE INDIVIDUAL HAS SUBSTANTIAL CONTROL OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF OTHER STOCKHOLDERS



         L. Scott Demerau, individually, through his wife and in his capacity as a controlling owner of Eutopean Enterprises, LLC, acquired up to approximately a 38.8% interest in the outstanding Common Stock of the Company prior to the conversion of the Note and the Second Note, and the exercise of the GCA Warrant and the Second GCA Warrant. When Demerau's stock is combined with that held by Accent Associates, LLC and Kingdom Generals, LLC, entities controlled by relatives of Demerau, Demerau will control approximately 53% of the outstanding Common Stock of the Company. Demerau is also the Chief Executive Officer and President of the Company. Therefore, the control of the Company is highly centralized and many significant decisions, including the election of members of the Board of Directors and the outcome of corporate actions requiring shareholder approval, such as mergers and other changes of corporate control, going private transactions and other extraordinary transactions and the terms thereof, will be subject to the approval of Demerau. This centralized control could have an adverse effect on the market price of the Company's Common Stock.

WE ARE DEPENDENT ON A LIMITED NUMBER OF KEY PERSONNEL, AND THE LOSS OF THESE INDIVIDUALS COULD HARM OUR BUSINESS



         The Company has new management. The corporate staff will initially consist of 25 people, including L. Scott Demerau, its Chief Executive Officer and President, William A. Thurber, its Executive Vice President-Finance and Treasurer, Betty Sullivan, its Executive Vice President-Administration and Secretary, Sherry Sagemiller, its Assistant Secretary, a support staff, accounting staff, marketing staff and real estate development staff. Richard P. Smyth, a former executive officer of the Company, as principal of Gator Glory, LLC, and Gerald F. Sullivan will act as consultants to the Company. Other staff will be added as qualified personnel are recruited, although it is anticipated that the staff will not increase in the near term.


         If Mr. Demerau should die or become incapacitated, the Company could face financial and operating difficulties pending the hiring of a new Chief Executive Officer and President.


WE MAY MAKE ACQUISITIONS, WHICH ENTAILS RISKS THAT COULD HARM OUR BUSINESS

Inability of management to adequately manage the operations of the business may subject the business of the Company to certain risks, in addition to those commonly found in a growing company. These risks include:

     - obtaining additional financing;

     - providing adequate working capital to pay salaries for personnel hired to acquire and develop properties before revenue from the properties is sufficient to pay their salaries;

     - the inability of management to recognize potential problems before they become serious problems;

     - the lack of sufficient experience in the staff to solve problems once they are identified; and

     - the risk from competitors.






ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD PARTY ACQUISITION OF US DIFFICULT



         Certain provisions of the Company's Amended and Restated Articles of Incorporation and bylaws could make it difficult for a third party to acquire, and could discourage a third party from attempting to acquire control of the Company. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the shareholders and impose various procedural and other requirements which could make it more difficult for shareholders to effect certain corporate actions. These charter provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock or Preferred Stock and may have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock also could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock.



WE WILL NOT RECEIVE ANY FUNDS FROM THIS SALE, ACCORDINGLY WE WILL NEED TO RAISE MONEY, FAILURE TO DO SO COULD HARM OUR BUSINESS

         None of the money from the sale of the Common Stock will be paid to the Company. Accordingly, the Company will need to raise money from profits and other sources to fund operations and capital expenditures. See "Future
Funding Plans; Financial Constraints."

OUR BUSINESS OPERATIONS MAY BE INTERRUPTED IF WE EXPERIENCE UNEXPECTED YEAR 2000 PROBLEMS



     Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This Year 2000 problem could result in data corruption, system failures or disruptions of operations. We are subject to potential Year 2000 problems affecting our products and services, our internal systems, and the systems of third parties on whom we rely. We believe that the technology underlying our products and services is Year 2000 compliant. However, we may discover errors or defects in our internal systems that may be unresolvable or that may result in material costs to us. Internal Year 2000 problems could negatively affect our business, operating results and financial condition.


     We use third-party equipment, software and content that may not be Year 2000 compliant. Although we have received assurances from third parties that they are Year 2000 compliant, we do not independently verify their Year 2000 compliance. If third parties on whom we rely are not Year 2000 compliant, our business could be adversely affected later this year.

     We have not yet fully developed a comprehensive contingency plan to address situations that may result if we encounter Year 2000 problems. The cost of developing and implementing a contingency plan may itself by material, and we cannot assure you that our contingency plans will be adequate. For more information on how we are addressing the Year 2000 problem, see "Management's Discussion and Analysis--Year 2000 Readiness."






OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY COULD HARM OUR BUSINESS


         The Company's success and ability to compete is not dependent upon its proprietary systems and technology. However, the Company uses software and other intellectual property provided by third parties and could be brought into litigation involving the software or other intellectual property. The expense of such litigation and an adverse judgment could have a material adverse effect on the Company's business or financial condition.


THERE HAS BEEN NO SIGNIFICANT PUBLIC MARKET FOR OUR COMMON STOCK, AND THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE



         Prior to the Offering, there has been no significant public market for the Company's Common Stock although the Company's Common Stock is quoted on the OTC Bulletin Board on an occasional trade basis. There can be no assurance that an active trading market will develop or be sustained or that the market price of the Common Stock will not decline. Even if an active trading market does develop, the market price of the shares of Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in the Company's revenues, earnings and cash flow, changes in financial estimates by securities analysts, adoption of new accounting standards affecting the Company's business, general market conditions and other factors.


         Further, the stock markets, and in particular the Nasdaq National Market, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of such companies. These broad market factors and market fluctuations, as well as general economic, political and market conditions such as recessions and interest rate or international currency fluctuations, may adversely affect the market price of the Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, results of operations and financial condition.


THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK INTO THE PUBLIC MARKET MAY HARM THE MARKET PRICE OF OUR COMMON STOCK


         Sale of substantial numbers of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and make it more difficult for the Company to raise funds through equity offerings in the future. The 2,100,000 shares offered hereby will be eligible for immediate sale in the public market without restriction.


         In addition, the Company may need to register shares of Common Stock when required as a condition to future financings.

THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE MAY HARM THE BOOK VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK



         To the extent the future funding requirements of the Company require the issuance of convertible securities or securities or debt having a priority to the shares of Common Stock, the shares of Common Stock may suffer a decline in book value. See "Dilution."



WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE


         The Company intends to retain all future earnings for use in the development of its business. The Company has never paid and does not currently anticipate paying any cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS


         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The Company received $775,000 upon the sale of the Note and $500,000 upon sale of the Second Note. See "Business -- Overview." The Company will require additional financing in the future to finance continuing growth. No assurance can be given that such financing will be available on favorable terms or at all. See "Management's Discussion" and "Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



                                 DIVIDEND POLICY

         The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain all of its future earnings, if any, for use in its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.


                                 CAPITALIZATION


         The following table sets forth the debt and the capitalization of the Company at June 30, 1999: (i) on a pro forma basis to give effect to the Merger; and (ii) as further adjusted to reflect the conversion of the Note and the Second Note and exercise of the GCA Warrant and the Second GCA Warrant into an assumed maximum of 1,850,157 shares of Common Stock. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the notes thereto included elsewhere in this document.



                                                                         Pro Forma Combined
                                                                            June 30, 1999
                                                                     -----------------------------
                                                                                           As
                                                                                        Adjusted
                                                                      Prior to            for
                                                                     Conversion/       Conversion/
                                                                      Exercise          Exercise
                                                                     -----------       -----------
Notes payable and other debt                                         $ 6,451,233       $ 6,451,233
                                                                     ===========       ===========

Convertible note                                                     $   775,000       $         -
                                                                     ===========       ===========

Redeemable common stock, no par value, 3,250,000
 shares issued and outstanding                                      $    70,577       $    70,577
                                                                     ===========       ===========
Stockholders' equity (deficit)
   Preferred Series A Convertible Stock, no par value,
   10,000,000 shares authorized, none issued or
   outstanding                                                       $         -       $         -

   Common Stock, no par value, 800,000,000 shares
    authorized, 16,217,343 shares issued and
    outstanding, pro forma; and 18,067,500 issued                              -                 -
    and outstanding, as adjusted
   Additional paid-in capital                                           (563,283)          381,704
   Retained deficit                                                     (121,000)         (121,000)
                                                                     -----------       -----------

      Total stockholder's equity (deficit)                              (684,283)          260,704
                                                                     -----------       -----------
         Total capitalization                                        $ 6,612,527       $ 6,782,514
                                                                     ===========       ===========

                                    DILUTION


         The deficit in pro forma tangible net book value of the Company as of June 30, 1999 was approximately $2.1 million, or $0.13 per share after giving effect to the Merger. The deficit in pro forma tangible book value per share represents the Company's pro forma net tangible assets less its total liabilities, divided by the number of shares of Common Stock to be outstanding after giving effect to the Merger. After giving effect to the conversion of the Note, the Second Note and applicable warrants into an assumed 1,850,157 shares, the Company's deficit in pro forma net tangible book value as of June 30, 1999 would have been approximately $1.1 million or $0.06 per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.07 per share to existing stockholders and an immediate dilution of approximately $0.75 per share to the selling shareholders. The following table illustrates this pro forma dilution per share:



Assumed selling shareholders price per share(1)                                                     $     0.69
  Pro forma deficit in net tangible book value as of June 30, 1999           $      (0.13)
  Increase in pro forma net tangible book value attributable
   to selling shareholders                                                           0.07
                                                                              ------------

  Pro forma deficit in net tangible book value after the Offering                                        (0.06)
                                                                                                    ----------
Dilution to selling shareholders                                                                    $     0.75
                                                                                                    ==========



(1) Price computed as the face amount of the Note ($775,000) and the face amount of the Second Note ($500,000) divided by the number of shares issued in conjunction with the conversion of such notes (1,185,714), the exercise of the related warrants (250,000 shares) and the 414,443 contingency shares.



The following table summarizes, on a pro forma basis as of June 30, 1999, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company, and the average price per share paid by existing shareholders and to be paid by the new investors (using the average assumed selling shareholder price per share).



                                                                                   TOTAL
                                                                               CONSIDERATION                AVERAGE
                                         SHARES PURCHASED                           PAID                PRICE PER SHARE
                                     NUMBER              PERCENT             AMOUNT        PERCENT           SHARE
Existing shareholders(1)           16,217,343            89.8%         $  (1,014,296)        N/A             $(0.06)
Selling shareholders                1,850,157            10.2%             1,275,000       100.00%           $ 0.69
                               ---------------------------------------------------------------------
        Total                      18,067,500           100.00%          $   260,704       100.00%           $ 0.01
                               =====================================================================


(1) Total consideration for the existing shareholders represents the combined stockholders' equity before the conversion of the Note and the Second Note and the exercise of the related warrants.

                     TERMS OF CONVERSION; TERMS OF EXERCISE

Note

         GCA, as the sole holder of the Note for $775,000, may convert up to 50% of the outstanding principal amount of the Note at a price per share of Common Stock equal to the lesser of (i) $0.875 (the average bid of the Common Stock for the 20 days prior to December 7, 1998) or (ii) an amount determined based on a formula ("Formula Price") F/P, where F = the principal amount of the Note being converted plus accrued and unpaid interest thereon through the date of conversion plus default interest, if any, on such interest, and P = the product of 85% multiplied by the average of the five consecutive DWASP for the Common Stock for the five trading days ending on the day prior to the date of conversion (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The term "DWASP" means, as of any date, the daily-weighted average sales price on the NASDAQ Market as reported by Bloomberg or, if the NASDAQ Market is not the principal trading market for such security, the daily-weighted average sales price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the daily-weighted average sales price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no daily-weighted average sales price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the DWASP cannot be calculated for such security on such date on any of the foregoing bases, the DWASP of such security on such date shall be the fair market value as mutually determined by the Company and the holder of the Note being converted for which the calculation of the closing bid price is required in order to determine the Conversion Price of such Note. The balance of the outstanding principal amount of the Note is convertible into Common Stock at a price per share of $0.875. For purposes of this prospectus, the Company has assumed that the entire Note will be converted to Common Stock pursuant to these provisions.



Management believes that the conversion price of the note was at or above market value at the date of issuance.


The First LKB Warrant


         The First LKB Warrant to purchase 60,000 shares of Common Stock was exercised by the holder on August 11, 1999 in a cashless exercise for 48,990 shares of Common Stock. The exercise price was $0.91875 per share.



Management believes that the exercise price of the warrant was at or above market value at the date of issuance.


The Second LKB Warrant


         The Second LKB Warrant to purchase 15,000 shares of Common Stock was exercised by the holder on August 11, 1999 in a cashless exercise for 8,520 shares of Common Stock. The exercise price was $2.88 per share.

Management believes that the exercise price of the warrant was at or above market value at the date of issuance.

The GCA Warrant

         The GCA Warrant may be exercised for 100,000 shares of Common Stock for a price of $2.60 per share and for 100,000 shares of Common Stock for a price of $2.19 per share. The GCA Warrant has a term of five years beginning January 19, 1999.

Management believes that the exercise price of the warrant was at or above market value at the date of issuance.

The GCA Right

         The GCA Right was exercised for 25,000 shares on May 11, 1999. The GCA Right was issued to GCA by the Company in connection with a convertible note in the aggregate principal amount of $25,000 dated as of November 4, 1998 which was subsequently amended to become a part of the Note.

Management believes that the exercise price of the right was at or above market value at the date of issuance.

The Second Note

     GCA, as the holder of the Second Note, may convert at any time from and after August 19, 1999, the principal amount of the Second Note or any portion of such principal amount, into that number of shares of Common Stock equal to the sum of (1) the principal amount of the Second Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the Second Note to the Conversion Date (as defined in the Second Note) plus (3) Default Interest, if any (as defined in the Second Note), on the interest referred to in the immediately preceding clause (2) plus (4) at GCA's option, any amounts owed to it pursuant to the Second Note, or the Securities Purchase Agreement dated as of August 19, 1999 (the "Securities Purchase Agreement") by and between the Company and GCA, divided by $3.50.

Management believes that the conversion price of the note was at or above market value at the date of issuance.

The Second GCA Warrant

     The Second GCA Warrant may be exercised for 50,000 shares of Common Stock for a purchase price per share of Common Stock initially equal to 102% of the simple average of the weighted average sales price as published by Bloomberg of the Common Stock on the NASDAQ Stock Market or, if the NASDAQ Market is not the principal trading market for such security, the simple average sales price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the simple average sales price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, for the ten completed trading days immediately preceding August 19, 1999 (the "Purchase Price"); provided however that the Purchase Price shall be adjusted pursuant to Article XI of the Securities Purchase Agreement, attached as an exhibit hereto.



Management believes that the exercise price of the warrant was at or above market value at the date of issuance.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

On August 23, 1999, Lahaina merged with Accent in a merger accounted for as a reverse acquisition. For financial statement presentation purposes, Accent has been identified as the accounting acquiror. The following unaudited selected pro forma combined financial data present certain data for the Company, as adjusted for: (i) the acquisition of Accent by Lahaina, (ii) consummation of Accent's acquisition of the outstanding capital stock of AMSI, (iii) the contribution of certain real estate and options to acquire real estate to Accent by the majority stockholder, (iv) other Accent acquisitions, and (v) the conversion of the remaining warrants and convertible notes into 1,850,157 shares of the Company's Common Stock. The Selected Pro Forma Combined Statement of Operations Data and Selected Pro Forma Combined Balance Sheet Data were derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and notes thereto and the historical financial statements of the predecessor companies and notes thereto included elsewhere in this Prospectus.




                                                                  Pro Forma Combined
                                                            --------------------------------
                                                             Year Ended       Nine Months
                                                            September 30,     Ended June 30,
                                                                1998             1999
                                                            -------------     --------------
Statement of Operations Data:
  Revenues(1)...........................................    $   1,211,246     $   1,245,161
  Selling, general and administrative expenses..........        2,685,496         2,314,210
  Amortization of goodwill..............................           92,155            69,116
                                                            -------------     -------------
    Loss from operations................................       (1,566,405)       (1,138,165)
  Other expense, net....................................          372,675           436,190
                                                             -------------     -------------
  Net loss..............................................    $  (1,939,080)    $  (1,574,355)
                                                            =============     =============
  Net loss per share, basic and diluted.................    $       (0.11)    $       (0.09)
                                                            =============     =============
  Shares used in computing pro forma
    basic and diluted net loss per share................       18,067,500        18,067,500
                                                            =============     =============

                                                              Pro Forma
                                                              Combined
                                                            June 30, 1999
                                                            -------------
Balance Sheet Data:
    Total assets...................................         $  8,360,902
    Total debt.....................................         $  6,451,233
    Total liabilities..............................         $  8,029,621
    Stockholders' equity...........................         $    260,704
    Total liabilities and stockholders' equity.....         $  8,360,902

--------------------

(1)Amounts are net of brokerage services expense.




                      SELECTED PREDECESSOR OPERATING DATA



The following table presents selected predecessor financial data for Lahaina and AMSI on a historical basis for the periods indicated. The financial information for Lahaina for the period from inception to December 7, 1999 and for the nine months ended June 30, 1999 is derived from the financial statements of Lahaina (formerly known as Beachside Commons I, Inc.) included elsewhere in this prospectus. The financial information for AMSI for the years ended December 31, 1998 and 1997 and the six month periods ended June 30, 1999 and 1998 are derived from the financial statements of AMSI included elsewhere in this prospectus. The results for the interim periods are not necessarily indicative of the results for the full fiscal year or any future period. Interim results reflect all adjustments, which are in the opinion of management, necessary to a fair statement of these results.
























                                                                               Period from                          Nine Month
                                                                           September 25, 1999                         Interim
                                                                           (date of inception)                     Period Ended
                                                                           to December 7, 1998                     June 30, 1999
                                                                           -------------------                  -------------------
Lahaina Acquisitions, Inc.:
(formerly known as Beachside Commons I, Inc.)

  Revenues                                                                      $   --                                    $ 143,713

  Selling, general and administrative expenses                                     5,278                                    702,221
                                                                                --------                                  ---------
  Loss from operations                                                            (5,278)                                  (558,508)
  Other expense, net                                                              15,288                                    204,646
                                                                                --------                                  ---------
  Net loss before income taxes                                                  $(20,566)                                 $(763,154)
                                                                                ========                                  =========


                                                                                                                  Six Month
                                                                                                                   Interim
                                                                                                                Periods Ended
                                                            Fiscal Years Ended December 31,                        June 30,
                                              -----------------------------------------------------------    ----------------------
                                              1994        1995        1996         1997           1998          1998         1999
                                              ----        ----        ----         ----           ----          ----        -----
Accent Mortgage Services, Inc.:
  Revenues(1)                                 $ 265,996   $ 629,854  $ 1,039,172  $ 1,082,090  $ 1,211,246   $ 631,518   $  236,875
  Selling, general and administrative
    expenses                                    225,870     541,857      911,947    1,231,261    2,373,856     723,183      436,878
                                              ---------    --------   ----------  -----------  -----------   ---------   ----------
    Loss from operations                         40,126      87,997      127,225     (149,171)  (1,162,610)    (91,665)    (200,003)
  Other (income) expense, net                    (1,770)      5,290       11,143       19,236      169,420      65,133      189,443
                                              ---------   ---------  -----------  -----------  -----------   ---------   ----------
  Net income (loss) before income taxes       $  41,896   $  82,707  $   116,082  $  (168,407) $(1,332,030)  $(156,798)  $ (389,446)
                                              =========   =========  ===========  ===========  ===========   =========   ==========

--------------------

(1) Amounts are net of brokerage services expense.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion of the results of operations and financial condition of Lahaina and certain predecessor companies should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the section entitled "RISK FACTORS" and elsewhere in this prospectus.

OVERVIEW

     The Company was formed with the intent to actively seek, locate, evaluate, structure and complete mergers with or acquisitions of private companies, partnerships or sole proprietorships. Through a series of transactions described further below, the Company has acquired additional assets, primarily in the form of real estate and a mortgage financing entity, and is now operational. The Company's operations now consist of a mortgage financing division ("AMSI") and a real estate development division ("ARG").

THE TRANSACTIONS

     On December 14, 1998, the Company purchased all of the outstanding stock of Beachside from Mongoose. The purchase was deemed effective as of December 7, 1998. Beachside is the owner of a commercial real estate development located in Fernandina Beach, FL on Amelia Island. At the time of purchase, Beachside's assets consisted of two buildings and unimproved real estate, tenant leases and minimal operating capital.

     The purchase was accounted for as a reverse acquisition with Beachside being identified as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 (SAB 97). The acquisition was accounted for using the historical cost basis of the acquired company, Lahaina, as it was a shell company at December 7, 1998.

     On August 23, 1999, LAHA NO. 1, a wholly owned subsidiary of the Company, merged with and into Accent, an Atlanta, GA based real estate development and mortgage financing entity. Accent was formed through a series of transactions on July 9, 1999. These transactions included contributions of land and options to acquire land to Accent by Accent's majority shareholder, as well as the acquisition of Accent Mortgage Services, Inc. ("AMSI"), a mortgage brokerage operation. The Merger has been accounted for as a reverse acquisition, as Accent's shareholders obtained a majority interest in the Company and Accent's management team replaced Lahaina's management team.

RESULTS OF OPERATIONS -- LAHAINA HISTORICAL


         The following table sets forth the operating results for Lahaina (formerly known as Beachside Commons I, Inc.) for the period from September 24, 1998 (date of inception) to December 7, 1998 and for the nine months ended June 30, 1999.




                                                For the period
                                           from September 25, 1998
                                             (date of inception)      Nine Months Ended
                                             to December 7, 1998       June 30, 1999
                                           -----------------------   -------------------
Revenues                                        $     --                    $  143,713
Selling, General & Administrative Expenses         5,278                       702,221
Interest Expense and Other - Net                  15,288                       204,646
                                                --------                     ---------
Operating Loss                                  $(20,566)                    $(763,154)
                                                ========                     =========



FOR THE NINE MONTHS ENDED JUNE 30, 1999


Revenues


         Revenues for the nine months ended June 30, 1999 totaled $143,713, compared with $0 for the comparable period in 1998. The principal source of Lahaina's revenues during the period was lease rental revenue relating to its retail property, Beachside. Prior to December 7, 1998, Lahaina did not conduct an active business, and therefore did not generate revenue from any business operations until December 7, 1998.


Expenses


         Expenses for the nine months ended June 30, 1999 totaled $906,867, of which $702,221 represents operating and administrative expenses and $204,646 represents net interest expense. Operating and administrative expenses principally represent expenses associated with operating the Beachside property and certain merger expenses. Interest expense principally relates to mortgage loans relating to Beachside, as well as interest on loans provided for working capital.



Operating Loss

         Lahaina reported an operating loss of $(763,154) for the nine month period ended June 30, 1999.

RESULTS OF OPERATIONS - ACCENT MORTGAGE SERVICES HISTORICAL

     The following table sets forth the operating results for AMSI for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended June 30, 1998 and 1999.



                                        Year Ended December 31,             Six Months Ended June 30,
                               ----------------------------------------     -------------------------
                                  1996           1997          1998            1998           1999
                               ----------------------------------------     -------------------------
Revenue(1)                     $1,039,172     $1,082,090    $ 1,211,246     $ 631,518       $ 236,875
Selling, General &
  Administrative Expenses         911,947      1,231,261      2,373,856       723,183         436,878
Interest Expense and
  Other - Net                      11,143         19,236        169,420        65,133         189,443
                               ----------     ----------    -----------     ---------       ---------
Operating Income (Loss)        $  116,082     $ (168,407)   $(1,332,030)    $(156,798)      $(389,446)
                               ==========     ==========    ===========     =========       =========



(1) Revenues are net of brokerage services expense.



FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED WITH 1996

Revenues


     AMSI generated revenues of $1,082,090 for the year ended December 31, 1997 compared with $1,039,172 for the 1996 period, representing an increase of $42,918 (or 4.1%). The increase in revenues is primarily attributable to an increase in loan origination volume.


Expenses


     Selling, general and administrative expenses totaled $1,231,261 for the year ended December 31, 1997 compared with $911,947 for the 1996 period, representing an increase of $319,314 (or 35.0%). The increase in selling, general and administrative expenses is primarily attributable to expenses associated with efforts to grow the business. Interest expense and other - net totaled $19,236 for the year ended December 31, 1997 compared with $11,143 for the comparable 1996 period, representing an increase of $8,093 (or 72.6%). This increase is primarily attributable to higher borrowing levels in 1997 as compared with 1996.


Operating Income (Loss)


     AMSI recorded a net operating loss of $168,407 for the year ended
December 31, 1997 compared with operating income of $116,082 for the comparable 1996 period.


FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED WITH 1997

Revenues

     AMSI generated revenues of $1,211,246 for the year ended December 31, 1998 compared with $1,082,090 for the year ended December 31, 1997, representing an increase of $129,156 (or 11.9%). This increase in revenue is primarily attributable to an increase in the volume of mortgage loans originated through AMSI's branch operations.


Expenses


     Selling, general and administrative expenses totaled $2,373,856, as compared with $1,231,261 for the comparable period in 1997, representing an increase of $1,142,595 (or 92.8%). The principal components of selling, general and administrative expenses for the year ended December 31, 1998 were Provision for Losses ($853,056) and General and Administrative expenses ($1,520,800). The provision for loan losses is due to a large portfolio of loans that were purchased during 1998. After the loans were purchased, it was determined that the loans had also been sold to others by the seller. For comparable 1997 period, the principal component of operating expenses was General and Administrative expense. Interest expense and Other - Net totaled $19,236 for the year ended December 31, 1998, versus $169,420 for the comparable period in 1997. The increase in interest expense is due to increased borrowings under the warehouse lines of credit during 1998.



Operating Loss

     AMSI recorded a net operating loss of $1,332,030 for the year ended December 31, 1998, compared with a net operating loss of $168,407 for the comparable period in 1997.





FOR THE SIX MONTHS ENDED JUNE 30, 1999 COMPARED WITH 1998

Revenues

     For the six month period ended June 30, 1999, AMSI generated total revenues of $236,875, principally related to brokerage service operations. For the six month period ended June 30, 1998, AMSI generated total revenues of $631,518. Total revenues decreased by $394,643, principally the result of a lower volume of mortgage loan originations.

Expenses


     Selling, general and administrative expenses totaled $436,878, compared with $723,183 in the comparable period in 1998, representing a decrease of $286,305. The principal components of operating expenses for the six month period ended June 30, 1999 were Provision for Losses ($50,000), and General and Administrative expenses ($386,878). The principal component of operating expenses for the comparable period in 1998 was General and Administrative expense. A decrease of $286,305 in General and Administrative expense represented the most significant change during the period. The decrease is primarily due to consulting fees of approximately $240,000 which were paid during the first six months of 1998 but not in 1999. Interest expense and other
- net totaled $65,133 for the six months ended June 30, 1998, versus $189,443 for the comparable period in 1999. The increase is primarily due to the loss on disposal of property and equipment ($167,645) that occurred during 1999.



Operating Loss

     AMSI recorded a net operating loss of $389,446 for the six month period ended June 30, 1999 as compared with a net operating loss of $156,798 for the comparable period in 1998.



LIQUIDITY AND CAPITAL RESOURCES -- PROFORMA

     Historically, the Company and its subsidiaries have not generated positive cash flow. The Company expects to generate positive cash flow to fund short-term operations through sales of real estate inventory as well as through refinancing existing real estate.

     The Company intends to generate long-term cash flow by growing its Net Branch operations and through the development and sale of real estate inventory.

     The Company believes that net cash flow from operations, sales of real estate, and refinancing existing debt will be sufficient to fund the Company's expected working capital needs, debt service requirements and planned capital expenditures for at least the next 12 months.

     The Company intends to pursue selected acquisition opportunities. The timing or success of any acquisition efforts is unpredictable. Accordingly, the Company is unable to accurately estimate its expected capital commitments. Funding for future acquisitions will likely come from a combination of additional borrowings and the issuance of additional equity.



LIQUIDITY AND CAPITAL RESOURCES -- LAHAINA HISTORICAL



         For the nine months ended June 30, 1999, Lahaina used $353,451 in net cash in operating activities, the most significant amount of which related to its operating loss. Lahaina's capital expenditures for the period totaled $33,955, principally related to improvements at Beachside. Funds were provided principally from borrowings as well as the issuance of common stock. At June 30, 1999, Lahaina had total indebtedness of $2,325,000, consisting of a mortgage loan on its Beachside property of $1,550,000 and a convertible note totaling $775,000, and its cash position at June 30, 1999 totaled $60,261.


LIQUIDITY AND CAPITAL RESOURCES -- ACCENT MORTGAGE SERVICES HISTORICAL


     AMSI used $62,597 of net cash in operating activities during the year ended December 31, 1998, the most significant portion of which resulted from its operating loss. Net cash used in investing activities totaled $2,952,084, the most significant portion of which resulted from the purchase of mortgage loans. Capital expenditures for the period totaled $125,066, and proceeds from the sale of investments totaled $185,175. Net cash provided from financing activities totaled $3,057,575, principally consisting of an increase in borrowings on lines of credit of $2,901,600. AMSI's cash position totaled $66,050 at December 31, 1998, and its total indebtedness was $4,909,212.



     For the six months ended June 30, 1999, AMSI used $158,474 in cash flow from its operating activities, the most significant amount of which related to its net operating loss. Net cash provided by investing activities totaled $2,020,742 for the six month period, the most significant portion of which relates to the sale of mortgages. Proceeds from the sale of the fixed assets for the period totaled $13,500. Net cash used in financing activities totaled $1,847,063 for the six month period, the most significant portion of which resulted from a decrease in AMSI's line of credit, offset by proceeds from notes payable of $528,891 and capital contributions of $500,000. At June 30, 1999, AMSI had total indebtedness of $2,562,149, and its cash position at June 30, 1999 totaled $81,255.

YEAR 2000 READINESS

         The "Year 2000" issue is a general term used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other machinery as the year 2000 is approached and reached. These problems arise from hardware and software unable to distinguish dates in the "2000's" from dates in the "1900's" and from other sources such as the use of special codes and conventions in software that make use of a date field. We recognize the need to ensure our operations will not be adversely affected by Year 2000 software failures.

         We have reviewed our internal management information and other critical business systems to identify any Year 2000 problems. All such systems were vendor supplied with no significant modifications. Consequently, we have communicated with the external vendors that supply us with material software and information systems and with significant suppliers to determine their Year 2000 readiness. Based on our vendors' representations, we believe that the third-party hardware and software we use is Year 2000 compliant although we have not performed any operational tests on these systems.

         To date, we have not incurred any material costs directly associated with Year 2000 compliance efforts. As discussed above, we do not expect the total cost of Year 2000 problems to be material to our business, financial condition and operating results. During the months prior to the century change, however we will continue to evaluate any new versions of software and information systems provided by third parties and any new infrastructure systems that we may acquire, to determine whether they are Year 2000 compliant. Despite our current assessment, we may not identify and correct all significant Year 2000 problems on a timely basis. If the representations made by our various vendors regarding Year 2000 compliance are inaccurate, additional Year 2000 compliance efforts may involve significant time and expense and unremediated problems could harm our business.


FORWARD LOOKING STATEMENTS


         Certain statements in this statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company's actual performance and results of operations include the following: general economic conditions and interest rates; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulation; changes in governmental and public policy; changes in economic conditions specific to one or more of the Company's markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. Other risks and uncertainties may also affect the outcome of the Company's actual performance and results of operations.



RECENT ACCOUNTING PRONOUNCEMENTS




COMPREHENSIVE INCOME

         On January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 established standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and net unrealized gains (losses) on securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. The Statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's consolidated balance sheets or statements of operations. The adoption of SFAS No. 130 has had no effect on the Company's consolidated financial statements.

SEGMENT REPORTING

         In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way that a public enterprise reports information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997, and requires restatement of earlier periods presented. The adoption of SFAS No. 131 has not had a significant impact on the Company's consolidated financial statements.

DERIVATIVES


         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not currently engage in derivative or hedging activities. If the Company engages in derivative or hedging activities in the future, it will apply SFAS No. 133. The FASB has issued SFAS No. 137 delaying the effective date of Statement No. 133 to fiscal years beginning after June 15, 2000. At this time, the Company does not anticipate any material impact from the adoption of this standard.


ACCOUNTING FOR MORTGAGE-BACKED SECURITIES

     In October 1998, the Financial Accounting Standards Board issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS No. 134 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Securities," to require that after an entity that is engaged in mortgage banking activities has securitized mortgage loans that are held for sale, it must classify the resulting retained mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. This statement is effective for the first fiscal quarter beginning after December 15, 1998, with earlier application encouraged. The adoption of this standard has not had a material impact on the Company's consolidated financial statements.

                              CHANGE IN ACCOUNTANTS


         In February, 1999, the Registrant reported that Millward and Co. ("Millward"), who had served as principal accountant to audit the financial statements of the Registrant, resigned from its engagement with the Registrant. The Registrant also reported that, following such resignation, the Board of Directors of the Registrant approved the engagement of Bearden & Smith ("Bearden") as the Registrant's principal accountant and replacement for Millward. Prior to such time, Bearden had provided accounting consulting services to the Registrant relating to the preparation of historical financials for a recently acquired subsidiary. Notwithstanding the approval by the Registrant's Board of Directors of the engagement of Bearden as principal accountant, Bearden continued to provide solely accounting consulting services to the Registrant. The role of principal accountant for the Registrant was ultimately filled by Kenneth R. Walters, P.A. ("Walters"), who was initially engaged with approval of the Board of Directors to provide auditing services with respect to fiscal 1998 financial statements of the Registrant in connection with the filing of a registration statement by the Registrant. During 1999, with the approval of the Board of Directors of the Registrant, Walters has continued to act as principal accountant and replacement for Millward. Walters did not prepare or review the financial statements of the Registrant for the quarter ended June 30, 1999.

         Millward's report on the Registrant's financial statements for each of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of Millward, there were no disagreements with Millward on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Millward, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

         Millward did not advise the Registrant during the Registrant's two most recent fiscal years or during the subsequent interim period preceding Millward's resignation:

         (a) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

         (b) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

         (c) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements; or

         (d) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

         Millward was authorized by the Registrant to respond fully to inquiries of Bearden.

         During the two most recent fiscal years and during the interim period prior to engaging Walters, neither the Registrant nor anyone on its behalf consulted Walters regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Walters concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.



         On September 17, 1999, Walters who had served as principal accountant to audit the financial statements of the Company, resigned from his engagement with the Company. Following such resignation, the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP ("Deloitte") as the Company's principal accountant and replacement for Walters. The Board approved the engagement of Deloitte because it had the resources needed to serve the Company as its business grows.

         Walters' report on the Company's financial statements for each of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Walters, there were no disagreements with Walters on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Walters, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

         Walters did not advise the Company during the Company's two most recent fiscal years or during the subsequent interim period preceding Walters' resignation:

               (a) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

               (b) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

               (c) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or
                   (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or

               (d) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

         Walters was authorized by the Company to respond fully to inquiries of Deloitte.

         Except such advice as has been provided by Deloitte in connection with auditing services related to the preparation of historical financials for the Company's recently acquired subsidiary, during the two most recent fiscal years and during the interim period prior to engaging Deloitte, neither the Company nor anyone on its behalf consulted Deloitte regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

                                   BUSINESS



GENERAL

         Lahaina is a multi-state provider of mortgage brokerage services to consumers and also operates a diversified multi-state real estate services organization. The Company's operations consists of a mortgage financing division, AMSI, and a real estate development division, ARG.



         AMSI is a HUD approved residential mortgage lender, providing mortgage brokerage services to consumers through several traditional branch officers located primarily in the Atlanta, Georgia metropolitan area. AMSI recently began recruiting activities aimed at adding additional mortgage brokerage operations to its branch operations, utilizing a concept called "Net Branch", and as of the date of this prospectus has recruited more than 160 of these net branches. ARG is a diversified multi-state real estate services organization engaged in the acquisition, development and sale of a wide variety of real estate projects.


BACKGROUND

         The Company was incorporated under Colorado law in April 1989 for the purpose of acquiring an interest in one or more business opportunities or ventures. Prior to December 14, 1998, the Company did not conduct an active business.

          On December 14, 1998, the Company purchased all of the outstanding stock of Beachside from Mongoose. The purchase was deemed effective as of December 7, 1998. Beachside is the owner of a commercial real estate development located in Fernandina Beach, Florida on Amelia Island. At the time of the purchase, Beachside's assets consisted of two buildings and unimproved real estate, tenant leases and minimal operating capital.


          The purchase was accounted for as a reverse acquisition with Beachside being identified as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 (SAB 97). The acquisition was accounted for using the historical cost basis of the acquired company, Lahaina, as it was a shell company at December 7, 1998.



          On August 23, 1999, LAHA 1, a wholly-owned subsidiary of the Company, merged with Accent, an Atlanta, Georgia based real estate development and mortgage financing entity. The merger was accounted for as a reverse acquisition with Accent being the accounting acquiror in accordance with SAB 97. Prior to the Merger, there were 1,321,500 shares of no par value per share Accent common stock issued and outstanding (the "Accent Common Stock"). The Accent Common Stock was issued in exchange for the contribution to Accent of (i) certain parcels of real property owned by the holder of such shares (ii) options to purchase certain parcels of real estate, (iii) 100% interest in AMSI and (iv) consulting fees incurred in connection with the Merger. Upon the closing of the Merger, each share of Accent Common Stock was surrendered to the Company and the Company issued a total of 13,251,000 shares of Common Stock to the prior holders of Accent Common Stock. Of the 13,251,000 shares of Common Stock issued, 4,301,000 were issued and released immediately to their holders. The remaining 8,950,000 shares of Common Stock were issued subject to the certain conditions of release as set forth in the Merger Agreement included as an exhibit in the registration statement of which this prospectus is a part, and are currently being held by the Company.



          The conditions of release were designed to ensure that no shareholder received shares of Common Stock until they had fully conveyed the consideration for the Accent Common Stock. To date, conditions of release of such shares have been satisfied or waived with respect to a total of 5,600,000 of the 8,950,000 shares of Common Stock. The conditions of release of the remaining 3,350,000 shares of Common Stock have not, as of the date of this prospectus, been satisfied. There is no guarantee that the remaining shares will ever be released.


          In transactions related to the Merger, the Company redeemed 1,910,000 shares of Preferred Stock held by the then-majority shareholder Richard P. Smyth for 415,000 shares of Common Stock, entered into consulting agreements with each of Gerald F. Sullivan and Gator Glory, LLC, a limited liability company managed by Smyth, and issued the Second Note. The proceeds of the Second Note were used to finance the payment of the Company's accounts payables incurred through the date of the Merger.


CHANGE IN CONTROL AND MANAGEMENT


          A change of control of the Company has occurred as a result of the Merger. L. Scott Demerau, directly, through his wife and through his ownership of Eutopean Enterprises, LLC, controls approximately 38.8% of the Company's issued and outstanding shares. When Demerau's shares are combined with those held by Accent Associates, LLC, and Kingdom Generals, LLC, entities controlled by relatives of Demerau, Demerau will control approximately 53% of the Company's issued and outstanding Common Stock. It is currently estimated that the conversion of the Note and the Second Note and the exercise of the GCA Warrant and the Second GCA Warrant will result in an additional 1,300,000 to 1,700,000 shares of Common Stock being issued. According to the current estimates, the
Note is convertible into 885,714 shares of Common Stock, the Second Note is convertible into 300,000 shares of Common Stock, the GCA Warrant is exerciseable for up to 200,000 shares of Common Stock and the Second GCA Warrant is exerciseable for up to 50,000 shares of Common Stock. See "Terms of Conversion; Terms of Exercise." On March 25, 1999, GCA exercised its right for 25,000 shares of Common Stock and was issued 20,666 shares of Common Stock in payment of fees related to delays in prior registrations. On June 30, 1999, the GCA Line of Credit was converted into 146,667 shares of Common Stock. On August 11, 1999, the First LKB Warrant was exercised for 48,990 shares of Common Stock and the Second LKB Warrant was exercised for 8,520 shares of Common Stock. Thus, after the conversion of all of the convertible securities, it is likely that Demerau will remain in control of the Company for the foreseeable future.



CHANGE IN BOARD OF DIRECTORS

         The board of directors of the Company, as well as the Company's management, has changed as a result of the merger with Accent. All previous directors of the Company have resigned as a result of the merger with Accent, but prior to their resignation they elected L. Scott Demerau, Sherry Sagemiller, Betty M. Sullivan and Bart Siegel as directors of the Company.

         Each of the directors above, with the exception of Bart Siegel are employees of the Company. Management of the Company's operations has been transferred to the Atlanta, GA based Accent management group.

STRATEGY

         The Company's management has significant experience in both mortgage brokerage operations as well as real estate development, and intends to capitalize on opportunities in these markets. According to the Mortgage Bankers Association of America (MBAA), the market for mortgage origination in the United States exceeded $1.5 trillion in 1998, and is expected to reach approximately $1.3 trillion in 1999. The Company is aggressively marketing its Net Branch concept in an effort increase its share of the domestic market for mortgage origination. The Company also intends to pursue a strategy of continued investment in selected real estate development projects. Further, the Company intends to continue evaluating potential acquisitions in order to increase its size of operation and value.

OPERATIONS

         As a result of the merger with Accent, the Company has acquired additional assets, primarily in the form of real estate and a mortgage financing entity, and is now operational. The Company's operations consist of a mortgage financing division and a real estate development division.

ACCENT MORTGAGE SERVICES (AMSI)

         AMSI is a HUD approved residential mortgage lender providing mortgage brokerage services to consumers through several traditional branch offices located primarily in the Atlanta, GA metropolitan area. As of June 30, 1999, AMSI was not in compliance with HUD net worth requirements. As of September 21, 1999, the Company took corrective action to resolve this matter. The Company believes that it is currently in material compliance with all applicable laws and regulations to which it is currently subject. AMSI recently began recruiting activities aimed at adding additional mortgage brokerage operations to its branch operations, utilizing a concept called "Net Branch". Under the Net Branch concept, AMSI recruits mortgage brokerage professionals to originate mortgage loans under AMSI's license in those states where AMSI is licensed to provide mortgage brokerage services. All fees associated with originating and closing mortgage loans are forwarded to AMSI, from which AMSI then distributes the appropriate commissions (net of AMSI's fees). AMSI provides training and substantial marketing and administrative support to its Net Branches. Net Branches utilize AMSI's senior level of licensing, along with AMSI's access to a broader range of funding sources, to originate larger numbers of loans than they might otherwise be capable of originating.


         AMSI Net Branches actively solicit the origination of a variety of types of residential mortgage loans, through personal contact as well as via the Internet. Interested consumers are encouraged to submit a pre-qualification application via a Net Branch website, after which a loan officer will establish personal contact. AMSI loan officers guide consumers through the entire process of obtaining a mortgage loan, from the initial application to the final closing of the mortgage loan. AMSI has established relationships with more than 200 potential funding sources, providing a wide variety of mortgage financing options for consumers.

         AMSI provides substantial marketing and administrative support to its Net Branches, including access to a proprietary Internet site for generating loan application information, communicating with the Company's corporate office, access to loan origination software, and receiving accounting information relating to loan origination activity. Additionally, AMSI provides a senior level of licensing under which its Net Branches may originate mortgage loans.




         As of this date AMSI has recruited more than 160 new Net Branches, and is presently licensed to originate mortgage loans in 21 states. AMSI intends to pursue licenses in additional states.

         The market for the origination of mortgage loans is rapidly evolving, and competition for borrowers is intense and is expected to increase significantly in the future. There can be no assurance that AMSI's competitors and potential competitors will not develop services and products that are equal or superior to those of AMSI or that achieve greater market acceptance than its products and services.


         AMSI also offers an interim financing product to the manufactured housing industry. The manufactured housing industry is experiencing significant growth due to certain affordability factors associated with this type of housing. AMSI's interim financing product is designed to bridge the period of time between the date that a housing unit is shipped to its permanent site and the date that permanent mortgage financing is closed and funded. Interim financing allows the manufactured housing dealer to receive a staged revenue stream during the process. AMSI also offers permanent mortgage financing services to this industry.


ACCENT REAL ESTATE GROUP (ARG)


         ARG is a diversified multi-state real estate services organization engaged in the acquisition, development and sale of a wide variety of real estate projects. As a result of the formation of Accent, and the Company's subsequent merger with Accent and exercise of options to acquire land, the Company now owns land or options to acquire land, and has assumed and/or issued associated indebtedness. The Company may assume additional indebtedness should it choose to exercise the remaining options. A number of the Company's development-ready projects are now in various stages of development, including:

         SWISS AIR ESTATES - a lakefront gated residential community located at Lake Sidney Lanier, just north of metropolitan Atlanta, Georgia. This property consists of 12 estate-sized lots priced from $500,000 to more than $900,000. The property is zoned and is under development.

         CASTLEBERRY RESIDENTIAL COMMUNITY - The Company holds an option to acquire a 33 acre parcel in Cumming, Georgia. The Company intends to develop a multi-family residential townhouse community. Plans call for the development and sale of approximately 197 mid-level townhomes in the $150,000 price range. The property is zoned, and the project is in the design phase.

         PEACHTREE INDUSTRIAL BOULEVARD - a commercial/industrial tract totaling approximately 50 acres located on Peachtree Industrial Boulevard in Fulton County, Georgia. This tract is in the design stages, and plans call for development of an industrial park.

         ATHENS, TENNESSEE - The Company holds an option to acquire land in Athens, Tennessee. Plans call for the development of an upscale residential modular home community totaling approximately 65 lots on a 40 acre tract.



         Beachside, an oceanfront mixed use commercial development located in Fernandina Beach, FL on Amelia Island is a part of the Company's consolidated holdings. Amelia Island is an international tourist destination, and is growing rapidly. The property consists of a retail building and an oceanfront building lot suitable for development. The Company has listed the retail building for sale, and is presently evaluating the feasibility for development of the tract of land.



        Effective September 21, 1999, the stock of Beachside was transferred from the Company to AMSI. Accordingly, it remains a part of the Company's consolidated holdings.



         In addition to the properties listed above, Demerau holds redeemable common stock relating to options to purchase three family entertainment centers located in Roswell, Georgia, Cocoa Beach, Florida and Pensacola, Florida. Such options are to be delivered to the Company by Demerau. Release of the redeemable Common Stock to Demerau is contingent upon delivery of the options on or before July 9, 2000. The entertainment centers consist of miniature golf and game facilities.

         ARG competes with commercial developers, real estate companies and other real estate owners for development and acquisition opportunities in all of its market areas. Certain of these competitors may have greater capital and other resources than those of the Company. ARG's management believes that ARG is able to compete effectively for development and acquisition opportunities in its selected markets.

FACILITIES

         The Company's operations are principally located in a multi-level office building in Alpharetta, Georgia, a suburb of Atlanta. The Company occupies approximately 9,000 square feet of office space under a lease that expires in August 2004. Annual rent associated with this office space is approximately $158,000 including utilities.


GOVERNMENT REGULATION


     The Company's mortgage brokerage services division and its real estate development division are subject to various laws and regulations. AMSI is subject to federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling mortgage loans. These rules and regulations, among other things impose licensing obligations on AMSI, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. ARG is required to comply with various federal, state and local environmental, zoning, land use, licensing and other laws and regulations which govern its operations. Existing regulations may have a material adverse impact on the Company's operations by, among other things, imposing additional compliance costs and delaying the period in which mortgages may be processed or real estate projects may be brought to market.


         To date, the Company has not expended significant resources on lobbying or related government affairs issues but may be required to do so in the future.

EMPLOYEES


         As of the date of this prospectus, the Company employees 25 people within its corporate division and has approximately 300 Net Branch employees.

LEGAL PROCEEDINGS

         The Company is party, from time to time, to various legal proceedings. On July 29, 1999 Company settled a claim arising out of the construction phase of the Beachside project in the total amount of $15,250.

                               MARKET INFORMATION

COMMON STOCK

         The Company's Common Stock has been traded over-the-counter on the bulletin board operated by the National Association of Securities Dealers, Inc. under the symbol "LAHA." The following table sets forth the high and low closing bid of the Company's Common Stock for each quarter during the past two fiscal years. The prices reflect inter-dealer quotations without retail mark-ups, mark downs and commissions, and do not necessarily represent actual transactions. The Company's securities began trading in August 1996. Since the foregoing date, the high bid has been $6.750 the low bid has been $0.031.

         Period                                                                 High              Low
         -------                                                                -----             -----
         Fiscal 1997
         First quarter.....................................................     0.875             0.875
         Second quarter....................................................     0.875             0.875
         Third quarter.....................................................     0.875             0.875
         Fourth quarter....................................................     0.875             0.875

         Fiscal 1998
         First quarter......................................................    3.250             0.875
         Second quarter.....................................................    3.250             0.875
         Third quarter......................................................    3.250             0.875
         Fourth quarter.....................................................    1.500             0.875

         Fiscal 1999
         First Quarter......................................................    4.000             0.031
         Second Quarter ....................................................    4.000             1.500
         Third Quarter .....................................................    4.625             0.500
         Fourth Quarter  ...................................................    6.750             3.125

         Fiscal 2000
         First Quarter (through October 20, 1999)...........................    5.00              3.625



         On December 14, 1998, the closing bid on the Common Stock was $0.50. On August 23, 1999 the closing bid on the stock was $5.00. On October 20, 1999, the closing bid on the Common Stock was $4.625.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


         The following table sets forth certain information with respect to the executive officers and Directors of the Company as of October 5, 1999.



OFFICERS AND DIRECTORS                   AGE  POSITION
L. Scott Demerau (2) ................    39   Chief Executive Officer,
                                              President and Director
William A. Thurber...................    45   Executive Vice President - Finance
                                              and Treasurer
Betty Sullivan (1),(2)...............    49   Executive Vice President - Administration,
                                              Secretary and Director
Bart Siegel (1),(2)..................    51   Director

Sherry Sagemiller (2)................    46   Assistant Secretary and Director

----------


(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.

         L. Scott Demerau was elected as a director, the Chief Executive Officer and President of the Company effective August 23, 1999. Mr. Demerau holds a B.A. from the University of Port Huron, Michigan. Mr. Demerau began his entrepreneurial career in 1986 by forming a family entertainment center company, Mountasia. Mountasia held an Initial Public Offering in 1993 and merged with Malibu Entertainment Worldwide in 1994 where he served as Chairman, President and CEO until 1997. From 1997 to 1999, Mr. Demerau served as a consultant to Malibu. Mr. Demerau has served as a director of Malibu since 1993.

         Betty M. Sullivan was elected as a director, the Executive Vice President - Administration and Secretary of the Company effective August 23, 1999. She is a graduate of the American Institute of Banking, Louisiana State University. Ms. Sullivan was Assistant Vice President with Sun Banks of Florida from 1968 to 1980. She was owner and operator of two Sonny's Real Pit BarBQ Restaurants, and four Athletic Attic Sporting Goods Stores from 1981 to 1986. She was employed with Malibu Entertainment Worldwide (formerly Mountasia) as Vice President of Operations, Vice President of Human Relations, Vice President of Investors Relations and Secretary from 1987 to 1999.

         William A. Thurber was elected Executive Vice President - Finance and Treasurer of the Company effective September 28, 1999. From 1997 until June 1999, Mr. Thurber served as Treasurer of Vanstar Corporation, a NYSE technology services company. From 1992 to 1997, Mr. Thurber served as Assistant Treasurer and Director of Finance for John H. Harland Company, a NYSE financial printing company. Mr. Thurber was also employed by Harland from January 1988 until November 1988. From 1989 to 1992, Mr. Thurber served as Vice President for a unit of NationsBank Corporation. From November 1988 until March 1989, Mr. Thurber served as Chief Financial Officer of StarTouch Communications, Inc., a telecommunications company. From 1981 to 1988, Mr. Thurber was employed by Contel Corporation, a NYSE telecommunications company. From 1977 to 1981, Mr. Thurber was employed by Grumman Corporation, a NYSE aerospace defense contractor. Mr. Thurber holds an MBA Degree in Corporate Finance from Hofstra University, as well as a BS Degree in Accounting from New York Institute of Technology.

         Bart Siegel was elected as a director of the Company effective August 23, 1999. Mr. Siegel holds a B.S. from the Virginia Commonwealth University.
Mr. Siegel is the owner and President of Allen Enterprises, a manufacturing, technology, product development and technical service industry. He has also served as Chief Operations Officer for Oak Brook Management, a management and operational reporting company for over twenty diverse companies from 1995 to the present. Mr. Siegel also serves as a strategic partner for the Institute of Financial Management.

         Sherry Sagemiller was elected as a director and the Assistant Secretary of the Company effective August 23, 1999. Ms. Sagemiller was employed as a legal assistant for real estate law firms from 1976 to 1982. She was the assistant to the President of Washington Mortgage & Development Co. from 1982 to 1988. Ms. Sagemiller was Director of Marketing for Sagemiller & Associates, Inc. from 1988 to January 1990. She was President/Owner of Accent Mortgage Services, Inc. from February 1990 to July 1996. She is currently the manager of an Accent Mortgage Services branch in Cumming, Ga.

         The Board of Directors is authorized to have five members; however, as of the date of this prospectus, there are only four directors. One director is to be appointed within 60 days of August 19, 1999 by mutual consent of L. Scott Demerau and Richard P. Smyth.


DIRECTOR COMPENSATION


         The Company's non-employee Directors currently receive $1,000 per meeting attended in person and $500 per attended telephonic meeting for service on the Company's Board of Directors or any committee thereof.


         Officers of the Company are appointed by the Board of Directors and serve at its discretion. The Company has amended its bylaws to provide for the indemnification of Directors and officers to the fullest extent authorized, permitted or allowed by law.

EXECUTIVE COMPENSATION

         None of the Company's executives have received any compensation in the last three fiscal years.

STOCK OPTIONS OR OTHER INCENTIVE COMPENSATION PLANS


         Accent, a wholly-owned subsidiary of the Company, has a stock option plan, the Accent 1999 Stock Option Plan, which was adopted prior to the Merger (the "Plan"). All directors, employees and key consultants of Accent and any subsidiary or affiliate of Accent are eligible to participate in the Plan. Under the terms of the Plan, not more than 200,000 shares of Accent Common Stock shall be issued, and not more than 20,000 shares of Accent Common Stock may be made subject to the options to any individual in the aggregate in any one fiscal year of Accent. The Plan is attached as an exhibit to the Registration Statement on Form S-1 of which this prospectus is a part.

         As of the date of this prospectus, Accent has granted a total of 40,000 options, with not more than 10,000 options granted to any one individual. The Company is currently evaluating whether to adopt the Plan, and, in the event such action is deemed to be in the best interest of the Company, how to convert the stock subject to the options from Accent Common Stock to Common Stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past. The Compensation Committee of the Board of Directors currently consists of Bart Siegel, Betty Sullivan and Sherry Sagemiller.



EMPLOYMENT AGREEMENTS


         The Company has no employment agreements at this time. The Company has consulting agreements with each of Gerald F. Sullivan and Gator Glory, LLC, a company that has employed Richard P. Smyth. Such consulting agreements are filed as Exhibits in the registration statement of which this prospectus is a part.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Amended and Restated Articles of Incorporation limits the liability of Directors to the maximum extent permitted by Colorado law. Colorado law provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as Directors, except for liability (i) for any breach of their duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 7-108-403 of the Colorado Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's Amended and Restated Articles of Incorporation provides that the Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, including reasonable expenses incurred by a director in connection with the enforcement of this indemnification provision if: (i) the director furnishes to the Company a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section 7-109-102 of the Colorado Business Corporation Act; (ii) the director furnishes to the Company a written undertaking, executed personally or on the director's behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Article 109 of the Colorado Business Corporation Act.

         The Company's Restated bylaws provide that the Company shall indemnify its Directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Restated bylaws covers at least negligence and gross negligence on the part of indemnified parties.





         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                              CERTAIN TRANSACTIONS


         On December 14, 1998, the Company purchased all of the outstanding stock of Beachside from Mongoose in exchange for 1,250,000 newly issued shares of Common Stock of the Company, 1,910,000 newly issued shares of Series A Preferred Stock of the Company and $667,500 in cash. The purchase was effective as of December 7, 1998. The purchase was accounted for as a reverse acquisition. Beachside was determined to be the accounting acquiror for financial statement purposes in accordance with Staff Accounting Bulletin No. 97. The assets and liabilities of Lahaina were recorded at its historical cost basis as it was a shell company at December 7, 1998. Beachside is the owner of a commercial real estate development located in Fernandina Beach, Florida on Amelia Island. As a result of this transaction, Mongoose became the Company's largest shareholder and Richard P. Smyth, the Managing Member of Mongoose, became the Chief Executive Officer, Treasurer and a Director of the Company and served in such capacity until the Merger.



         On February 2, 1999, 1st Southern, a mortgage brokerage operation owned by the son of a consultant and former Vice-Chairman, Secretary and director of the Company issued a promissory note for up to $75,000 to the Company. To date, 1st Southern has borrowed $62,000 of the promissory note. The Company has an option to acquire 1st Southern. Should the acquisition be completed, the total consideration given would be the outstanding amount of the loan.



         On June 30, 1999, the Company entered into a Purchase and Sale Agreement with Mongoose, the Company's then-majority shareholder, pursuant to which the Company sold and Mongoose purchased all of the assets and capital stock of JP Concepts, Inc. owned by the Company. The Company redeemed 60,000 shares of Common Stock held by Mongoose in connection with the transaction.

         On June 30, 1999 the Company borrowed $40,000 from Scott Demerau, interest free and the Company re-paid the debt in full on July 12, 1999. Also, on September 3, 1999 and September 15, 1999 the Company borrowed $20,000 and $45,000 respectively, interest free from Mr. Demerau. The Company repaid $50,000 to Mr. Demerau on September 17, 1999 and currently owes a balance of $15,000.

         On July 9, 1999, Accent Holdings, Inc. AMSI, Accent, Sherry Sagemiller and Jon Andersen entered into a Property Contribution Agreement pursuant to which Sherry Sagemiller and the other former AMSI shareholders jointly and severally indemnified Accent and AMSI against losses incurred by Accent or AMSI as a result of certain action or inaction by the indemnifying parties. At
July 9, 1999, the indemnifying parties owed Accent $257,423 under the indemnity. In addition, the indemnifying parties assumed from AMSI the obligation to repay certain notes payable to banks in the amount of $247,821. Such notes continue to be collateralized by $125,435 of certificates of deposit owned by AMSI. Sherry Sagemiller was elected a director of the Company in connection with the Merger.



         For purposes of this prospectus the Company has estimated the number of shares of Common Stock issuable upon conversion of the Note and the Second Note and the exercise of the GCA Warrant and the Second GCA Warrant. The actual number of shares of Common Stock issuable pursuant to the Note, the Second Note, the GCA Warrant and the Second GCA Warrant will be determined at the time of conversion or exercise. See "Terms of Conversion; Terms of Exercise."

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock and the Series A Preferred Stock as of October 5, 1999, as adjusted to reflect the conversion/exercise of the shares of Common Stock offered by the Selling Shareholders of (i) each person known by the Company to own beneficially 5% or more of the Company's Common Stock, (ii) each of the Company's directors and (iii) all of the Company's officers and directors as a group. The number of shares that may actually be sold by each of the selling shareholders will be determined by such shareholder and may depend upon a number of factors, including, among other things, the market price of the Common Stock.



-------------------------------------------------------------------------------------------------
                                        SHARES BENEFICIALLY OWNED*
                                           PRIOR TO CONVERSION
                           --------------------------------------------------           COMMON
                                     NUMBER                    PERCENT                  SHARES
                           -----------------------------   -------------------          OFFERED
                           COMMON             SERIES A     COMMON   SERIES A             FOR
      BENEFICIAL OWNER                        PREFERRED             PREFERRED            SALE
-------------------------------------------------------------------------------------------------
L. Scott Demerau            6,297,000(2)            --     38.8%       --                 --
8645 Swiss Air Road
Gainesville, GA 30506
-------------------------------------------------------------------------------------------------
Julia Demerau               6,297,000(2)            --     38.8%       --                 --
8645 Swiss Air Road
Gainesville, GA 30506
-------------------------------------------------------------------------------------------------
Accent Associates, LLC      1,400,000               --      8.6%       --                 --
7310 Pine Valley Road
Cumming, GA 30041
-------------------------------------------------------------------------------------------------
Eutopean Enterprises, LLC   1,200,000               --      7.4%       --                 --
8645 Swiss Air Road
Gainesville, GA 30506
-------------------------------------------------------------------------------------------------
Kingdom Generals, LLC         850,000               --      5.2%       --                 --
7310 Pine Valley Road
Cumming, GA 30041
-------------------------------------------------------------------------------------------------
Sherry Sagemiller             833,330(3)            --      5.1%       --                 --
1460 Squire Lane
Cumming, GA 30041
-------------------------------------------------------------------------------------------------
GCA Strategic Investment    1,628,047(4)            --      9.2%       --          1,628,047(4)
Fund Limited
Mechanics Building
12 Church Street
Hamilton HM 11 Bermuda
-------------------------------------------------------------------------------------------------
LKB Financial, LLC             57,510(5)(6)         --       .4%       --             57,510(5)(6)
106 Colony Park Drive
Suite 900
Cumming, GA 30040
-------------------------------------------------------------------------------------------------
L. Scott Demerau            6,297,000               --     38.8%       --                 --
Betty Sullivan                     --               --       --        --                 --
Sherry Sagemiller             833,330               --      5.1%       --                 --
Bart Siegel                        --               --       --        --                 --

All directors and officers  7,130,330               --     44.0%       --                 --
as a group (5 people)
-------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                             SHARES BENEFICIALLY OWNED*
                                                AFTER THE OFFERING(1)
                                     --------------------- --------------------
                                            NUMBER               PERCENT
                                     --------------------- --------------------
                                       COMMON    SERIES A    COMMON    SERIES A
      BENEFICIAL OWNER                           PREFERRED             PREFERRED
--------------------------------------------------------------------------------
L. Scott Demerau                      6,297,000(2)      --    38.8%          --
8645 Swiss Air Road
Gainesville, GA 30506
--------------------------------------------------------------------------------
Julia Demerau                         6,297,000(2)      --    38.8%          --
8645 Swiss Air Road
Gainesville, GA 30506
--------------------------------------------------------------------------------
Accent Associates, LLC                1,400,000         --     8.6%          --
7310 Pine Valley Road
Cumming, GA 30041
--------------------------------------------------------------------------------
Eutopean Enterprises, LLC             1,200,000         --     7.4%          --
8645 Swiss Air Road
Gainesville, GA 30506
--------------------------------------------------------------------------------
Kingdom Generals, LLC                   850,000         --     5.2%          --
7310 Pine Valley Road
Cumming, GA 30041
--------------------------------------------------------------------------------
Sherry Sagemiller                       833,330(3)      --     5.1%          --
1460 Squire Lane
Cumming, GA 30041
--------------------------------------------------------------------------------
GCA Strategic Investment           (4)       --         --      --           --
Fund Limited
Mechanics Building
12 Church Street
Hamilton HM 11 Bermuda
--------------------------------------------------------------------------------
LKB Financial, LLC                 (5)(6)    --         --      --           --
106 Colony Park Drive
Suite 900
Cumming, GA 30040
--------------------------------------------------------------------------------
L. Scott Demerau                      6,297,000         --    38.8%          --
Betty Sullivan                               --         --      --           --
Sherry Sagemiller                       833,330         --     5.1%          --
Bart Siegel                                  --         --      --           --

All directors and officers            7,130,330         --    44.0%          --
as a group (5 people)
--------------------------------------------------------------------------------





------------------------------------
* For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire beneficial ownership of the security within sixty days of October 21, 1999.


(1) The shares beneficially owned after the Offering are calculated assuming the sale of all shares offered by the Selling Shareholders pursuant to this Offering.


(2) Includes 1,200,000 shares of Common Stock which are held in escrow by the Company pursuant to the Merger Agreement. These shares will be released upon the satisfaction of certain conditions involving the full conveyance of the consideration for the Accent Common Stock. No assurance can be given that these shares will ever be released.

(3) Includes 766,666 shares of Common Stock which are held in escrow by the Company pursuant to the Merger Agreement. These shares will be released upon the satisfaction of certain conditions involving the full conveyance of the consideration for the Accent Common Stock. No assurance can be given that these shares will ever be released.

(4) Represents an estimate of the number of shares of Common Stock into which the Note and the Second Note will be converted, an estimate of the number of shares of Common Stock to be issued upon exercise of the GCA Warrant and the Second GCA Warrant. Represents shares of Common Stock issued as fees related to delays in filing the Registration Statement, upon the exercise of the GCA right and upon the conversion of the GCA Line of Credit. This does not include the 414,443 shares being registered to meet any additional share issuance requirement.

(5) Represents shares of Common Stock issued upon exercise of the First and Second LKB Warrants.

(6) The Company has engaged LKB to provide specific financial advisory services for one year beginning January 19, 1999.

                          DESCRIPTION OF CAPITAL STOCK


         As of October 5, 1999, there were 16,217,343 shares of Common Stock outstanding held of record by approximately 191 shareholders. Upon the closing of the Offering, the outstanding shares of Common Stock will consist of 18,067,500 shares assuming that the remaining notes and warrants convert to 1,850,157 shares.



          As of October 5, 1999, the Company has 3,350,000 shares held in escrow which are subject to the certain conditions of release as set forth in the Merger Agreement included as an exhibit included as an exhibit in the registration statement of which this prospectus is a part, and are currently being held by the Company.


COMMON STOCK

         The Company is authorized to issue a total of 800,000,000 shares of no par value per share Common Stock. Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to the preferences of the Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for payment. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of shares of Preferred Stock then outstanding, if any. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued in connection with the Offering will be fully paid and non-assessable.

PREFERRED STOCK


         Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors has the authority, without further action by the shareholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without shareholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock, and may adversely affect the voting and other rights of the holders of Common Stock. No shares of Series A Preferred Stock are currently outstanding. Although the Company has no current plans to issue any additional shares of the Preferred Stock, such shares may be issued in connection with subsequent acquisitions or financings.


TERMS OF SERIES A PREFERRED STOCK

         In connection with its acquisition of Beachside, the Company authorized and issued shares of Series A Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are set forth below.

         DIVIDEND PROVISIONS

         Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock are entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of this Corporation, at the rate of $0.095 per share, per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends will be cumulative. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive upon the affirmative vote or written consent of the holders of a majority of the Series A Preferred Stock.

         LIQUIDATION PREFERENCE

         In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the

Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $1.00 for each outstanding share of Series A Preferred Stock (the "Series A Liquidation Price"), plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). Upon completion of this distribution all of the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each holder (assuming full conversion of all shares of Series A Preferred Stock).

         Liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include (unless the holders of a majority of the Series A Preferred Stock then outstanding shall determine otherwise), (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent or more of the outstanding voting power of the Company; or (ii) a sale of all or substantially all of the assets of the Company; In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value determined as set forth in Amended and Restated Articles of Incorporation of the Company.

         REDEMPTION

           The Series A Preferred Stock is redeemable only at the election of the Board of Directors of the Company upon 20 days notice to the holders of Series A Preferred Stock at a price per share equal to the Series A Liquidation Price plus accrued (whether or not declared) but unpaid dividends on each such share.

         CONVERSION

         Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and until 5:00 p.m. Eastern Time of the day fixed for its redemption (the "Conversion Rights"), at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Liquidation Price by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $1.00, subject to adjustment as set forth in the Company's Amended and Restated Articles of Incorporation.

          AUTOMATIC CONVERSION

         Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (i) the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-l or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and $10,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

         VOTING RIGHTS

         The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, except as set forth in the following paragraph, such holder (i) shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, (ii) shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company, and (iii) shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number (with one-half being rounded upward).

         The holders of shares of Series A Preferred Stock shall be entitled to elect one director of the Company at each annual election of Directors. The holders of Series A Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining Directors of the Company.

         Subject to the rights of any series of Preferred Stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the Series A Preferred Stock then outstanding voting together as a single class:

         (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent of the voting power of the Company is disposed of;

         (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, Directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

         (iii) amend the Company's Articles of Incorporation or bylaws;

         (iv)  declare or pay any dividends on any shares of capital stock;

         (v) do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

         (vi) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation or voting.

REGISTRATION RIGHTS


         Pursuant to agreements between the Company and the holder (the "Holder") of the Note and the Second Note the shares of Common Stock into which the notes are convertible, (the "Registrable Securities"), can be registered for sale under the Act. If the Company proposes to register any of its securities under the Act, either for its own account or for the account of the Holder exercising registration rights, the Holder is entitled to notice of such registration and is entitled to include shares of Registrable Securities therein. Additionally, the Holder is also entitled to certain demand registration rights pursuant to which they may require the Company to file a registration statement under the Act at the Company's expense with respect to their shares of Registrable Securities, and the Company is required to use its commercially reasonable best efforts to effect such registration. All of these registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.



         The Holder claims $50,500 in fees related to delays in filing the Registration Statement through September 13, 1999 and claims it is entitled to additional fees under the terms of the Note and the Second Note for each additional day which the Registration Statement is not declared effective. Management believes it has a reasonable basis to dispute such fees and intends to enter into negotiations with the Holder to mitigate its damages.


LIMITATION OF DIRECTOR AND OFFICER LIABILITY

         The Company's Amended and Restated Articles of Incorporation and bylaws contain certain provisions relating to the limitation of liability and indemnification of Directors and officers. The Company's Amended and Restated Articles of Incorporation provide that Directors of the Company may not be held personally liable to the Company or its shareholders for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 7-108-403 of the Colorado Business Corporation Act, relating to prohibited dividends, distributions and repurchases or redemptions of stock,
(iv) for any transaction from which the director derives an improper benefit. In addition, the Company's Amended and Restated Articles of Incorporation and bylaws provide that the Company shall indemnify Directors and officers to the fullest extent authorized by Colorado law.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's Common Stock is Corporate Stock Transfer Corporation, Republic Plaza, 370 17th Street, Suite 2350, Denver, Colorado, 80202. Its telephone number for such purposes is (303) 595-3300.

                         SHARES ELIGIBLE FOR FUTURE SALE



         Prior to the Offering, the Company has an aggregate of 16,217,343 shares of Common Stock outstanding and an additional 1,850,157 shares of Common Stock reserved for issuance upon the conversion of the Note and the Second Note and the exercise of the GCA Warrant and the Second GCA Warrant. Upon completion of the Offering, the Company will have outstanding an aggregate of 18,067,500 shares of Common Stock, assuming the full conversion of the Note and the Second Note and exercise of the GCA Warrant and the Second GCA Warrant into 1,850,157 shares. Assuming the sale of all shares of Common Stock offered hereby, the 2,100,000 shares sold in the Offering will be freely tradeable without restriction or further registration under the Act, except that any shares held or purchased by "affiliates" of the Company, as that term is defined in Rule 144 of the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below. Scott Demerau constitutes an Affiliate of the Company, thus the 6,297,000 shares of Common Stock he currently owns, together with any shares he acquires in the future, will be subject to these limitations.



         In general, under Rule 144 as currently in effect, any holder of securities who is an Affiliate of the issuer is entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding (which will equal approximately 180,675 shares immediately after the Offering); or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. The above described provisions of Rule 144, together with an additional one year holding period requirement, also apply to "restricted securities" defined under Rule 144 as securities issued in a private offering by a publicly traded company. Any shares of Common Stock issued upon conversion of the Note or the Second Note or the exercise of the GCA Warrant or the Second GCA Warrant would constitute, and the other shares currently held by the Selling Shareholders constitute, restricted securities under Rule 144 and must be sold in compliance with the above described limitations unless and until sold pursuant to this prospectus in the Offering.


                              PLAN OF DISTRIBUTION


         Sales of the shares may be made from time to time by the selling shareholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the OTC Bulletin Board, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(l) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales.


         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and deliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Information as to whether underwriters who may be selected by the selling shareholders, or any other broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters who may be selected by the selling shareholders, or any broker-dealer, acting as principal or agent for the selling shareholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         The Company has advised the selling shareholders that during such time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock.

         It is anticipated that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's Common Stock.


                                  LEGAL MATTERS


         The validity of the shares of Common Stock offered hereby was passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, Atlanta, Georgia. Mongoose made a gift of 100,000 shares of the Company's Common Stock to a partner of Paul, Hastings, Janofsky & Walker, LLP, effective as of December 7, 1998.


                                     EXPERTS


         Beachside Commons I, Inc. (currently known as Lahaina Acquisitions, Inc.) financial statements as of and for the period from inception
(September 25, 1998) to December 7, 1998 appearing in this prospectus and Registration Statement have been audited by Kenneth R. Walters, PA, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report. AMSI's financial statements for the period ended June 30, 1999 and the years ended December 31, 1998 and 1997 appearing in this prospectus and Registration Statement have been audited by Holland Shipes Vann, P.C., independent public accountants, and are included herein upon the authority of said firm as experts in giving said report.




         The consolidated balance sheet of The Accent Group, Inc. and subsidiaries as of July 9, 1999 included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         A Registration Statement on Form S-1, including amendments thereto, relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission (the "Commission"), Washington, D.C. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, NY 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661, and copies of all or any part thereof, including any exhibit thereto, may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

         In addition, the Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents the Company files at the Commissions public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public from the Commission's website at http://www.sec.gov.

                           LAHAINA ACQUISITIONS, INC.

      INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


                                                                                     PAGE
                                                                                     ----
Basis of Presentation............................................................    F-2
Unaudited Pro Forma Condensed Combined Balance Sheet of
Lahaina Acquisitions, Inc, as of June 30, 1999...................................    F-3
Unaudited Pro Forma Condensed Combined Balance Sheet of
The Accent Group, Inc, as of June 30, 1999.......................................    F-3
Unaudited Pro Forma Condensed Combined Statement of Operations of
Lahaina Acquisitions,Inc, for the nine months ended June 30, 1999................    F-4
Unaudited Pro Forma Condensed Combined Statement of Operations of
The Accent Group, Inc, for the nine months ended June 30, 1999...................    F-4
Unaudited Pro Forma Condensed Combined Statement of Operations of
Lahaina Acquisitions, Inc., for the year ended September 30, 1998................    F-5
Unaudited Pro Forma Condensed Combined Statement of Operations of
The Accent Group, Inc., for the year ended September 30, 1998....................    F-5
Notes to Unaudited Pro Forma Combined Financial Statements.......................    F-6

                    INDEX TO PREDECESSOR FINANCIAL STATEMENTS

                          LAHAINA ACQUISITIONS, INC.
                 (formerly known as Beachside Commons I, Inc.)

                                                                                     PAGE
                                                                                     ----
Report of Independent Auditors...................................................    F-8
Consolidated Balance Sheets......................................................    F-9
Consolidated Statements of Operations............................................    F-10
Consolidated Statement of Changes in Shareholders' Equity........................    F-11
Consolidated Statements of Cash Flows............................................    F-12
Notes to Consolidated Financial Statements.......................................    F-13

                            THE ACCENT GROUP, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENT

                                                                                     PAGE
                                                                                     ----
Report of Independent Auditors...................................................    F-23
Consolidated Balance Sheet of The Accent Group, Inc..............................    F-24
Notes to Consolidated Balance Sheet of The Accent Group, Inc.....................    F-25

                         ACCENT MORTGAGE SERVICES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGE
                                                                                     ----
Report of Independent Auditors as of and for the six months ended June 30,1999...    F-34
Balance Sheets of Accent Mortgage Services, Inc..................................    F-35
Statements of Operations of Accent Mortgage Services, Inc........................    F-36
Statement of Changes in Shareholders' Equity (Deficit) of Accent Mortgage
Services, Inc....................................................................    F-37
Statements of Cash Flows of Accent Mortgage Services, Inc........................    F-38
Notes to Financial Statements of Accent Mortgage Services, Inc...................    F-39
Report of Independent Auditors as of and for the years ended
December 31, 1998 and 1997.......................................................    F-49
Balance Sheets of Accent Mortgage Services, Inc..................................    F-50
Statements of Operations of Accent Mortgage Services, Inc........................    F-51
Statement of Changes in Shareholders' Equity (Deficit) of Accent Mortgage
Services, Inc....................................................................    F-52
Statements of Cash Flows of Accent Mortgage Services, Inc........................    F-53
Notes to Financial Statements of Accent Mortgage Services, Inc...................    F-54

                           LAHAINA ACQUISITIONS, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION


The following unaudited pro forma condensed combined financial statements give effect to the following transactions: (i) the acquisition of The Accent Group, Inc. ("Accent") by Lahaina Acquisitions, Inc. ("Lahaina"), (ii) consummation of Accent's acquisition of the outstanding capital stock of Accent Mortgage Services, Inc. ("AMSI"), (iii) the contribution of certain real estate and options to acquire real estate to Accent by the majority stockholder, (iv) other Accent acquisitions, and (v) the conversion or exercise of the Note, the Second Note and related warrants into 1,850,157 shares of the Company's Common Stock. The acquisitions of AMSI and Lahaina will be accounted for using the purchase method of accounting and the contributions of real estate and options to acquire real estate from the majority shareholder will be accounted for at the majority shareholder's cost basis due to common ownership and control. In accordance with the provisions of Staff Accounting Bulletin No. 97, Accent is deemed to be the accounting acquiror of Lahaina as its stockholders will receive the largest portion of the voting rights in the combined corporation.



The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the acquisitions as if they had occurred on June 30, 1999. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended June 30, 1999 and the year ended September 30, 1998 gives effect to these transactions as if they had occurred on October 1, 1997.



The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma condensed combined financial data does not purport to represent what Lahaina's financial position or results of operations would actually have been if such transactions in fact had occurred on those assumed dates and are not necessarily representative of Lahaina's financial position or results of operations for any future period. Since Lahaina, Accent and AMSI were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma condensed combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in the prospectus.

                           LAHAINA ACQUISITIONS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 JUNE 30, 1999

                                                                        PRO FORMA                      PRO FORMA
                                                                         COMBINED       HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                          ACCENT         LAHAINA        (note 3)      COMBINED
                                                                     -----------    -----------    -----------    -----------
ASSETS
   Cash and cash equivalents                                            $   106,255    $    60,261    $   500,000    $   666,516
   Restricted cash                                                               --         31,000             --         31,000
   Restricted certificates of deposit                                       125,435             --             --        125,435
   Loans receivable                                                         531,692             --             --        531,692
   Mortgage loans held for sale, net                                        499,150             --             --        499,150
   Real estate held for sale                                                     --      2,901,799        748,201      3,650,000
   Land held for development                                                700,000             --             --        700,000
   Foreclosed real estate                                                   593,960             --             --        593,960
   Goodwill                                                               1,237,487             --        144,839      1,382,326
   Due from related parties and stockholders                                 40,000             --             --         40,000
   Other assets                                                             283,323        211,251       (353,751)       140,823
                                                                        -----------    -----------    -----------    -----------

                 Total assets                                           $ 4,117,302    $ 3,204,311    $ 1,039,289    $ 8,360,902
                                                                        ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   Notes payable                                                        $ 2,103,943    $ 1,550,000    $        --    $ 3,653,943
   Due to related parties and stockholders                                  636,057             --             --        636,057
   Notes payable-convertible debt                                                --        775,000       (775,000)            --
   Note payable-warehouse line                                            1,632,342             --             --      1,632,342
   Note payable-stage funding line                                          528,891             --             --        528,891
   Accrued interest payable                                                 208,080             --             --        208,080
   Accounts payable and accrued expenses                                    628,752        540,294        190,762      1,359,808
   Other liabilities                                                          1,500          9,000             --         10,500
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities                                        5,739,565      2,874,294       (584,238)     8,029,621
                                                                        -----------    -----------    -----------    -----------

Redeemable stock                                                             70,577             --             --         70,577

Stockholders' equity (deficit):
   Common stock                                                                  --             --             --             --
   Convertible preferred stock                                                   --             --             --             --
   Additional paid-in capital                                            (1,571,840)     1,093,171        860,373        381,704
   Retained earnings (deficit)                                             (121,000)      (763,154)       763,154       (121,000)
                                                                        -----------    -----------    -----------    -----------

                 Total stockholders' equity (deficit)                    (1,692,840)       330,017      1,623,527        260,704
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities and stockholders' equity (deficit)   $ 4,117,302    $ 3,204,311    $ 1,039,289    $ 8,360,902
                                                                        ===========    ===========    ===========    ===========



                             THE ACCENT GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1999


                                                                                                       PRO FORMA      PRO FORMA
                                                                                     ACCENT MORTGAGE  ADJUSTMENTS     COMBINED
                                                                          ACCENT      SERVICES, INC.    (note 3)       ACCENT
                                                                        -----------  ---------------  -----------    -----------
ASSETS
   Cash and cash equivalents                                            $    25,000    $    81,255    $        --    $   106,255
   Restricted certificates of deposit                                            --        125,435             --        125,435
   Loans receivable                                                              --        531,692             --        531,692
   Mortgage loans receivable, net                                                --        499,150             --        499,150
   Land held for development                                                     --             --        700,000        700,000
   Foreclosed real estate                                                        --        593,960             --        593,960
   Goodwill                                                                      --             --      1,237,487      1,237,487
   Due from related parties and stockholders                                 10,477         29,523             --         40,000
   Other assets                                                             329,523        206,300       (252,500)       283,323
                                                                        -----------    -----------    -----------    -----------

                 Total assets                                           $   365,000    $ 2,067,315    $ 1,684,987    $ 4,117,302
                                                                        ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
   Notes payable                                                        $        --    $   247,821    $ 1,856,122    $ 2,103,943
   Due to related parties and stockholders                                   40,000        153,094        442,963        636,057
   Note payable-warehouse line                                                   --      1,632,342             --      1,632,342
   Note payable-stage funding line                                               --        528,891             --        528,891
   Accrued interest payable                                                      --        208,080             --        208,080
   Accounts payable and accrued expenses                                    350,000        278,752             --        628,752
   Other liabilities                                                             --          1,500             --          1,500
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities                                          390,000      3,050,480      2,299,085      5,739,565
                                                                        -----------    -----------    -----------    -----------

Redeemable common stock                                                          --             --         70,577         70,577

Stockholders' deficit:
   Common stock                                                                  --         60,000        (60,000)            --
   Additional paid-in capital                                                    --        624,595     (2,196,435)    (1,571,840)
   Retained earnings (deficit)                                              (25,000)    (1,667,760)     1,571,760       (121,000)
                                                                        -----------    -----------    -----------    -----------

                 Total stockholders' deficit                                (25,000)      (983,165)      (684,675)    (1,692,840)
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities and stockholders' deficit            $   365,000    $ 2,067,315    $ 1,684,987    $ 4,117,302
                                                                        ===========    ===========    ===========    ===========

                           LAHAINA ACQUISITIONS, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the nine months ended June 30, 1999



                                         ACCENT                       PRO FORMA
                                        PRO FORMA      LAHAINA       ADJUSTMENTS          PRO FORMA
                                       COMBINED(A)    HISTORICAL      (NOTE 4)            COMBINED
                                      -------------   ----------     -----------         ----------
Revenues(1)                           $ 1,101,448     $  143,713     $        --        $ 1,245,161

Selling, general and
  administrative expenses               1,701,989        702,221        (150,000)(B)      2,314,210
                                                                          60,000 (C)

Amortization of goodwill                   61,874             --           7,242 (D)         69,116

Other (income) expense:
  Interest expense                        328,762        204,646         (40,688)(E)        492,720
  Interest income                         (56,530)            --              --            (56,530)
                                       ----------     ----------      ----------         ----------

Net loss                              $  (934,647)    $ (763,154)    $   123,446        $(1,574,355)
                                      ===========     ==========     ===========        ===========




                             THE ACCENT GROUP, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the nine months ended June 30, 1999




                                                                       PRO FORMA           ACCENT
                                                    ACCENT MORTGAGE   ADJUSTMENTS        PRO FORMA
                                         ACCENT     SERVICES, INC.     (NOTE 4)        COMBINED (A)
                                       ----------   ---------------   -----------      ------------
Revenues(1)                            $       --   $  1,101,448      $        --      $ 1,101,448

Selling, general and
  administrative expenses                  25,000      1,668,259            8,730 (F)    1,701,989


Amortization of goodwill                       --             --           61,874 (D)       61,874

Other (income) expense:
  Interest expense                             --        171,698          157,064 (G)      328,762
  Interest income                              --        (56,530)              --          (56,530)
                                       ----------     ----------      -----------        ---------


Net loss                               $  (25,000)  $   (681,979)     $  (227,668)     $  (934,647)
                                       ==========   ============      ===========      ===========



(1) Revenues are net of brokerage services expense.

                           LAHAINA ACQUISITIONS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998




                                           ACCENT                             PRO FORMA
                                         PRO FORMA           LAHAINA         ADJUSTMENTS             PRO FORMA
                                        COMBINED (A)       HISTORICAL          (NOTE 4)              COMBINED
                                       --------------      ----------        -----------            -----------
Revenues(1)                            $ 1,211,246         $      --         $       --             $ 1,211,246

Selling, general and
  administrative expenses                2,385,496                --            300,000(C)            2,685,496

Amortization of goodwill                    82,499                --              9,656(D)               92,155

Other (income) expense:
   Interest expense                        465,672                --                 --                 465,672
   Interest income                         (92,997)               --                 --                 (92,997)
   Other, net                                   --                --                 --                      --
                                       -----------         ---------         ----------             -----------

Net loss                               $(1,629,424)        $      --         $ (309,656)            $(1,939,080)
                                       ===========         =========         ==========             ===========



                             THE ACCENT GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998


                                                                           PRO FORMA            ACCENT
                                                      ACCENT MORTGAGE      ADJUSTMENTS         PRO FORMA
                                          ACCENT       SERVICES, INC.       (NOTE 4)          COMBINED (A)
                                         ---------    ---------------      -----------       -------------
Revenues(1)                              $      --     $ 1,211,246        $        --        $   1,211,246

Selling, general and
  administrative expenses                       --       2,373,856             11,640 (F)        2,385,496


Amortization of goodwill                        --              --             82,499 (D)           82,499

Other (income) expense:
  Interest expense                              --         262,417            203,255 (G)          465,672
  Interest income                               --         (92,997)                --              (92,997)
  Other, net                                    --              --                 --                   --
                                         ---------     -----------        -----------        -------------


Net loss                                 $      --     $(1,332,030)        $ (297,394)        $ (1,629,424)
                                         =========     ===========         ==========        =============



(1) Revenues are net of brokerage services expense.

                           LAHAINA ACQUISITIONS, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 1-GENERAL

Lahaina was founded in 1989 to seek, investigate and, if warranted, acquire an interest in one or more business opportunities or ventures.


The historical financial statements reflect the financial position and results of operations of Lahaina Acquisitions, Inc. (formerly known as Beachside Commons I, Inc.) ("Lahaina"), The Accent Group, Inc. ("Accent"), and Accent Mortgage Services, Inc. ("AMSI") and were derived from the respective historical financial statements where indicated. The periods included in these financial statements for Lahaina are as of June 30, 1999 and for the year ended September 30, 1998 and for the nine months ended June 30, 1999. The periods included in these financial statements for Accent are as of June 30, 1999 and for the period from May 5, 1999(date of inception) to June 30, 1999. The periods included in these financial statements for AMSI are as of June 30, 1999 and for the year ended December 31, 1998 and the nine months ended June 30, 1999. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission Regulation S-X Rule 3-05.


NOTE 2-ACQUISITIONS

The acquisitions of both Lahaina and AMSI will be accounted for using the purchase method of accounting with Accent being treated as the accounting acquirer of Lahaina in accordance with Staff Accounting Bulletin No. 97 and APB
16. The assignment of fair values to assets acquired and liabilities assumed for Lahaina and AMSI are preliminary and subject to revision based on final determination of the fair values of properties acquired.

The contributions by the majority shareholder of Accent which related to its formation were recorded at the majority shareholder's cost basis due to common ownership and control.


NOTE 3-UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS



The following table summarizes unaudited pro forma condensed combined balance sheet adjustments related to (i) the acquisition of Lahaina by Accent (Merger Adjustments) and (ii) the Conversion of the Note, the Second Note and the exercise of the related warrants into Common Stock of the Company (Conversion Adjustments):



                                                                                                          Total
                                                                 Merger             Conversion          Pro Forma
                                                             Adjustments(A)       Adjustments(B)       Adjustments
                                                             --------------       --------------       -----------
ASSETS
     Cash and cash equivalents                                 $      --            $ 500,000           $  500,000
     Restricted cash                                                  --                   --                   --
     Restricted certificates of deposit                               --                   --                   --
     Loans receivable                                                 --                   --                   --
     Mortgage loans held for sale, net                                --                   --                   --
     Land held for development                                   748,201                   --              748,201
     Foreclosed real estate                                           --                   --                   --
     Goodwill                                                    144,839                   --              144,839
     Due from related parties and stockholders                        --                   --                   --
     Other assets                                               (214,500)            (139,251)            (353,751)
                                                               ---------            ---------           ----------
          Total assets                                         $ 678,540            $ 360,749           $1,039,289
                                                               =========            =========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

     Notes payable                                             $      --            $      --           $       --
     Due to related parties and stockholders                          --                   --                   --
     Note payable-convertible debt                                    --             (775,000)            (775,000)
     Note payable-warehouse line                                      --                   --                   --
     Note payable-stage funding line                                  --                   --                   --
     Accrued interest payable                                         --                   --                   --
     Accounts payable and accrued expenses                            --              190,762              190,762
     Other liabilities                                                --                   --                   --
                                                               ---------            ---------           ----------
          Total liabilities                                           --             (584,238)            (584,238)
                                                               ---------            ---------           ----------

Redeemable stock                                                      --                   --                   --

Stockholders' equity:
     Common stock                                                     --                   --                   --
     Convertible preferred stock                                      --                   --                   --
     Additional paid-in capital                                  (84,614)             944,987              860,373
     Retained earnings                                           763,154                   --              763,154
                                                               ---------            ---------           ----------

          Total stockholders' equity                             678,540              944,987            1,623,527
                                                               ---------            ---------           ----------
          Total liabilities and stockholders' equity           $ 678,540            $ 360,749           $1,039,289
                                                               =========            =========           ==========



(A) Reflects the acquisition of Lahaina by Accent consisting of 2,966,343 shares of Common Stock valued at $0.34 per share based on an independent valuation of Accent just prior to the merger with Lahaina and acquisition expenses of $152,000 for a total purchase price of $1,161,057. After writing off an uncollectible receivable of $62,000 and the allocation of purchase price to the fair market value of the real estate ($748,201), the remaining excess purchase price over the fair market value of the assets and liabilities acquired was recorded as goodwill ($144,839). The assignment of fair values to assets and liabilities for Lahaina is preliminary and subject to revision based on final determination of the fair values of assets and liabilities acquired.



(B) Reflects the conversion of the Note ($775,000), the conversion and related proceeds from the Second Note ($500,000), and the exercise of the related warrants for a total of 1,850,157 shares of Common Stock. Also reflects the write-off of capitalized registration costs ($139,251) and the accrual of additional registration costs ($190,762) which is recorded as a reduction of additional paid-in capital.




The following table summarizes unaudited pro forma condensed combined balance sheet adjustments related to (i) Accent's acquisition of AMSI, (ii) the contribution of assets by the majority shareholder of Accent, and (iii) other Accent acquisitions and is adjusted for the 10 for 1 exchange of common stock between Accent and Lahaina:



                                                                                                                      TOTAL
                                                                                                                    PRO FORMA
                                                                           PROFORMA ADJUSTMENTS                     ADJUSTMENTS
                                                              ------------------------------------------------    --------------
                                                                    (A)           (B)          (C)       (D)
                                                              -----------    -----------    -------   --------
ASSETS
      Cash and cash equivalents                               $        --    $        --    $    --   $     --    $        --
      Restricted certificates of deposit                               --             --         --         --             --
      Loans receivable                                                 --             --         --         --             --
      Mortgage loans receivable, net                                   --             --         --         --             --
      Land held for development                                   700,000             --         --         --        700,000
      Foreclosed real estate                                           --             --         --         --             --
      Goodwill                                                         --      1,237,487         --         --      1,237,487
      Due from related parties and stockholders                        --             --         --         --             --
      Other assets                                                     --       (332,500)    80,000         --       (252,500)
                                                              -----------    -----------    -------   --------    -----------

       Total assets                                           $   700,000    $   904,987    $80,000   $     --    $ 1,684,987
                                                              ===========    ===========    =======   ========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
      Notes payable                                           $ 2,103,943    $  (247,821)   $    --   $     --    $ 1,856,122
      Due to related parties and stockholders                     596,057       (153,094)        --         --        442,963
      Notes payable-warehouse line                                     --             --         --         --             --
      Note payable - stage funding line                                --             --         --         --             --
      Accrued interest payable                                         --             --         --         --             --
      Accounts payable and accrued expenses                            --             --         --         --             --
      Other liabilities                                                --             --         --         --             --
                                                              -----------    -----------    -------   --------    -----------

       Total liabilities                                        2,700,000       (400,915)        --         --      2,299,085
                                                              -----------    -----------    -------   --------    -----------

Redeemable stock                                                       --        (25,423)        --     96,000         70,577

Stockholders' deficit:
      Common stock                                                     --        (60,000)        --         --        (60,000)
      Additional paid-in capital                               (2,000,000)      (276,435)    80,000         --     (2,196,435)
      Retained earnings                                                --      1,667,760         --    (96,000)     1,571,760
                                                              -----------    -----------    -------   --------    -----------

       Total stockholders' deficit                             (2,000,000)     1,331,325     80,000    (96,000)      (684,675)
                                                              -----------    -----------    -------   --------    -----------

       Total liabilities and stockholders' deficit            $   700,000    $   904,987    $80,000   $     --    $ 1,684,987
                                                              ===========    ===========    =======   ========    ===========

(A) Reflects the contribution of real estate and options to acquire real estate from the majority shareholder in exchange for 8,525,000 shares of Common Stock. Accent's basis in the real estate and options to acquire real estate is recorded at the majority shareholder's basis ($700,000). Accent also assumed

                           LAHAINA ACQUISITIONS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Continued)

         notes payable related to the real estate of $2.7 million. The basis in the real estate and options contributed less the debt assumed is a reduction in additional paid-in capital ($2.0 million).

(B) Reflects the purchase of AMSI, consisting of 3,626,000 shares of Common Stock valued at $0.16 per share (a total of $580,160) based on an independent valuation of Accent on July 9, 1999, and acquisition expenses of $172,500 for a total estimated purchase price of $752,660, resulting in an excess purchase price over the fair value of assets and liabilities acquired of $1,237,487. In conjunction with the transaction, deal costs of $160,000 that had been capitalized by AMSI in other assets were written off and the former shareholders of AMSI have assumed the notes payable of AMSI ($400,915). The Company is also indemnified, by the former shareholders of AMSI, against any accounts payable or other liabilities assumed by the Company that were recorded or arise in the future that relate to periods prior to the date of acquisition. The former shareholders have pledged 1,450,000 shares of Common Stock against the indemnity. The pledged Common Stock valued at $0.16 per share (a total of $232,000) has been recorded by the Company as Redeemable Common Stock as it is redeemable by Accent for conditions which are not solely within the control of Accent. The amount due under the indemnity at June 30, 1999 ($257,423) has been recorded as a reduction of Redeemable Common Stock.

         The assignment of fair values to assets acquired and liabilities assumed for AMSI is preliminary and subject to revision based on final determination of the fair values of assets and liabilities acquired.

(C) Reflects the purchase of two options to acquire real estate, for 500,000 shares of Common Stock valued at $0.16 per share (a total of $80,000) based on an independent valuation of Accent on July 9, 1999.

(D) Reflects the issuance of 600,000 shares of Common Stock valued at $0.16 per share (a total of $96,000) based on an independent valuation of Accent on July 9, 1999. The Common Stock was issued to consultants in exchange for services provided and is recorded as consulting expense of the combined group upon the formation of Accent. The Common Stock has been recorded as Redeemable Common Stock as it is redeemable by Accent for conditions which are not solely within the control of Accent.


NOTE 4-UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT ADJUSTMENTS


The following proforma adjustments are not adjusted for their income tax effect as none of the entities had profitable operations during these periods. At June 30, 1999, AMSI had NOL carryforwards of approximately $551,000.


(A) Reflects the Pro Forma Condensed Combined Income Statement of Accent following its acquisition of AMSI.


(B) Reflects the elimination of merger related expenses that were included in Lahaina's income statement.

(C) Reflects the increase in compensation expense related to the terms of the new consulting agreements with former employees of Lahaina.

(D) Reflects the amortization of goodwill to be recorded as a result of the acquisition of AMSI and Lahaina by Accent over a 15-year estimated life. The amortization is based on the preliminary assignment of fair values of assets acquired and liabilities assumed and is subject to revision based on final determination of the fair values of assets acquired and liabilities assumed.


(E) Reflects the decrease in interest expense as a result of the conversion of the convertible notes into shares of common stock.

(F) Reflects the increase in property tax expense associated with the undeveloped real estate contributed to Accent by its majority shareholder.

(G) Reflects the increase in interest expense associated with long-term debt assumed by Accent that encumbers undeveloped real estate contributed to Accent by its majority shareholder net of a decrease in interest expense for AMSI loans assumed or forgiven by former AMSI Shareholders. Also reflects the decrease in interest expense following the conversion of the convertible notes to Common Stock.



NOTE 5-NET LOSS PER SHARE

The proforma net loss per share for the nine months ended June 30, 1999 and the year ended September 30, 1998 was $.09 and $.11, respectively. The number of shares used in computing basic and diluted net loss per share (18,067,500) is based on the outstanding shares of Lahaina before the merger (2,966,343) and the shares issued in conjunction with the Accent Merger (13,251,000) and (1,850,157) shares issued from the assumed conversion of the convertible notes and exercise of the warrants and assumes the transactions occurred on January 1, 1998.

To the Board of Directors
Lahaina Acquisitions, Inc.
Alpharetta, GA



                          INDEPENDENT AUDITORS' REPORT



We have audited the accompanying balance sheet of BEACHSIDE COMMONS I, INC. (currently known as LAHAINA ACQUISITIONS, INC.) as of December 7, 1998, and the related statements of operations, changes in stockholder's equity, and cash flows for the period from inception, September 25, 1998, to December 7, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BEACHSIDE COMMONS I, INC. (currently known as LAHAINA ACQUISITIONS, INC.) as of December 7, 1998, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


/s/  KENNETH R. WALTERS, P.A.
------------------------
Fernandina Beach, FL
October 14, 1999

                          LAHAINA ACQUISITIONS, INC.
                 (FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
                                BALANCE SHEETS




                                                   June 30,
                                                     1999           December 7,
                                                 (unaudited)           1998
                                                 -----------        -----------
ASSETS
  Current Assets
    Cash                                         $    60,261        $         -
    Accounts receivable                                    -             17,281
    Prepaid Expenses                                  10,000                  -
    Escrow Funds                                      31,000             30,000
                                                 -----------         ----------
  Total Current Assets                               101,261             47,281

  Fixed Assets
    Land                                             400,000            400,000
    Building                                       2,434,289          2,403,623
    Equipment                                        150,279            143,738
    Accumulated Depreciation                         (82,769)           (24,389)
                                                 -----------         ----------
    Total Fixed Assets                             2,901,799          2,922,972

  Other assets
    Offering costs and reserve                       139,251                 --
    Notes receivable                                  62,000                 --
                                                 -----------         ----------
    Total other assets                               201,251                 --
                                                 -----------         ----------
TOTAL ASSETS                                      $3,204,311         $2,970,253
                                                 ===========         ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES
    Current Liabilities
      Accounts Payable                           $  540,294         $    4,250
      Security Deposits Payable                       9,000              9,000
                                                 ----------         ----------
    Total Current Liabilities                       549,294             13,250
                                                 ----------         ----------
    Long-term Debt
      Notes Payable                               2,325,000          1,730,000
                                                 ----------         ----------
    Total Long-term Debt                          2,325,000          1,730,000
                                                 ----------         ----------
  TOTAL LIABILITIES                               2,874,294          1,743,250

  STOCKHOLDERS' EQUITY
    Common stock, no par value, 800,000,000
      shares authorized, 2,493,833 and 500
      shares issued and outstanding at
      June 30, 1999 and December 7, 1998,
      respectively                                        -                  -
    Preferred Series A Convertible Stock,
      10,000,000 shares authorized, 1,910,000
      and none shares issued and outstanding
      at June 30, 1999 and December 7, 1998,
      respectively                                        -                  -
    Additional Paid-In Capital                    1,093,171          1,247,569
    Accumulated Deficit                            (763,154)           (20,566)
                                                 ----------         ----------
  TOTAL STOCKHOLDERS' EQUITY                        330,017          1,227,003
                                                 ----------         ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $3,204,311         $2,970,253
                                                 ==========         ==========



The accompanying notes are an integral part of these financial statements.

                           LAHAINA ACQUISITIONS, INC.
                 (FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
                            STATEMENTS OF OPERATIONS

                                                                  For the Period
                                  Nine months ended           from September 25, 1998
                                    June 30, 1999               (date of inception)
                                     (unaudited)                to December 7, 1998
                                 -------------------          -----------------------
Rent Revenue                         $ 143,713                       $     --
                                     ---------                       --------
Operating Expenses                     702,221                          5,278
                                     ---------                       --------
Operating Loss                        (558,508)                        (5,278)
Interest Expense                      (204,646)                       (15,288)
                                     ---------                       --------
Net Loss                             $(763,154)                      $(20,566)
                                     =========                       ========

The accompanying notes are an integral part of these financial statements.

                           LAHAINA ACQUISITIONS, INC.
                 (FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                    Preferred Series A
                                             Common Stock           Convertible Stock      Additional                   Total
                                         --------------------     ---------------------     Paid-In     Accumulated  Stockholders'
                                          Shares     Amount        Shares      Amount       Capital       Deficit       Equity
                                         ---------  ---------     ---------   ---------    ----------    ---------   -------------
Balance at September 25, 1998                   --      $  --            --        $ --    $       --    $      --    $       --

Issuance of Common Stock                       500        500            --          --            --           --           500

Non-Cash Capital Contributions                  --         --            --          --     1,247,069           --     1,247,069

Net loss                                        --         --            --          --            --      (20,566)      (20,566)
                                         ---------      -----     ---------        ----    ----------    ---------    ----------
Balance at December 7, 1998                    500        500            --          --     1,247,069      (20,566)    1,227,003

Adjustment for Merger                           --       (500)           --          --           500           --            --
                                         ---------      -----     ---------        ----    ----------    ---------    ----------
Balance at December 7, 1998, as adjusted       500         --            --          --     1,247,569      (20,566)    1,227,003

Cash distribution                               --         --            --          --      (667,500)          --      (667,500)

Issuance of common and preferred stock
  for acquired company                   2,246,000         --     1,910,000          --        (7,065)          --        (7,065)

Issuance of common stock                   307,333         --            --          --       607,867           --       607,867

Repurchase and retirement of
  common stock                             (60,000)        --            --          --       (87,700)          --       (87,700)

Net loss                                        --         --            --          --            --     (742,588)     (742,588)
                                         ---------      -----     ---------        ----    ----------    ---------    ----------
Balance at June 30, 1999 (unaudited)     2,493,833      $  --     1,910,000        $ --    $1,093,171    $(763,154)   $  330,017
                                         =========      =====     =========        ====    ==========    =========    ==========



The accompanying notes are an integral part of these financial statements.

                           LAHAINA ACQUISITIONS, INC.
                 (FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
                            STATEMENTS OF CASH FLOW

                                                                                  FOR THE PERIOD FROM
                                                                FOR THE NINE      SEPTEMBER 25, 1998
                                                                MONTHS ENDED      (DATE OF INCEPTION)
                                                                SEPTEMBER 30,        TO DECEMBER 7,
                                                                    1999                 1998
                                                                (Unaudited)
                                                              -----------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $ (763,154)          $  (20,566)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation                                                       58,380                3,252
  Expenses paid on behalf of the company by the majority
     shareholder                                                     11,538               11,538
  (Increase) decrease in:
     Accounts receivable                                            (10,000)                  --
     Prepaid expenses                                                18,835                1,526
     Escrow funds                                                    (1,000)                  --
     Notes payable                                                  (62,000)                  --
     Offering costs                                                (139,251)                  --
  Increase in accounts payable                                      533,201                4,250
                                                                 ----------           ----------
Net cash used in operating activities                              (353,451)                  --
                                                                 ----------           ----------
CASH FLOWS USED IN INVESTING ACTIVITIES -- capital
  expenditures                                                      (33,955)                  --
                                                                 ----------           ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of notes payable                     1,172,867                   --
  Proceeds from the issuance of common stock                         30,000                   --
  Cash distribution                                                (667,500)                  --
  Repurchase and retirement of common stock                         (87,700)                  --
                                                                 ----------           ----------
Net cash provided by financing activities                           447,667                   --
                                                                 ----------           ----------
Net increase in cash                                                 60,261                   --
Cash at beginning of period                                              --                   --
                                                                 ----------           ----------
Cash at end of period                                            $   60,261                   --
                                                                 ==========           ==========
Supplemental cash flow information:
  Cash paid during the period for interest                       $  204,646           $   15,288
                                                                 ==========           ==========
  Cash paid during the period for income taxes                   $       --           $       --
                                                                 ==========           ==========
Supplemental disclosure of non-cash items
  Non-cash capital contributions by majority stockholder          1,247,569            1,247,569
                                                                 ==========           ==========
  Purchase of Lahaina Acquisitions, Inc.                         $   (7,065)          $       --
                                                                 ==========           ==========
  Conversion of line of credit into common stock                 $  277,500           $       --
                                                                 ==========           ==========
  Conversion of loan to majority stockholder into additional
     paid-in capital                                             $  135,367           $       --
                                                                 ==========           ==========
  Assumption of debt by majority stockholder                     $  165,000           $       --
                                                                 ==========           ==========



The accompanying notes are an integral part of these financial statements.

LAHAINA ACQUISITIONS, INC.
(FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
NOTES TO FINANCIAL STATEMENTS
December 7, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BUSINESS ACTIVITY


BEACHSIDE COMMONS I, INC. ("the Company"), was incorporated under the laws of the State of Florida on September 25, 1998. The Company's intent at December 7, 1998 was to operate and further develop a commercial real estate property in the resort area of Amelia Island, Florida.



The commercial property owned by the Company was purchased and developed by Mongoose Investments, LLC (Mongoose) a limited liability company formed under the laws of the state of Georgia. On September 25, 1998, BEACHSIDE COMMONS I, INC. was incorporated under the laws of the State of Florida as a wholly-owned subsidiary of Mongoose. On November 13, 1998, the commercial real estate property was transferred from Mongoose to the Company. On December 14, 1998, Lahaina Acquisitions, Inc. (Lahaina) completed the acquisition of all of the outstanding stock of Beachside Commons I, Inc. from Mongoose. The acquisition was effective as of December 7, 1998. Since Lahaina, Mongoose and the Company were at that time under the common control of Richard P. Smyth, the assets were recorded at historical cost.



The December 7, 1998 financial statements represent the accounts of Beachside Commons I, Inc. and are prior to the merger with Lahaina.



CASH EQUIVALENTS

The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 7, 1998.


FISCAL YEAR

The Company's fiscal year-end is September 30.


PROPERTY AND EQUIPMENT/DEPRECIATION

The Company depreciates buildings and equipment on the straight-line method based on their estimated useful lives which range from five to twenty years. Depreciation expenses for the period was $3,252.


ACCOUNTS PAYABLE-CASH BOOK BALANCE

As of December 7, 1998, the Company had checks outstanding in excess of book balances totaling $4,250, which have been classified as accounts payable.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS 130), requires that total comprehensive income be reported in the financial statements. Comprehensive income is equal to the net loss for the period ended December 7, 1998.

LAHAINA ACQUISITIONS, INC.
(FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
NOTES TO FINANCIAL STATEMENTS
December 7, 1998


NOTE 2-ESCROW FUNDS

The Company was involved in legal proceedings and $30,000 was being held in escrow at December 7, 1998. The Company is party from time-to-time in various legal proceedings. In the opinion of management, there are no matters which might have a material impact on the Company's financial position or results of operations.


NOTE 3-LONG TERM DEBT

      Note payable to Pacific Coast Investment Company
      (secured by a first mortgage on the Beachside Commons
      property), at an interest rate of 15% payable in monthly
      installments of interest only. The entire principal is due
      and payable November 11, 2003.                                       $1,550,000

      Note payable to GCA Strategic Investment Fund, Ltd. (1),
      (secured by a second mortgage on the Beachside Commons
      property), at an interest rate of 9%, maturing
      January 31, 2001 with interest payable quarterly in arrears on the last day of March, June, September and December of
      each year until the maturity date.                                       25,000

      Notes payable, others, consists of three notes, at an interest rate of 18% payable on demand, from individuals in the amounts
      of $85,000, $50,000, and $20,000.                                       155,000
                                                                           ----------

                                                                           $1,730,000
                                                                           ==========

All long-term debt is reported at fair value. The notes payable on demand are recorded as long-term debt due to subsequent events.

LAHAINA ACQUISITIONS, INC.
(FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
NOTES TO FINANCIAL STATEMENTS
December 7, 1998


Maturities of long-term debt are as follows:


                     Year Ending
                     December 31                         Amount
                     -----------                         ------
                        1999                           $   -0-
                        2000                               -0-
                        2001                              25,000
                        2002                               -0-
                        2003                            1,550,000



NOTE 4-CAPITAL CONTRIBUTIONS

Some expenses were paid on behalf of the Company by the stockholder. Those amounts have been recorded as additional paid-in capital.


NOTE 5-RELATED PARTY TRANSACTIONS

Included in Note 3-LONG-TERM DEBT are two notes payable to Nancy E. Smyth totaling $70,000. Mrs. Smyth is married to the majority stockholder of Lahaina.

LAHAINA ACQUISITIONS, INC.
(FORMERLY KNOWN AS BEACHSIDE COMMONS I, INC.)
NOTES TO FINANCIAL STATEMENTS
December 7, 1998



NOTE 8 - SUBSEQUENT EVENTS

On December 14, 1998, the Company was acquired by Lahaina Acquisitions, Inc. ("Lahaina"). Lahaina issued 1,250,000 shares of common stock and 1,910,000 shares of preferred stock and paid $667,500 for the Company. The acquisition was accounted for as a reverse acquisition. The Company was determined to be the accounting acquiror for financial statement purposes in accordance with Staff Accounting Bulletin No. 97. The assets and liabilities of Lahaina were recorded at its historical cost basis as it was a shell company at December 7, 1998.






On August 23, 1999 Lahaina completed its merger with The Accent Group, Inc. ("Accent") the merger was accounted for as a reverse acquisition with Accent being the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 (SAB 97). Lahaina issued 13,251,000 Shares of common stock to shareholders of Accent in exchange for all of the outstanding common stock of Accent.

                   Notes to Consolidated Financial Statements
                         of Lahaina Acquisitions, Inc.
                 (formerly known as Beachside Commons I, Inc.)
                     for the Nine Months Ended June 30, 1999
                                  (Unaudited)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


As discussed further in Note M, Lahaina Acquisitions, Inc. ("Lahaina") acquired Beachside Commons I, Inc. ("Beachside") (collectively, the "Company") on December 7, 1998. The purchase was accounted for as a reverse acquisition, whereby Beachside was determined to be the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 (SAB 97). The assets and liabilities of Lahaina were recorded at the historical cost basis as it was a shell company at December 7, 1998.


This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. All adjustments have been made that, in the opinion of management, are necessary for a fair statement of the results of the interim period. Other than the acquisition of Beachside Commons I, Inc. ("Beachside") described in Note O, all adjustments made have been of a normal and recurring nature. These accounting policies conform to generally accepted accounting principles and have been applied in the preparation of the financial statements.

REGISTRANT'S ACTIVITIES AND OPERATING CYCLE

Lahaina Acquisitions, Inc. (the "Company") is engaged in real estate development and property management. The Company's fiscal year ends September 30.

The Registrant's financial statements have been prepared in conformity with principles of accounting applicable to a going concern. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Registrant and its wholly owned subsidiary, Beachside. All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents for the purpose of determining cash flows.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is provided by straight-line methods for financial reporting and accelerated methods for income tax purposes over estimated useful lives, which range from 5 to 39.5 years.

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable includes a $10,000 advance against accrued salary to a director.

NOTE C - NOTES RECEIVABLE

Notes receivable were reduced from the prior period as a result of the purchase of a note due from a customer, whose balance was $87,700 at March 31, 1999 and approximately $200,000 at June 30, 1999 which was purchased from the Company through the Redemption of 60,000 shares of the Registrant's Common Stock. The purchaser was Mongoose Investments, LLC. ("Mongoose"), the largest shareholder of the Company. The managing member of Mongoose is Richard P. Smyth, who is also the Company's Chairman and CEO. The purchase of the notes was part of the sale of the assets of JP Concepts, Inc. ("JP Concepts") a restaurant operation located at Beachside Commons, which was purchased by the Registrant on April 1, 1999, through the issuance of 20,000 shares of Common Stock and a note payable from the Registrant of $10,000.

The operation was not deemed to be important to the Registrant based on the Registrant's pending merger with The Accent Group, Inc. ("Accent"), was not profitable, and was not expected to achieve profitability in the near term. Included in the amounts owed to the Company by JP Concepts were amounts due for rent at Beachside Commons through September 1999. Mongoose has agreed to assume all responsibilities of the existing lease between JP Concepts and Beachside. The Board of Directors of the Company has deemed this transaction to be more favorable to the Company than any other third party transaction which it may have considered with regard to the disposition of the JP Concepts assets.

                   Notes to Consolidated Financial Statements
                          of Lahaina Acquisitions, Inc.
                  (formerly known as Beachside Commons I, Inc.)
                     for the Nine Months Ended June 30, 1999
                                   (Continued)

Other Notes Receivable are detailed below:

     An operating loan to 1st Southern Mortgage ("1st Southern"), secured by security interest in outstanding stock, due through December 31, 1999,
     bearing interest at 10% per annum.                                           $62,000

NOTE D - OFFERING COSTS - RESERVE


Offering costs reserve consists of costs incurred in preparation of the S-1 Registration Statement filing in the amount of $139,251. Upon completion of the S-1 Registration Statement, these costs will be charged against the equity accounts. If the S-1 Registration Statement is abandoned, these costs will be expensed as administrative costs. Management expects the shares involved in the S-1 Registration Statement to be issued during the Company's fiscal fourth quarter, at which time this reserve would be eliminated.

NOTE E - MERGER COSTS

Expenses charged against earnings during this quarter include costs associated with the planned merger with Accent, include legal, travel and consulting costs related to the transaction in the amount of approximately $150,000.

NOTE F - NOTES PAYABLE - CONVERSION OF LINE OF CREDIT

During the period the Company converted its working capital loan from GCA Strategic Investment Fund Limited into shares of the Company's Common Stock. The Company issued 146,667 shares in consideration of an outstanding balance of approximately $300,000 or $2.05 per share, including accrued interest and fees.

NOTE G - NOTES PAYABLE - REDUCTION BY SHAREHOLDER

As of June 30, 1999, for no additional consideration, the Company's largest shareholder has agreed to assume three notes payable, whose balance at June 30, 1999 was approximately $165,000, including principal and accrued interest. Further, the Company's largest shareholder has waived the obligations of the Company to repay its line of credit with the Company whose balance at June 30, 1999 was approximately $135,000. These transactions resulted in a reduction of liabilities of approximately $300,000.

NOTE H - LONG-TERM DEBT

Long-term debt at June 30, 1999, consisted of the following:


  Note payable to Pacific Coast Investment Company (secured by a first mortgage on the Beachside Commons property), at an interest rate of 15% payable in monthly installments of interest only. The entire principal is due and
     payable November 11, 2003.                                                     $1,550,000

                   Notes to Consolidated Financial Statements
                         of Lahaina Acquisitions, Inc.
                 (formerly known as Beachside Commons I, Inc.)
                     for the Nine Months Ended June 30, 1999
                                  (Continued)


  Note payable to GCA Strategic Investment Fund, Ltd.(1), dated December 4, 1998
     (secured by a second mortgage on the Beachside Commons property), and a $25,000 note payable to GCA Strategic Investment Fund, Ltd. dated
     November 4, 1998, both at an interest rate of 9%, maturing January 31, 2001
     with interest payable quarterly in arrears on the last day of March, June,      $  775,000
     September and December of each year until the maturity date. See Note M -
     Significant Events


                                                                                     ----------
                                                                                     $2,325,000
                                                                                     ==========



  (1) These notes include certain provisions, including issuance of warrants and conversion to common stock.


Maturities of long-term debt are as follows:

                    Year Ending
                     June 30                                                 Amount
                    -----------                                              ------
                       1999                                                    -0-
                       2000                                                    -0-
                       2001                                                  775,000
                       2002                                                    -0-
                       2003                                                 1,550,000


NOTE H - STOCKHOLDERS' EQUITY

The components of stockholders' equity are as follows:

                   Notes to Consolidated Financial Statements
                         of Lahaina Acquisitions, Inc.
                 (formerly known as Beachside Commons I, Inc.)
                     for the Nine Months Ended June 30, 1999
                                  (Continued)

  Preferred stock consists of 9.5% cumulative preferred stock of no par value with a liquidation value at $1.00 per share for each outstanding share of Series A Preferred Stock. There are 10,000,000 shares of Series A Preferred Stock authorized with 1,910,000 shares issued and outstanding at June 30, 1999. This stock may be converted into Common Stock of the Company at $1.00 per share, or 1,910,000 shares, at the option of the holder.

  Common stock is voting stock with no par value. There are 800,000,000 shares authorized with 2,493,833 shares issued and outstanding at June 30, 1999.

NOTE I - RELATED PARTY TRANSACTIONS

Included in current debt is a loan from the Company to 1st Southern for $62,000. The Company has an option to acquire. 1st Southern, which is currently owned by the son of the Company's Vice Chairman. The Vice Chairman of 1st Southern is a director of the Company. Should the acquisition be completed, the total consideration given would be the outstanding amount of this loan.

During the quarter the Company acquired, then disposed of, the assets of JP Concepts, a restaurant operation and tenant in the Company's Beachside Commons project. The assets were sold to the Company's largest shareholder, Mongoose. See Note "C".

JP Concepts was responsible for approximately 50% of the Company's revenues during this quarter.

NOTE J - INCOME TAXES

The Company has net operating loss carry-forwards of approximately $316,000 which are available to offset future taxable income. The loss carry-forwards expire $8,000 in 2016, $46,000 in 2017, $53,000 in 2018 and $209,000 in 2019. A
valuation has been established in the full amount of the deferred tax benefit resulting from the net operating loss carry-forwards for each of the periods ending June 30, 1999.

                   Notes to Consolidated Financial Statements
                         of Lahaina Acquisitions, Inc.
                 (formerly known as Beachside Commons I, Inc.)
                     for the Nine Months Ended June 30, 1999
                                  (Continued)

NOTE K - LEGAL PROCEEDINGS

The Company is party from time to time to various legal proceedings. In the opinion of management, there are no matters which might have a material impact on the Company's financial position or results of operations.

NOTE L - RESERVE FOR DOUBTFUL ACCOUNTS

The Company has not taken any reserves for its accounts receivable or notes receivable at this time, though it may change this policy in the future based on its experiences with respect to collections.

NOTE M - SIGNIFICANT EVENTS

As a result of the Company's merger on December 14, 1998 the Company became a holding company with an operating subsidiary.

Acquisition Transaction

On December 14, 1998, the Company purchased all of the outstanding stock of Beachside from Mongoose. The purchase was deemed effective as of December 7, 1998. Beachside is the owner of a commercial real estate development located on Fernandina Beach, Florida in the resort area of Amelia Island, Northeast Florida.

The Company paid the following for the Beachside stock: 1,250,000 newly issued shares of Common Stock of the Registrant; 1,910,000 newly issued shares of Series A of Preferred Stock, of the Registrant which shares are convertible into 1,910,000 shares of Common Stock; and $667,500 in cash, which was a portion of the $750,000 borrowed in connection with this transaction by the Registrant under the Original Note, before amendment.

At the same time, Mongoose purchased 750,000 shares of Common Stock from Paxford Investments, Ltd., ("Paxford") an existing shareholder of the Company, for $300,000.

As a result of the above transactions, a change in the control of the Company occurred in that Mongoose owns 1,715,000 shares of the 2,493,833 shares of Common Stock outstanding on June 30, 1999 or approximately 70% of such shares. Mongoose could own an additional 1,910,000 shares of Common Stock upon conversion of its Series A Preferred Stock. It is currently estimated that the conversion of the convertible debenture and the exercise of the warrants will result in an additional 1,200,000 to 2,100,000 shares of Common Stock being issued. According to current estimates, the convertible debenture as amended will convert into 885,714 shares of Common Stock. The warrant attached to the line of credit is exercisable for 200,000 shares of Common Stock, the warrant issued December 4, 1998 is exercisable for 60,000 shares of Common Stock, the warrant attached to the convertible debenture is exercisable for 15,000 shares of Common Stock and the Right is exercisable for 25,000 shares of Common Stock. Thus, after conversion of all convertible securities, it is likely that Mongoose will remain in the control of the Company for the foreseeable future. The Managing Member of Mongoose is Richard P. Smyth.

The assets of Beachside consist of two buildings and unimproved real estate, leases to tenants in the buildings and minimal operating capital. The

                   Notes to Consolidated Financial Statements
                         of Lahaina Acquisitions, Inc.
                         (a Development Stage Company)
                     for the Nine Months Ended June 30, 1999
                                  (Continued)

property is subject to (1) a first mortgage securing a loan in the amount of $1,550,000 bearing interest at 15% per annum, principal and interest payable and due December 1, 2001, and (2) a second mortgage in favor of GCA securing repayment of the Note. Once the Note is converted to Common Stock the second mortgage will be released. The Company intends to continue operating the developed portion of the Beachside property and intends to initiate and complete the development of the currently undeveloped portion of the Beachside property when appropriate financing can be obtained.

Bridge Funding

In order to raise the cash portion of the purchase price for the Beachside stock, the Registrant borrowed $750,000 from GCA. The costs associated with the transaction were the payment of an $82,500 consulting fee to affiliates of the Fund and the issuance of a Warrant to purchase 60,000 shares of Common Stock to LKB Financial, LLC in satisfaction of amounts owed to it for broker/finder services in connection with the transaction.

The Company has received additional operating loans from GCA Strategic Investment Fund, Ltd. in the form of three ninety-day convertible notes that total $300,000. The notes include up-front charges totaling $48,000. The charges expensed during the nine months ended June 30, 1999 totaled $52,500, including discounted amounts. On June 1, 1999 the Company converted this Note into 146,667 shares of Common Stock. (See Note F.)

Acquisitions and Dispositions During the Period

As of March 31, 1999, the Registrant had agreements for the acquisition of three companies: Klein Real Estate Services ("KRES"), JP Concepts and 1st Southern. On June 30, 1999, and in other subsequent press releases the Company has announced its plans to merge with Accent, an Atlanta, GA based Real Estate and Mortgage Financing concern. On July 21, 1999, the Company announced it had entered into a definitive Merger Agreement, subject to final board approval. The merger became final on August 23, 1999.

The assets of JP Concepts were acquired on April 1, 1999 for the consideration of 20,000 shares of the Registrant's Common Stock and a note payable to JP Concept's shareholder in the amount of $10,000. On June 30, 1999, the same assets, including accrued rent due to the Registrant, were sold to Mongoose for the contribution of 60,000 shares of the Company's Common Stock.

The assets of KRES were acquired on April 1, 1999 for the consideration of 20,000 shares of the Registrant's Common Stock and a note payable to the manager of KRES in the amount of $10,000. On June 30, 1999, based on a change of direction in the Registrant the Registrant's entered into an agreement with the former owner of KRES to terminate the transaction. The consideration given included the payment of $30,000, and reimbursement of normal expenses of approximately $5,000 and salaries due as of June 30, 1999.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
The Accent Group, Inc.

We have audited the accompanying consolidated balance sheet of The Accent
Group, Inc. and subsidiaries (the "Company") as of July 9, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the consolidated financial position of the Company at July 9, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 13, 1999, except for note 9
which is as of September 21, 1999

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JULY 9, 1999


ASSETS:

   Cash and cash equivalents                                               $   296,255
   Restricted certificates of deposit                                          125,435
   Loans receivable                                                            531,692
   Mortgage loans held for sale, net                                                --
   Real estate held for development                                            700,000
   Foreclosed real estate                                                      593,960
   Options to acquire real estate                                               80,000
   Due from related parties and stockholders                                   100,000
   Goodwill                                                                  1,171,651
   Other assets                                                                190,689
                                                                           -----------
        Total assets                                                       $ 3,789,682
                                                                           ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES:

   Notes payable                                                           $ 2,103,943
   Due to related parties and stockholders                                     886,057
   Note payable-warehouse line                                               1,132,442
   Note payable-stage funding line                                             528,891
   Accrued interest payable                                                    130,362
   Accounts payable and accrued expenses                                       630,250
                                                                           -----------
        Total liabilities                                                    5,411,945
                                                                           -----------

REDEEMABLE STOCK:

   Common stock, no par value; 3,250,000 shares issued and outstanding
             entitled to redemption under certain circumstances                 70,577
                                                                           -----------

STOCKHOLDERS' DEFICIT:

   Common stock (no par value; 100,000,000 shares authorized, 10,001,000
        shares issued and outstanding)                                              --
   Additional paid-in capital                                               (1,571,840)
   Accumulated deficit                                                        (121,000)
                                                                           -----------
        Total stockholders' deficit                                         (1,692,840)
                                                                           -----------

        Total liabilities and stockholders' deficit                        $ 3,789,682
                                                                           ===========


See notes to Consolidated Balance Sheet

                     THE ACCENT GROUP, INC AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999

1.       FORMATION

         The Accent Group, Inc. (the "Company") was formed on July 9, 1999 through a series of transactions (the "Formation Transactions") as follows:

         - The majority stockholder and his family contributed land and options to acquire land to the Company and the Company assumed $2,700,000 in related notes payable in exchange for 8,525,000 shares of common stock. Due to common ownership and control, the contributed land and options were recorded by the Company at the majority stockholder and his family's cost basis ($700,000). Of the shares issued to the majority stockholder, 1,200,000 shares are contingent upon the majority stockholder delivering options to acquire three family entertainment centers located in Roswell, Georgia, Cocoa Beach, Florida and Pensacola, Florida (collectively the "Family Facilities"). In the event the majority stockholder fails to make available for acquisition by the Company any one or more of the Family Facilities for a total consideration (including the assumption of all debts) not in excess of $1 million by July 9, 2000, the majority stockholder will forfeit and convey to the Company,
                  (i) 60% of the contingent shares in the event the Roswell facility is not made available for acquisition, (ii) 35% of the contingent shares in the event the Cocoa Beach facility is not made available for acquisition, (iii) 5% of the contingent shares in the event the Pensacola facility is not made available for acquisition. If the majority stockholder makes any one or more of the Family Facilities available for acquisition for a cost in excess of $1 million and fails to contribute to the capital of the Company cash or other consideration equal to the amount of such excess, then the majority stockholder shall forfeit and convey to the Company a fraction of the 1,200,000 shares calculated as the consideration paid in excess of $1 million divided by $1 million. The 1,200,000 shares of common stock has been recorded as redeemable common stock as it is redeemable by the Company for conditions outlined above, which are not solely within the control of the Company.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)



         - The Company acquired Accent Mortgage Services, Inc. ("AMSI") for 3,626,000 shares of its common stock, plus the assumption of certain outstanding debt and other liabilities. The stock was valued at $580,160 or $0.16 per share based on an independent appraisal of the Company's stock at the date of formation. For the purposes of securing certain of the AMSI shareholders' performance under the obligations imposed under the purchase agreement, certain of the AMSI shareholders' have pledged 1,450,000 shares of the Company's common stock. The 1,450,000 shares of common stock has been recorded as redeemable common stock as it is redeemable by the Company for conditions which are not solely within the control of the Company. If AMSI either (i) during the one year period ending July 9, 2000 fails to produce $500,000 or more of total pre-tax income including an allocation of the Company's overhead or (ii) during the two year period ending July 9, 2001, fails to produce $1.5 million or more of total pre-tax income including an allocation of the Company's overhead, then certain of the AMSI shareholders shall forfeit 500,000 of the 1,450,000 shares.



                  The remaining 950,000 pledged shares are pledged to secure obligations against an indemnity provided to the Company by certain of the AMSI shareholders. These shares will remain pledged until the Company is satisfied that all obligations of certain of the AMSI shareholders have been fully satisfied. At July 9, 1999, the former AMSI shareholders owed the Company $257,423 under the indemnity, which has been recorded as a reduction of the redeemable common stock. In addition, such shareholders assumed from AMSI the obligation to repay certain notes payable to banks in the amount of $247,821 such notes continue to be collateralized by $125,435 of certificates of deposit owned by AMSI.


                  The assignment of fair values to assets acquired and liabilities assumed for AMSI is preliminary and subject to revision based on the resolution of certain pre-acquisition contingencies.

                  The Company applied the purchase method of accounting to this acquisition and "pushed down" its basis in the acquired assets and liabilities to AMSI. The net purchase price allocated consisted of common stock valued at $580,160 and professional costs associated with the acquisition of $172,500, net of $257,423 due under the indemnity from the former AMSI Shareholders. Values assigned to the assets and liabilities of AMSI is as follows:

                  Cash and cash equivalents                             $  246,255
                  Certificates of deposit                                  125,435
                  Loans receivable                                         531,692

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

                  Foreclosed real estate                                    593,960
                  Goodwill                                                1,171,651
                  Other assets                                               33,666


                  Due to related parties and stockholders, net             (135,477)
                  Note payable-warehouse line                            (1,132,442)
                  Note payable-stage funding line                          (528,891)
                  Other liabilities                                        (410,612)
                                                                        -----------
                                                                        $   495,237
                                                                        ===========



         - The Company acquired an option to purchase certain real estate located in Tennessee for 100,000 shares of common stock. The Company recorded the option at $16,000 or $0.16 per share based on an independent appraisal of the fair value of the Company's stock at the date of formation. In the event the Company does not exercise the option to acquire real estate, the shares will be returned to the Company.



         - The Company acquired an option to purchase certain real estate located in Atlanta, Georgia for 400,000 shares of common stock. The Company recorded the option at $64,000 or $0.16 per share based on an independent appraisal of the fair value of the Company's stock at the date of formation. In the event the Company does not exercise the option to acquire real estate, the shares will be returned to the Company.



         - The Company issued 600,000 shares of common stock to two consulting firms that aided the Company in structuring the formation of the Company. The Company has recorded the issuance of the shares as consulting expense at $1.60 per share. If on or before July 1, 2001 either (i) the common stock of the Company is not being traded in a public market at a price-to-projected earnings (as determined by the Board of Directors) multiple of at least 15 or (ii) the Company has not received capital contributions or financings in connection with the new capital stock issuances and sales totaling more than $7.5 million ($1,015,000 being procured by the consulting firms), then the consulting firms will forfeit and convey to the Company all of its stock. The common stock

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

         has been recorded as redeemable common stock as it is redeemable by the Company for conditions which are not solely within the control of the Company.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Business - The Company was formed in 1999 to acquire a mortgage brokerage company and certain tracts of land. The Company is closely held with the majority stockholder and his family controlling approximately 65% of the outstanding voting common stock at July 9, 1999.

         As a result of the acquisitions and contributions, the Company, through its subsidiaries, will provide mortgage brokerage services to individuals and will develop real estate for sale.

         Principles of Consolidation - The consolidated balance sheet of the Company includes the accounts of their respective wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

         Basis of presentation - The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles and with general practices in the mortgage brokerage and real estate industries. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ significantly from those estimates.

         Cash and cash equivalents - The Company considers its highly-liquid investments with maturities of three months or less to be cash equivalents.

         Restricted certificate of deposit - The Company has pledged certificates of deposit to secure certain indebtedness of former AMSI shareholders.

         Loans receivable - The loans receivable represent short-term stage financing on manufactured housing. The purpose of the loan is to provide financing until the manufactured housing is in place and is then repaid through permanent financing. The loans are for a term of less than 90 days and are secured by the manufactured house.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

                  Mortgage loans held for sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

                  Concentration and credit risk - The Company is subject to concentration of credit risk with respect to the portfolio of mortgages receivable as changes in the economic environment might adversely impact the borrowers ability or willingness to repay such mortgages. Additionally, the value of such mortgages can be impacted by fluctuations in interest rates and the credit markets.

                  Valuation of real estate - The Company has adopted Statement of Financial Accounting Standard No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                  Foreclosed real estate - Foreclosed real estate is reported at the lower of cost or fair value less estimated disposal costs, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources.

                  Goodwill - Goodwill represents the excess of the purchase price over the fair market value of the assets and liabilities of Accent Mortgage Services, Inc. which was acquired by the Company on July 9, 1999. The goodwill is amortized using the straight-line method over a period of 15 years.

                  Income taxes - The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes", which requires the use of the asset and liability approach in accounting for income taxes.

                  Fair value of financial instruments - The provisions of Statement of Financial Accounting Standards ("SFAS") 107 Disclosure About Fair Value of Financial Instruments, require the disclosure of fair value information about both on and off balance sheet financial instruments where it is practicable to estimate such values of its financial instruments. For certain instruments that are short-term in nature, such as cash and cash equivalents, carrying values approximate fair value. Loans receivable are recently executed and short-term in nature, therefore carrying values approximate fair value. Management has estimated that the fair value for the loans issued under notes payable (see Note 5) and the warehouse line and loan agreement (see Note 5) approximates carrying value.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)

3.       MORTGAGE LOANS HELD FOR SALE

         Mortgage loans held for sale at July 9, 1999 consist of a pool of non-performing loans that were purchased by AMSI in July and August 1998 from SGE Mortgage Funding Corp. ("SGE"). Many of the loans that were acquired were also sold by SGE to other institutions, thereby, putting the ownership of the loans in question. Management believes that the collection of these amounts is unlikely and therefore a valuation allowance of $845,591, representing AMSI's investment, has been recorded against these loans.

4.       STOCK OPTIONS

         The Company has adopted the 1999 Stock Option Plan which is open to participation of all directors, employees and key consultants to the Company or any subsidiary or affiliate of the Company. Under the terms of the plan, not more than 200,000 shares of Accent are available to be optioned and not more than 20,000 shares of Accent may be subject to options granted to any one individual in the aggregate in any one fiscal year of Accent. Options are granted at not less than fair market value of the underlying stock at date of grant and vest ratably over a three year period. Such options expire five years from date of grant. Compensation expense will be recorded for grants to non-employees, directors and consultants. Employee stock options will be accounted for under APB 25 using the intrinsic value method. No compensation expense will be recorded for employee options.

         Options for 40,000 shares have been granted on July 9, 1999 at a price of $3.40 per share. Such price was determined to be fair market value at the date of the Company's merger with Lahaina as described in Note
         9. No options were exercisable on July 9, 1999.

         Had the Company adopted FAS 123, "Accounting for Stock-Based Compensation" and recognized stock options on a fair value basis, such options would have no significant value using the minimum value methodology in the Black-Scholes model.

5.       NOTES PAYABLE

         The Company has the following notes payable at July 9, 1999:

                  Note payable to a bank secured by certain
                  parcels of the land held for development.
                  The note bears interest 8.25% and is payable
                  quarterly.  The principal balance is due in
                  full on March 23, 2000.                                               $   992,500

                  Note payable to a bank secured by certain parcels of the land held for development. The note bears interest at a rate 75 basis points above the lender's prime rate (8.75% at July 9,
                  1999) and is payable quarterly. The principal balance
                  is due in full on March 1, 2000.                                          255,000

                  Note payable to a bank secured by certain
                  parcels of the land held for development.
                  The note bears interest 8.25% and is payable
                  quarterly.  The principal balance is due in
                  full on March 30, 2002.                                                   456,443

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)

                  Note payable to an investment bank secured by certain parcels of the land held for development. The note bears interest
                  8.25% and is payable quarterly. The principal balance is due
                  in full on June 1, 2000.                                                  400,000
                                                                                        -----------
                         Total notes payable                                            $ 2,103,943
                                                                                        ===========

                  Note payable to a related party secured by certain parcels of the land held for development. The note bears interest 8.25%
                  and is payable quarterly. The principal balance is due in
                  full on July 1, 2000.                                                 $   596,057

                  Unsecured note payable to the majority stockholder.
                  The note has no stated interest rate and is due by
                  July 31, 1999.                                                             40,000

                  Unsecured note payable to a related party. The note bears
                  Interest at a rate of 10% and is due on November
                  6, 1999                                                                   250,000
                                                                                        -----------
                           Due to related parties and stockholders                      $   886,057
                                                                                        ===========


       Scheduled maturities on notes payable and due to related parties and stockholders as of July 9, 1999 are as follows:

              Calendar Year:
              1999                                                                      $   290,000
              2000                                                                        2,243,557
              2001                                                                               --
              2002                                                                          456,443
                                                                                        -----------
                                                                                        $ 2,990,000
                                                                                        ===========


      At July 9, 1999, the Company had $1,132,442 outstanding under a $2,000,000 warehouse line. The warehouse line bears interest at a rate equal to 11.75% and is payable monthly. The warehouse line is secured by the underlying mortgages originated using proceeds from draws on the warehouse line and foreclosed real estate. The warehouse line was suspended as of July 9, 1999 due to violation of certain debt covenants and failure to repurchase or otherwise remove aged loans pursuant to the line of credit agreement. The

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (CONTINUED)

         Company intends to cure the default by liquidating certain assets to repay the line of credit.

         On January 15, 1999, AMSI entered into a revolving Loan Agreement (the "Agreement") with Accent Partners I, L.L.L.P. (a related party) for the purpose of making short term loans to consumers for the purpose of financing the purchase of real property, installation of improvements and the purchase of a manufactured home as part of an "on-your-lot" program for the acquisition of manufactured homes. The revolving loan is repaid as permanent financing is obtained. At July 9, 1999 outstanding loans totaled $528,891. In addition AMSI pays a loan fee equal to 1.25% of each borrowing made under this Agreement at the time of such borrowing. Interest accrues on the unpaid principal amount of loans outstanding at a rate per annum which is 1% above the Prime Rate (8% at July 9, 1999).

6.       REDEEMABLE COMMON STOCK

         The Company has issued common stock during the Formation Transactions that is subject to redemption at the Company's option under certain circumstances for reasons beyond the Company's control, as described in Note 1.

7.       INCOME TAXES

         The Company files a consolidated tax return with its subsidiaries and allocates income tax benefits and expenses based upon the income or loss of each company computed on a stand-alone basis.

         Temporary differences that give rise to deferred tax assets and liabilities at July 9, 1999 consist of net operating loss carry forwards, expense accruals, the allowance for loan losses and the use of accelerated depreciation methods. Net deferred taxes at July 9, 1999 was a deferred tax asset of $745,000 which was offset by a valuation allowance as the Company has not demonstrated the sustained profitability necessary to record such asset.

8.       COMMITMENTS AND CONTINGENCIES

         In July and August 1998, AMSI acquired from SGE Mortgage Funding Corp. and related entities notes secured primarily by first security interests in residences. The selling entity (SGE) has been placed in receivership by Order of the Superior Court of Tift County, Georgia. The receiver is charged with the responsibility of settling competing claims, if any, to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for a total purchase price of $623,032. Matrix Bank contends some of the loans are subject to competing claims or are non-performing assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for any loss which may result from the Matrix transaction.

         At July 9, 1999, AMSI was not in compliance with Department of Housing and Urban Development (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

         The Company is also subject to various litigation in the ordinary course of business. In the opinion of management, resolution of such matters

                   THE ACCENT GROUP, INC. AND SUBSIDIARIES
                   NOTES TO THE CONSOLIDATED BALANCE SHEET
                              AS OF JULY 9, 1999
                                 (Continued)

         will not have a significant effect on the financial position of the Company.



9.       SUBSEQUENT EVENTS


         On July 21, 1999, the Company entered into an Agreement and Plan of Merger with Lahaina Acquisitions, Inc. ("Lahaina") whereby all shareholders of the Company would receive 10 shares of common stock of Lahaina in exchange for each share of the Company's common stock. The shares outstanding and related amounts have been adjusted to show the 10 for 1 exchange.


         On August 23, 1999, the Company completed the merger with Lahaina.
         The merger was accounted for as a reverse acquisition as the Company's shareholders obtained a majority interest in Lahaina and the Company's management team replaced Lahaina's management team.

         On September 21, 1999, the Company contributed to AMSI, its subsidiary, a subsidiary of Lahaina, a sister company, which owned an investment real estate property on Amelia Island, Florida. Such transfer was made to cure the deficit in net worth at AMSI and achieve compliance under the HUD net worth regulations for mortgage companies.

INDEPENDENT AUDITORS' REPORT

To the Stockholder and
Board of Directors of
Accent Mortgage Services, Inc.

We have audited the accompanying balance sheet of Accent Mortgage Services, Inc. as of June 30, 1999 and the related statements of operations, stockholder's equity (deficit) and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accent Mortgage Services, Inc. as of June 30, 1999 and the results of its operations and its cash flows for the six months then ended in conformity with generally accepted accounting principles.


HOLLAND SHIPES VANN, P.C.

Atlanta, Georgia
September 9, 1999, except for Note 12
as to which the date is September 21, 1999

                         ACCENT MORTGAGE SERVICES, INC.

                                 BALANCE SHEET

-----------------------------------------------------------------------------
JUNE 30,                                                          1999
-----------------------------------------------------------------------------


ASSETS
 Mortgage portfolio, net                                          $ 1,030,842
 Restricted certificates of deposit                                   125,435
 Cash and cash equivalents                                             81,255
 Accrued interest receivable                                           12,634
 Property and equipment, less accumulated depreciation                 32,166
 Foreclosed real estate                                               593,960
 Due from related company                                             189,523
 Other assets                                                           1,500
-----------------------------------------------------------------------------
                                                                  $ 2,067,315
=============================================================================



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
 Lines of credit                                                  $ 1,632,342
 Notes payable                                                        776,713
 Due to stockholders                                                  153,094
 Accrued interest payable                                             208,080
 Other liabilities                                                    280,251
-----------------------------------------------------------------------------
                                                                    3,050,480
-----------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
-----------------------------------------------------------------------------

STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, no par value, 1,000,000 shares
  authorized; 400,000 shares issued and outstanding                    60,000
 Additional paid-in capital                                           624,595
 Accumulated (deficit)                                             (1,667,760)
-----------------------------------------------------------------------------
                                                                     (983,165)
-----------------------------------------------------------------------------
                                                                  $ 2,067,315
=============================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENT OF OPERATIONS



                                                                    Unaudited
-----------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30,                                 1999        1998
-----------------------------------------------------------------------------


REVENUES
  Brokerage services                                 $   560,097   $1,429,869
  Interest income                                          9,188       45,369
-----------------------------------------------------------------------------
                                                         569,285    1,475,238
-----------------------------------------------------------------------------

OTHER EXPENSES
  Brokerage services expense                             323,222      798,351
  Interest expense                                        30,986      110,502
  Provision for losses                                    50,000           --
  Administrative and general                             386,878      723,183
  Loss on disposal of property and equipment             167,645           --
-----------------------------------------------------------------------------
                                                         958,731    1,632,036
-----------------------------------------------------------------------------

NET LOSS                                             $  (389,446)  $ (156,798)
=============================================================================


See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)


------------------------------------------------------------------------------------------------------------
                                                            Additional                           Total
                                             Common          Paid-in        Accumulated      Stockholder's
                                              Stock          Capital         (Deficit)      Equity (Deficit)
------------------------------------------------------------------------------------------------------------


BALANCE, December 31, 1998                  $  60,000       $ 124,595       $(1,278,314)      $(1,093,719)

 Net loss for the six months
  ended June 30, 1999                                                          (389,446)         (389,446)

 Capital contribution                                         500,000                             500,000
---------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                      $  60,000       $ 624,595       $(1,667,760)      $  (983,165)
=========================================================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENT OF CASH FLOWS

                                                                                      Unaudited
------------------------------------------------------------------------------------------------

SIX MONTHS ENDED JUNE 30,                                              1999              1998
------------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $  (389,446)       $  (156,798)
------------------------------------------------------------------------------------------------
  Adjustments to reconcile net loss to net cash
    used in operating activities:-
       Depreciation                                                    16,568             18,514
       Gain on sale of investments                                         --            (31,218)
       Loss on disposal of property and equipment                     167,645                 --
       Changes in assets and liabilities:
         Accrued interest receivable                                   47,959             (5,908)
         Other assets                                                  (1,500)            73,548
         Accrued interest payable                                     (34,835)                --
         Other liabilities                                             35,135                 --
------------------------------------------------------------------------------------------------
                                                                      230,972             54,936
------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                (158,474)          (101,862)
------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to related company                                        (189,523)                --
  Proceeds from sale of mortgages                                   2,199,119             33,302
  Proceeds from sale of investments                                        --            185,175
  Purchase of certificates of deposit                                  (2,354)                --
  Proceeds from sale of equipment                                      13,500                 --
------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                           2,020,742            218,477
------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution                                                500,000                 --
  Loans from stockholders                                               2,794             15,304
  Decrease in lines of credit                                      (2,855,222)            (9,489)
  Proceeds from notes payable                                         528,891                 --
  Principal payments on notes payable                                 (23,526)          (138,749)
------------------------------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                              (1,847,063)          (132,934)
------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                   15,205            (16,319)

CASH AND CASH EQUIVALENTS, beginning of period                         66,050             23,156
------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                          $    81,255        $     6,837
================================================================================================


See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999



 1. ORGANIZATION         Accent Mortgage Services, Inc. (AMSI) was
    AND SUMMARY OF       incorporated in the State of Georgia on August 21,
    SIGNIFICANT          1991. The Company engages in residential and
    ACCOUNTING           commercial brokerage services and in the purchase
    POLICIES             and sale of mortgages. The Company provides these
                         services primarily to residential mortgage customers in the Southeastern United States. In 1999, the
                         Company expanded its services to include net branch brokerage services, which allows outside agents to broker loans utilizing the Company's licenses, and provide short-term stage financing for modular home purchasers. At June 30, 1999, the Company was a wholly-owned subsidiary of Accent Holdings, Inc.

                         Effective July 9, 1999, Accent Holdings, Inc. exchanged 400,000 shares of Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The Accent Group received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

    MANAGEMENT           The preparation of financial statements in conformity
    ESTIMATES            with generally accepted accounting principles requires
                         management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    MORTGAGE             Mortgage loans are held for sale and are carried at
    PORTFOLIO            the lower of cost or fair value with any unrealized
                         losses included in current period earnings.

                         The accrual of interest on mortgages is discontinued when the mortgages become delinquent for 90 days or more. Any accrued interest on delinquent mortgages is charged against current-period interest income. Subsequent interest income on such mortgages is recognized only to the extent that cash payments are received.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


    ALLOWANCE FOR        The allowance for losses is based on an analysis of
    LOSSES               the mortgage portfolio.  The analysis considers credit
                         profile factors such as mortgage characteristics and actual and expected loss experience. Increases in the allowance are charged to the provision for losses. Reductions in the allowance result from charge-offs, net of recoveries. In management's judgment, the allowance is adequate to provide for expected losses.

    PROPERTY AND         Property and equipment are recorded at cost.
    EQUIPMENT            Depreciation is provided utilizing the straight-line
                         method over the estimated useful lives of the individual assets, which are generally five to seven years. Depreciation expense totaled $16,568 for the six months ended June 30, 1999.

    CASH AND CASH        The Corporation considers highly liquid investment
    EQUIVALENTS          instruments with an original maturity of three months
                         or less to be "cash equivalents." Cash equivalents are carried at cost, which approximates market value.

    CREDIT RISK          Concentration of credit risk with respect to the
                         Company's mortgages receivable exists since borrowers are susceptible to changes in economic conditions that could affect their ability to meet their obligations. Additionally, the Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

    INCOME TAXES         Income taxes are accounted for under the asset and
                         liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.


    FORECLOSED           Foreclosed real estate is carried at the lower of
    REAL ESTATE          cost or estimated fair value less estimated costs
                         to sell.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


 2. MORTGAGE              The Company's mortgage portfolio represents mortgages
    PORTFOLIO             closed either directly from borrowers or purchased
                          from other lenders. Mortgages receivable at June 30, 1999 consist of the following:

                           Principal of mortgages securing lines of credit                $ 1,244,279
                           Stage funding                                                      531,692
                           Principal of other mortgages                                       944,828
                           Less:  Purchase discounts                                         (844,366)
                           --------------------------------------------------------------------------
                                                                                            1,876,433
                           Less: Allowance for losses                                        (845,591)
                           --------------------------------------------------------------------------

                                                                                          $ 1,030,842
                           ==========================================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 3. PROPERTY AND         Property and equipment at June 30, 1999 are summarized
    EQUIPMENT            as follows:

                           Furniture and fixtures                        $ 13,825
                           Office equipment                                26,269
                           ------------------------------------------------------
                                                                           40,094
                           Less: Accumulated depreciation                  (7,928)
                           ------------------------------------------------------

                                                                         $ 32,166
                           ======================================================



 4. 401(K) PROFIT        Effective January 1, 1998, the Company established a
    SHARING PLAN         401(k) profit sharing plan covering substantially all
                         of its employees. Effective June 30, 1999, the Plan was terminated and all eligible employees became 100% vested. The Company made contributions of $953 in 1999.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

                                  (Continued)


 5. LINES OF CREDIT        Lines of credit at June 30, 1999 consist of the
                           following:

                           $7,000,000 warehouse line of credit,
                           payable on demand, bearing interest
                           at prime plus 2%, secured primarily
                           by mortgages receivable                                        $   499,900

                           $2,000,000 warehouse line of credit,
                           bearing interest at prime plus 2%,
                           maturing October 1998, secured
                           primarily by mortgages receivable
                           and guaranteed by a principal share-
                           holder of Accent Holdings, Inc.                                  1,132,442
                           --------------------------------------------------------------------------

                                                                                          $ 1,632,342
                           ==========================================================================

                           The Company is currently in default on its $2,000,000 line of credit. The loan agreement requires the Company to maintain certain net worth requirements. Additionally, the agreement requires mortgages to be removed as loan security from the line within 90 days after advances are made on the related mortgages. The Company is in violation of both of these provisions. Management is currently negotiating with the lender to cure the defaults.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


 6. NOTES PAYABLE          Notes payable at June 30, 1999 are summarized as
                           follows:

                           Note payable to bank in monthly
                           principal and interest payments of
                           $5,144 and a final balloon payment
                           of $167,780 in August 1999. The
                           note bears interest at 8.5% and is
                           secured by accounts receivable,
                           equipment and certificates of
                           deposit totaling $125,435                                      $ 170,831

                           Note payable to bank; interest rate
                           of 8.5%; maturing August 1999;
                           secured by a $107,000 certificate of
                           deposit of a shareholder's family
                           member                                                            75,000

                           Equipment note; monthly payments
                           of $175, bearing interest at 10%,
                           paid July, 1999                                                    1,991

                           Notes payable to affiliated company,
                           bearing interest at prime
                           plus 1%, maturing December 2001,
                           secured by stage funding mortgage
                           receivables                                                      528,891
                           ------------------------------------------------------------------------

                                                                                          $ 776,713
                           ========================================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 7. INCOME TAXES           The Company files a consolidated tax return with its
                           parent, Accent Holdings, Inc., and allocates income tax benefits and expense based on the income or loss of each company.

                           Temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30, 1999 consist of net operating loss carryforwards, expense accruals, the allowance for losses and the use of accelerated tax depreciation methods. Net deferred taxes at June 30, 1999 include the following components:

                           Deferred tax assets                                            $  745,000
                           Valuation allowance                                              (743,000)
                           -------------------------------------------------------------------------
                                                                                               2,000
                           Deferred tax liabilities                                           (2,000)
                           -------------------------------------------------------------------------


                           Net deferred taxes                                             $      -0-
                           =========================================================================

                           At June 30, 1999, the Company has net operating loss carryforwards for tax purposes of approximately $551,000, which are available to offset future taxable income through 2019.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 8. OPERATING LEASE     The Company leases office space under a noncancelable
                        lease classified as an operating lease. Future minimum obligations are as follows:

                           Year Ended June 30,
                           -----------------------------------------------------------------------
                                 2000                                                    $ 158,276
                                 2001                                                      161,619
                                 2002                                                      166,468
                                 2003                                                      171,407
                                 2004                                                      176,587
                                 Thereafter                                                 29,576
                           -----------------------------------------------------------------------

                                                                                         $ 863,933
                           =======================================================================

                        Rental expense totaled $30,991 at June 30, 1999 and is included in administrative and general expenses.

 9. RELATED PARTY       During 1999, Accent Holdings, Inc. made a capital
    TRANSACTIONS        contribution of $500,000 to the Company.

                        At June 30, 1999, shareholders of Accent Holdings, Inc. have made non-interest bearing advances totaling $153,094 to the Company.

                        During June 1999, the Company made $189,523 in non-interest bearing advances to The Accent Group, Inc.

                        In 1999, the Company borrowed $528,891 from Accent Partners, a partnership of Accent Holdings, Inc. and one of its shareholders. The funds were used to finance stage funding mortgage receivables totaling $531,692 at June 30, 1999.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

10.   COMMITMENTS       In July and August 1998, the Company purchased mortgage
      AND               notes from SGE Mortgage Funding Corp. Subsequent to the
      CONTINGENCIES     purchases, the Superior Court of Tift County, Georgia,
                        placed SGE in receivership and charged the receiver with the responsibility of settling competing claims to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for $623,032. Matrix Bank contends some of the loans are subject to competing claims or are nonperforming assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for losses which may result from the Matrix transaction.

                        At June 30, 1999, the Company was not in compliance with Department of Housing and Urban Development
                        (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

                        The Company is involved in several lawsuits and regulatory issues arising in the normal course of business. In the opinion of management, no material loss will result from settlement of these issues.

11. SUPPLEMENTAL        The Company paid interest of $65,821 during the six
    CASH FLOW           months ended June 30, 1999.
    INFORMATION

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

12.   SUBSEQUENT           As mentioned in Note 1, effective July 9, 1999,
      EVENTS               Accent Holdings, Inc. exchanged 400,000 shares of
                           Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent
                           Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The
                           Accent Group, Inc. received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

                           In order to alleviate the Company's deficit in stockholder's equity, on September 21, 1999, The Accent Group transferred a subsidiary, Beachside Commons I, Inc. into the Company. Beachside Commons I, Inc.'s principal holding is real estate. Management estimates that the net value of the Company is approximately $1,700,000.

                           Additionally, in the merger referred to above, the Company was relieved of stockholder loans totaling approximately $153,000 at June 30, 1999. The loans were transferred to additional paid-in capital.

                           The effect of the two transactions is to increase net worth by approximately $1,853,000 and brings the Company into compliance with the net worth requirements of both HUD and its line of credit which is in default.

INDEPENDENT AUDITORS' REPORT

To the Stockholder and
Board of Directors of
Accent Mortgage Services, Inc.

We have audited the accompanying balance sheets of Accent Mortgage Services, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accent Mortgage Services, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Holland Shipes Vann, P.C.

Atlanta, Georgia
September 9, 1999, except for
Note 13, as to which the date
is September 21, 1999

                         ACCENT MORTGAGE SERVICES, INC.

                                 BALANCE SHEETS


                                                                          ===========       ==========
December 31,                                                                 1998              1997
                                                                          ===========       ==========
ASSETS
   Mortgage portfolio, net                                                $ 3,823,921       $1,658,900
   Investments, held to maturity                                                               153,957
   Restricted certificates of deposit                                         123,081          121,500
   Cash and cash equivalents                                                   66,050           23,156
   Accrued interest receivable                                                 60,593           25,446
   Property and equipment, less accumulated depreciation                      229,879          141,841
   Other assets                                                                                 73,548
                                                                          -----------       ----------
                                                                          $ 4,303,524       $2,198,348
                                                                          ===========       ==========



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
   Lines of credit                                                        $ 4,487,564       $1,585,964
   Notes payable                                                              271,348          355,268
   Due to stockholders                                                        150,300           35,000
   Accrued interest payable                                                   242,915           26,719
   Other liabilities                                                          245,116           81,681
                                                                          -----------       ----------
                                                                            5,397,243        2,084,632
                                                                          -----------       ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT)
   Common stock, no par value, 1,000,000 shares
      authorized; 400,000 shares issued and outstanding                        60,000           60,000
   Additional paid-in capital                                                 124,595
   Retained earnings (deficit)                                             (1,278,314)          53,716
                                                                          -----------       ----------
                                                                           (1,093,719)         113,716
                                                                          -----------       ----------
                                                                          $ 4,303,524       $2,198,348
                                                                          ===========       ==========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENTS OF OPERATIONS


                                                                          ===========       ===========
Year Ended December 31,                                                          1998             1997
                                                                          ===========       ===========
REVENUES
     Brokerage services                                                   $ 2,783,098       $1,910,837
     Interest and investment income                                            92,997           42,902
                                                                          -----------       ----------
                                                                            2,876,095        1,953,739
                                                                          -----------       ----------


EXPENSES
     Brokerage services expense                                             1,571,852          828,747
     Interest expense                                                         262,417           62,138
     Provision for losses                                                     853,056
     Administrative and general                                             1,520,800        1,231,261
                                                                          -----------       ----------
                                                                            4,208,125        2,122,146
                                                                          -----------       ----------

NET LOSS                                                                  $(1,332,030)      $ (168,407)
                                                                          ===========       ==========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                        ========   ===========       =========       ================
                                                                    Additional        Retained           Total
                                                         Common       Paid-in         Earnings        Stockholder's
                                                         Stock        Capital        (Deficit)       Equity (Deficit)
                                                        ========   ===========      ==========       ================
BALANCE, December 31, 1996                              $60,000                     $   222,123       $   282,123

   1997 net loss                                                                       (168,407)         (168,407)
                                                        -------      ---------      -----------       -----------
BALANCE, December 31, 1997                               60,000                          53,716           113,716

   1998 net loss                                                                     (1,332,030)       (1,332,030)

   Capital contribution                                              $ 124,595                            124,595
                                                        -------      ---------      -----------       -----------
BALANCE, December 31, 1998                              $60,000      $ 124,595      $(1,278,314)      $(1,093,719)
                                                        =======      =========      ===========       ===========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  ===========       ============
Year Ended December 31,                                              1998               1997
                                                                  ===========       ============
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $(1,332,030)      $  (168,407)
                                                                  -----------       -----------
   Adjustments to reconcile net loss to net cash
        used in operating activities:-
             Depreciation                                              37,028            25,936
             Amortization of discount                                                   (13,898)
             Provision for losses                                     845,591
             Gain on sale of investments                              (31,218)
             Changes in assets and liabilities:
                 Accrued interest receivable                          (35,147)          (25,446)
                 Other assets                                          73,548            16,455
                 Accrued interest payable                             216,196            26,719
                 Other liabilities                                    163,435            33,283
                                                                  -----------       -----------
                                                                    1,269,433            63,049
                                                                  -----------       -----------
NET CASH USED IN OPERATING ACTIVITIES                                 (62,597)         (105,358)
                                                                  -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of mortgages, net                                       (3,010,612)         (960,000)
  Acquisition of property and equipment                              (125,066)          (62,229)
  Purchase of investments and certificates of deposit                  (1,581)         (165,394)
  Proceeds from sale of investments                                   185,175
                                                                  -----------       -----------
NET CASH USED IN INVESTING ACTIVITIES                              (2,952,084)       (1,187,623)
                                                                  -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution                                                124,595
  Borrowings on notes payable                                          75,000           492,979
  Loans from stockholders                                             115,300            35,000
  Increase in lines of credit                                       2,901,600           901,042
  Principal payments on notes payable                                (158,920)         (165,045)
                                                                  -----------       -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           3,057,575         1,263,976
                                                                  -----------       -----------

NET INCREASE (DECREASE) IN CASH                                        42,894           (29,005)

CASH AND CASH EQUIVALENTS, beginning of year                           23,156            52,161
                                                                  -----------       -----------
CASH AND CASH EQUIVALENTS, end of year                            $    66,050       $    23,156
                                                                  ===========       ===========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

 1. ORGANIZATION        Accent Mortgage Services, Inc. (AMSI) was incorporated
    AND SUMMARY OF      in the State of Georgia on August 21, 1991. The Company
    SIGNIFICANT         engages in residential and commercial brokerage
    ACCOUNTING          services and in the purchase and sale of mortgages. The
    POLICIES            Company provides these services primarily to mortgage
                        customers in the Southeastern United States. At
                        December 31, 1998, the Company was a wholly-owned subsidiary of Accent Holdings, Inc.

                        Effective July 9, 1999, Accent Holdings, Inc. exchanged 400,000 shares of Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The Accent Group received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

    MANAGEMENT          The preparation of financial statements in conformity
    ESTIMATES           with generally accepted accounting principles requires
                        management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    MORTGAGE            Mortgage loans are held for sale and are carried at
    PORTFOLIO           the lower of cost or fair value with any unrealized
                        losses included in current period earnings.

                        The accrual of interest on mortgages is discontinued when mortgages become delinquent for 90 days or more. Any accrued interest on delinquent mortgages is charged against current-period interest income. Subsequent interest income on such mortgages is recognized only to the extent that cash payments are received.

    INVESTMENTS         Nonmortgage investments are classified as
                        held-to-maturity and are carried at historical cost, adjusted for unamortized discount or premium.
                        Interest income is recognized on an accrual basis.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

    ALLOWANCE FOR          The allowance for losses is based on an analysis of
    LOSSES                 the mortgage portfolio. The analysis considers
                           credit profile factors such as mortgage
                           characteristics and actual and expected loss experience. Increases in the allowance are charged to the provision for losses. Reductions in the allowance result from charge-offs, net of recoveries. In management's judgment, the allowance is adequate to provide for expected losses.

    PROPERTY               Property and equipment are recorded at cost.
    AND                    Depreciation is provided utilizing the straight-line
    EQUIPMENT              method over the estimated useful lives of the
                           individual assets, generally five to seven years.
                           Depreciation expense totaled $37,028 (1998) and $25,936 (1997).

    CASH AND CASH          The Corporation considers highly liquid investment
    EQUIVALENTS            instruments with an original maturity of three
                           months or less to be "cash equivalents." Cash equivalents are carried at cost, which approximates market value.

    CREDIT RISK            Concentration of credit risk with respect to the
                           Company's mortgages receivable exists since borrowers are susceptible to changes in economic conditions that could affect their ability to meet their obligations. Additionally, the Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

    INCOME TAXES           Income taxes are accounted for under the asset and
                           liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

 2. MORTGAGE              The Company's mortgage portfolio represents mortgages
    PORTFOLIO             closed either directly from borrowers or purchased
                          from other lenders. Mortgages receivable consist of the following:


                                                                            1998             1997
                           ----------------------------------------------------------------------


                           Principal of mortgages securing
                             lines of credit                         $ 4,626,154       $1,658,900
                           Principal of other mortgages                  944,828
                           Less:  Purchase discounts                    (901,470)
                           ----------------------------------------------------------------------
                                                                       4,669,512        1,658,900
                           Less: Allowance for losses                   (845,591)
                           ----------------------------------------------------------------------

                                                                     $ 3,823,921       $1,658,900
                           ======================================================================



 3. INVESTMENTS           Investments classified as held-to-maturity consisted
                          of U. S. Government zero coupon bonds with an amortized cost of $153,957 at December 31, 1997 and a market value of $182,233. The bonds were sold in 1998 resulting in a realized gain of $31,218.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


 4. PROPERTY AND           Property and equipment are summarized as follows:
    EQUIPMENT

                                                                           1998              1997
                           ----------------------------------------------------------------------

                           Automobiles                               $   24,160        $   24,160
                           Furniture and fixtures                        34,631            29,080
                           Office equipment                             173,973           129,624
                           Leasehold improvements                        89,206            14,040
                           ----------------------------------------------------------------------
                                                                        321,970           196,904
                           Less: Accumulated depreciation               (92,091)          (55,063)
                           ----------------------------------------------------------------------

                                                                     $  229,879        $  141,841
                           ======================================================================

 5. 401(K) PROFIT          Effective January 1, 1998, the Company established a
    SHARING PLAN           401(k) profit sharing plan covering substantially
                           all of its employees. Effective June 30, 1999, the Plan was terminated and all eligible employees became 100% vested. The Company made contributions of $5,664 in 1998 to the Plan.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)



 6. LINES OF CREDIT        Lines of credit consist of the following:

                                                                                 1998             1997
                           ---------------------------------------------------------------------------

                           $7,000,000 warehouse line of credit,
                           payable on demand, bearing interest
                           at prime plus 2%, secured primarily
                           by mortgages receivable                        $ 3,220,875


                           $2,000,000 warehouse line of credit,
                           bearing interest at prime plus 2%,
                           maturing October 1998, secured
                           primarily by mortgages receivable
                           and guaranteed by a principal share-
                           holder of Accent Holdings, Inc.                  1,266,689       $1,585,964
                           ---------------------------------------------------------------------------

                                                                          $ 4,487,564       $1,585,964
                           ===========================================================================


                           The Company is currently in default on its $2,000,000 line of credit. The loan agreement requires the Company to maintain certain net worth requirements. Additionally, the agreement requires mortgages receivable to be removed as loan security within 90 days after advances are made on the related mortgages. The Company is in violation of both of these provisions. Management is currently negotiating with the lender to cure the defaults.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


 7. NOTES PAYABLE          Notes payable are summarized as follows:

                                                                                         1998              1997
                           ------------------------------------------------------------------------------------

                           Note payable to bank in monthly principal and
                           interest payments of $5,144 and a final
                           balloon payment of $167,780 in August 1999.
                           The note bears interest at 8.5% and is
                           secured by accounts receivable, equipment and
                           certificates of deposit totaling $123,081
                           (1998) and $121,500 (1997)                               $ 194,357         $ 236,481

                           Margin demand loan payable, secured
                           by investments, interest paid monthly
                           at variable rates                                                            109,233

                           Note payable to bank; interest rate of 8.5%;
                           maturing August 1999; secured by a $107,000
                           certificate of deposit of a shareholder's
                           family member                                               75,000


                           Equipment notes; monthly payments of $175
                           (1998) and $3,700 (1997), bearing interest at
                           rates from 9 1/2% to 17.99%, maturing June
                           1998 to April 1999, secured by office equipment              1,991             9,554
                           ------------------------------------------------------------------------------------

                                                                                    $ 271,348         $ 355,268
                           ====================================================================================

 8. INCOME TAXES           The Company files a consolidated tax return with its
                           parent, Accent Holdings, Inc., and allocates income tax benefits and expense based on the income or loss of each company.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


                           Temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1998 and 1997 consist of net operating loss carryforwards, expense accruals, the allowance for losses and the use of accelerated tax depreciation methods. Net deferred taxes at December 31, 1998 and 1997 include the following components:


                                                                  1998              1997
                           -------------------------------------------------------------

                           Deferred tax assets               $ 593,000         $  67,000
                           Valuation allowance                (575,000)          (51,000)
                           -------------------------------------------------------------
                                                                18,000            16,000
                           Deferred tax liabilities            (18,000)          (16,000)
                           -------------------------------------------------------------

                           Net deferred taxes                $     -0-         $     -0-
                           =============================================================


                           At December 31, 1998, the Company has net operating loss carryforwards for tax purposes of approximately $210,000, which are available to offset future taxable income through 2018.


 9. OPERATING LEASE        The Company leases office space under a
                           noncancelable lease classified as an operating lease. Future minimum obligations are as follows:

                           Year Ended December 31,
                           ------------------------------------------------------------
                                 1999                                          $110,307
                                 2000                                           159,629
                                 2001                                           164,441
                                 2002                                           169,343
                                 2003                                           174,410
                                 Thereafter                                     103,517
                           ------------------------------------------------------------

                                                                               $881,647
                           ============================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

                        Rental expense totaled $54,333 (1998) and $26,657
                        (1997) and is included in administrative and general expenses.


10. RELATED PARTY       The Company received advances from and paid expenses on
    TRANSACTIONS        behalf of several affiliated companies. During 1998,
                        the parent company, Accent Holdings, Inc., contributed net advances of $124,595 to the capital of The Company.

                        Shareholders of Accent Holdings, Inc. made non-interest bearing advances totaling $150,300
                        (1998) and $35,000 (1997) to the Company.

                        The Company paid consulting fees of $74,482 in 1998 to a company related through common ownership to one of the shareholders of Accent Holdings, Inc.


11. COMMITMENTS         In July and August 1998, the Company purchased mortgage
    AND                 notes from SGE Mortgage Funding Corp. Subsequent to the
    CONTINGENCIES       purchases, the Superior Court of Tift County, Georgia,
                        placed SGE in receivership and charged the receiver with the responsibility of settling competing claims to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for $623,032. Matrix Bank contends some of the loans are subject to competing claims or are nonperforming assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for losses which may result from the Matrix transaction.

                        Subsequent to December 31, 1998, the Company determined it was not in compliance with Department of Housing and Urban Development (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

                           The Company is involved in several lawsuits and regulatory issues arising in the normal course of business. In the opinion of management, no material loss will result from settlement of these issues.


12. SUPPLEMENTAL           The Company paid interest of $46,221 (1998) and
    CASH FLOW              $35,419 (1997).  The Company paid income taxes of
    INFORMATION            $29,830 in 1997.


13. SUBSEQUENT             As mentioned in Note 1, effective July 9, 1999,
    EVENTS                 Accent Holdings, Inc. exchanged 400,000 shares of
                           Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent
                           Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The
                           Accent Group, Inc. received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

                           In order to alleviate the Company's deficit in stockholder's equity, on September 21, 1999, The Accent Group transferred a subsidiary Beachside Commons I, Inc. into the Company. Beachside Commons I, Inc.'s principal holding is real estate. Management estimates that the net value of the Company is approximately $1,700,000.


                           Additionally, in the merger referred to above, the Company was relieved of the stockholder loans totaling approximately $153,000 at June 30, 1999. The loans were transferred to additional paid-in capital.

                           The effect of the two transactions is to increase net worth by approximately $1,853,000 and brings the Company into compliance with the net worth requirements of both HUD and its line of credit which is in default.

===============================================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                      PAGE
                                                      ----
Prospectus Summary...................................   2
Risk Factors.........................................   5
Use of Proceeds......................................  10
Dividend Policy......................................  10
Capitalization.......................................  10
Dilution...............................................11
Terms of Conversion; Terms of Exercise...............  12
Selected Unaudited Pro Forma Combined
  Financial Data.....................................  13
Management's Discussion and Analysis of
  Financial Condition and Results of Operations......  14
Change in Accountants................................  19
Business.............................................  20
Management...........................................  23
Certain Transactions.................................  25
Principal and Selling Shareholders...................  27
Description of Capital Stock.........................  28
Shares Eligible for Future Sale......................  31
Plan of Distribution.................................  31
Legal Matters........................................  32
Experts..............................................  32
Additional Information...............................  32
Index to Financial Statements........................ F-1


----------------


  UNTIL NOVEMBER 30, 1999 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


===============================================================================

===============================================================================

                                2,100,000 SHARES



                           LAHAINA ACQUISITIONS, INC.



                                  COMMON STOCK



                                ----------------

                                   PROSPECTUS

                                ----------------





===============================================================================
                                OCTOBER 21, 1999

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the Common Stock being registered, all of which will be paid by the Registrant. All amounts are estimates except the registration fee.


Registration fee..........................................   $  1,021.65
Blue Sky fees and expenses................................      5,000.00
Accounting fees and expenses..............................     98,000.00
Legal fees and expenses...................................     55,000.00
Transfer agent and registrar fees.........................      1,000.00
Printing and engraving expenses...........................     30,000.00
Miscellaneous expenses....................................        740.35
          Total...........................................   $190,762.00
----------



ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 7-109-102 and 7-109-107 of the COLORADO Law ("Colorado Law") and
Article 7 of the Company's Amended and Restated Articles of Incorporation provide for indemnification of the Company's Directors and officers in a variety of circumstances which may include liabilities under the Act. Article 7 provides that unless otherwise determined by the Board of Directors of the Company, the Company shall indemnify to the full extent permitted by the laws of Colorado as from time to time in effect, the persons described in Sections 7-109-102 and 7-109-107 of Colorado Law.

    The general effect of the provisions in the Company's Amended and Restated Articles of Incorporation and Colorado Law is to provide that the Company shall indemnify its Directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate Directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is adjudged liable for improper performance of his duty to the Company or another enterprise which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions to that amount which is permitted by the court.

    The Company intends to maintain officers' and Directors' liability insurance which will insure against liabilities that officers and Directors of the Company may incur in such capacities.

    Reference is made to the Proposed Form of Underwriting Agreement filed as
Exhibit 1 which provides for indemnification of the Directors and officers of the Company signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including those arising under the Act in certain instances, of the Underwriters.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

    Since the Company's inception, the Company has made the following sales of securities that were not registered under the Act:

    1. As of December 7, 1998, the Company issued and sold 1,910,000 shares of Series A Preferred Stock in a private placement for an aggregate consideration of all the Common Stock of Beachside. In connection with such transaction, the Company issued (i) 1,250,000 shares of Common Stock to Mongoose, (ii) the Note convertible into 885,714 shares to GCA in exchange for $775,000 in cash, (iii) the GCA Warrant exercisable for 100,000 shares of Common Stock for a purchase price of $2.60 and 100,000 shares of Common Stock for a purchase price of $2.19 (iv) 25,000 shares of Common Stock issued upon the exercise of the GCA Right, (v) 48,990 shares of Common Stock issued upon the exercise of the First LKB Warrant and (vi) 8,520 shares of Common Stock issued upon the exercise of the Second LKB Warrant; and (vii) 146,667 shares of Common Stock issued upon the conversion of the $300,000 GCA credit line. The term of the Second LKB Warrant will begin at the closing date and continue through five years from the closing date. Such Sales of Series A Preferred Stock and Common Stock were made in reliance on the exemption from registration provided by Section 4(2) of the Act.

    2. On August 19, 1999, the Company authorized the issuance of 13,251,000 shares of Common Stock in exchange for certain properties supplied by Accent in the Merger. In connection with the financing of the Merger, the Company issued the Second Note, convertible into approximately 145,000 to 300,000 shares of Common Stock and the Second GCA Warrant for 50,000 shares of Common Stock for a purchase price as set forth in Terms of Conversion; Terms of Exercise.


    3. [Reserved]

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits




NUMBER         DESCRIPTION                                                                                         PAGE
------         -----------                                                                                         -----
 2.1           Stock Purchase Agreement dated December 3, 1998, by and between Lahaina Acquisitions, Inc.
               and Mongoose Investments, LLC (1) .....................................................................
 2.2           Common Stock Purchase Warrant in the amount of 60,000 shares to be issued by Lahaina
               Acquisitions, Inc. and purchased by LKB Financial, LLC, expiring on December 20, 2003 (1)..............
 2.3           Agreement and Plan of Merger dated July 21, 1999 by and among Lahaina Acquisitions, Inc.,
               LAHA No. 1, Inc., Mongoose Investments, LLC, The Accent Group, Inc. and Accent Mortgage Services, Inc.
               (the "Plan of Merger") (4)(6)..........................................................................
 3.1           Amended and Restated Articles of Incorporation (2).....................................................
 3.2           Bylaws of the Company (2)..............................................................................
 4.1           Securities Purchase Agreement dated December 7, 1998, by and between Lahaina Acquisitions,
               Inc. and GCA Strategic Investment Fund Limited (1) ....................................................
 4.2           9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment Fund
               Limited, in the principal amount of $750,000 (1) ......................................................
 4.3           Letter Agreement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund, Ltd. Amending 9% Convertible Note (3).......................................
 4.4           Registration Rights Agreement dated December 7, 1998, by and between Lahaina Acquisitions,
               Inc. and GCA Strategic Investment Fund Limited (1).....................................................
 4.5           Letter Agreement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund, Ltd. Confirming conversion of $25,000 Beachside Commons Note (3)............
 4.6           Working Capital Line dated January 19, 1999, by and between Lahaina Acquisitions, Inc. and
               GCA Strategic Investment Fund, Ltd.  (3)...............................................................
 4.7           Form of Stock Certificate (2)..........................................................................
 4.8           Securities Purchase Agreement dated August 19, 1999 by and between Lahaina Acquisitions, Inc., and GCA
               Strategic Investment Fund Limited (6)..................................................................
 4.9           9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment Fund Limited, in the principal amount of $500,000 (6)....................................................................
 4.10          Registration Rights Agreement dated August 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund Limited (6)..................................................................
 4.11          Common Stock Purchase Warrant in the amount of 50,000 shares to be issued by Lahaina Acquisitions, Inc.
               and purchased by GCA Strategic Investment Fund Limited, expiring on August 19, 2004. (6)...............
 4.12          Pledge Agreement dated August __, 1999 by and among Mongoose Investments, LLC, Richard P. Smyth and
               GCA Strategic Investment Fund Limited (6)..............................................................
 5.1+          Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP...........................................
10.1           Contract of Engagement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and
               LKB Financial LLC (3)..................................................................................
10.2           Note Guaranty by Richard P. Smyth with respect to $300,000 of indebtedness of Lahaina
               Acquisitions, Inc. (3).................................................................................
10.3           18% Note of Mongoose Investments, LLC payable to Elaine Oppenheimer, in the principal amount of $85,000.  This note was transferred to Lahaina Acquisitions, Inc. On December 7, 1998. (3)..........
10.4           18% Note of Mongoose Investments, LLC payable to Nancy Estroff Smyth in the principal amount of $50,000.  This note was transferred to Lahaina Acquisitions, Inc. on December 7, 1998. (3)..........
10.5+          18% Note of Mongoose Investments, LLC payable to Nancy Estroff Smyth in the principal amount of $20,000.  This note was transferred to Lahaina Acquisitions, Inc. on December 7, 1998 (5)...........
10.6+          Right to receive 25,000 shares of Common Stock in consideration for entering into promissory note in the principal amount of $25,000 (5).................................................................
10.7           Settlement and Release Agreement dated June 30, 1999 by and between Lahaina Acquisitions, Inc. and
               Sherry Klein (6).......................................................................................
10.8           Purchase and Sale Agreement dated June 30, 1999 by and between Lahaina Acquisitions, Inc. and Mongoose
               Investments, LLC (6)...................................................................................
10.9           GCA Consent to Agreement and Plan of Merger dated August 19, 1999 by and between Lahaina
               Acquisitions, Inc. and GCA Strategic Investment Fund, Limited (6)......................................
10.10          Consulting Agreement dated August 16, 1999 by and between Lahaina Acquisitions, Inc. and Gerald F.
               Sullivan (6)...........................................................................................
10.11          Consulting Agreement dated August 16, 1999 by and between Lahaina Acquisitions, Inc. and Gator Glory,
               LLC (6)................................................................................................
10.12          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Richard P. Smyth (6)...................................................................................
10.13          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Gerald F. Sullivan (6).................................................................................
10.14          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Sidney E. Brown (6)....................................................................................
10.15          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               D. Nelson Lester (6)...................................................................................
10.16          Escrow Agreement dated August 16, 1999 by and among Lahaina Acquisitions, Inc., LAHA No. 1, Inc.,
               Mongoose Investments, LLC, The Accent Group, Inc., Accent Mortgage Services, Inc. and Altman, Kritzer &
               Levick, P.C. (6).......................................................................................
10.17          Escrow Agreement dated August 19, 1999 by and among Lahaina Acquisitions, Inc., GCA Strategic
               Investment Fund Limited and Kim T. Stephens, Esq. (6)..................................................
10.18          Second Mortgage on Beachside Commons in the principal amount of $500,000 (6)...........................
10.19          1999 Accent Stock Option Plan..........................................................................
23.1           Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 5.1)...........................
23.2           Consent of Kenneth R. Walters, P.A.....................................................................
23.3           Consent of Deloitte and Touche LLP.....................................................................
23.4           Consent of Holland Shipes Vann, P.C....................................................................
24.1           Power of Attorney (included on the signature page to this registration statement)......................
99.1           Form of Press Release dated December 24, 1998(1).......................................................



   +Previously filed
    (1) Incorporated by reference to the Company's Current Report on Form 8-K, filed December 28, 1998.
    (2) Incorporated by reference to the Registration Statement on Form 10, filed December 29, 1995.
    (3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q, Filed February 25, 1999.
    (4) Exhibits and Schedules to the Plan of Merger are available from the company upon request.
    (5) Incorporated by reference to the First Amendment to the Company's Registration Statement on Form S-1 filed March 26, 1999.

    (6) Incorporated by reference to the Company's Current Report on Form 8-K filed September 7, 1999.

    (b)   Financial Statement Schedules

ITEM 17.          UNDERTAKINGS

   (a)   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on October 21, 1999.



                                               Lahaina Acquisitions, Inc.



                                               By:/s/ L. Scott Demerau
                                               ---------------------------------
                                               L. Scott Demerau
                                               Director



                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Scott Demerau as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





 NAME                                    TITLE                                 DATE
 ---------                               -----                                 ----
 /s/ L. Scott Demerau
 -----------------------------------     Director                              October 21, 1999
     L. Scott Demerau

 /s/ Betty Sullivan
 -----------------------------------     Director                              October 21, 1999
     Betty Sullivan


 /s/ Bart Siegal
 -----------------------------------     Director                              October 21, 1999
     Bart Siegal


 /s/ Sherry Sagemiller
 -----------------------------------     Director                              October 21, 1999
     Sherry Sagemiller


                                  EXHIBIT INDEX


NUMBER         DESCRIPTION                                                                                           PAGE
 2.1           Stock Purchase Agreement dated December 3, 1998, by and between Lahaina Acquisitions, Inc.
               and Mongoose Investments, LLC (1) .....................................................................
 2.2           Common Stock Purchase Warrant in the amount of 60,000 shares to be issued by Lahaina
               Acquisitions, Inc. and purchased by LKB Financial, LLC, expiring on December 20, 2003 (1) .............
 2.3           Agreement and Plan of Merger dated July 21, 1999 by and among Lahaina Acquisitions, Inc.,
               LAHA No. 1, Inc., Mongoose Investments, LLC, The Accent Group, Inc. and Accent Mortgage Services, Inc.
               (the "Plan of Merger") (4)(6)..........................................................................
 3.1           Amended and Restated Articles of Incorporation (2).....................................................
 3.2           Bylaws of the Company (2)..............................................................................
 4.1           Securities Purchase Agreement dated December 7, 1998, by and between Lahaina Acquisitions,
               Inc. and GCA Strategic Investment Fund Limited (1) ....................................................
 4.2           9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment Fund
               Limited, in the principal amount of $750,000 (1) ......................................................
 4.3           Letter Agreement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund, Ltd. Amending 9% Convertible Note (3).......................................
 4.4           Registration Rights Agreement dated December 7, 1998, by and between Lahaina Acquisitions,
               Inc. and GCA Strategic Investment Fund Limited (1) ....................................................
 4.5           Letter Agreement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund, Ltd. Confirming conversion of $25,000 Beachside Commons Note (3)............
 4.6           Working Capital Line dated January 19, 1999, by and between Lahaina Acquisitions, Inc. and
               GCA Strategic Investment Fund, Ltd.  (3)...............................................................
 4.7           Form of Stock Certificate (2)..........................................................................
 4.8           Securities Purchase Agreement dated August 19, 1999 by and between Lahaina Acquisitions, Inc., and GCA
               Strategic Investment Fund Limited (6)..................................................................
 4.9           9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment Fund Limited, in the principal amount of $500,000 (6)....................................................................
 4.10          Registration Rights Agreement dated August 19, 1999 by and between Lahaina Acquisitions, Inc. and GCA
               Strategic Investment Fund Limited (6)..................................................................
 4.11          Common Stock Purchase Warrant in the amount of 50,000 shares to be issued by Lahaina Acquisitions, Inc.
               and purchased by GCA Strategic Investment Fund Limited, expiring on August 19, 2004. (6)...............
 4.12          Pledge Agreement dated August __, 1999 by and among Mongoose Investments, LLC, Richard P. Smyth and
               GCA Strategic Investment Fund Limited (6)..............................................................
 5.1+          Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP...........................................
10.1           Contract of Engagement dated January 19, 1999 by and between Lahaina Acquisitions, Inc. and
               LKB Financial LLC (3)..................................................................................
10.2           Note Guaranty by Richard P. Smyth with respect to $300,000 of indebtedness of Lahaina
               Acquisitions, Inc. (3).................................................................................
10.3           18% Note of Mongoose Investments, LLC payable to Elaine Oppenheimer, in the principal amount of $85,000.  This note was transferred to Lahaina Acquisitions, Inc. On December 7, 1998. (3)..........
10.4           18% Note of Mongoose Investments, LLC payable to Nancy Estroff Smyth in the principal amount of $50,000.  This note was transferred to Lahaina Acquisitions, Inc. on December 7, 1998. (3)..........
10.5+          18% Note of Mongoose Investments, LLC payable to Nancy Estroff Smyth in the principal amount of $20,000.  This note was transferred to Lahaina Acquisitions, Inc. on December 7, 1998...............
10.6+          Right to receive 25,000 shares of Common Stock in consideration for entering into promissory note in the principal amount of $25,000................................................................
10.7           Settlement and Release Agreement dated June 30, 1999 by and between Lahaina Acquisitions, Inc. and
               Sherry Klein (6).......................................................................................
10.8           Purchase and Sale Agreement dated June 30, 1999 by and between Lahaina Acquisitions, Inc. and Mongoose
               Investments, LLC (6)...................................................................................
10.9           GCA Consent to Agreement and Plan of Merger dated August 19, 1999 by and between Lahaina
               Acquisitions, Inc. and GCA Strategic Investment Fund, Limited (6)......................................
10.10          Consulting Agreement dated August 16, 1999 by and between Lahaina Acquisitions, Inc. and Gerald F.
               Sullivan (6)...........................................................................................
10.11          Consulting Agreement dated August 16, 1999 by and between Lahaina Acquisitions, Inc. and Gator Glory,
               LLC (6)................................................................................................
10.12          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Richard P. Smyth (6)...................................................................................
10.13          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Gerald F. Sullivan (6).................................................................................
10.14          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               Sidney E. Brown (6)....................................................................................
10.15          Indemnification Agreement dated August __, 1999 by and between Lahaina Acquisitions, Inc. and
               D. Nelson Lester (6)...................................................................................
10.16          Escrow Agreement dated August 16, 1999 by and among Lahaina Acquisitions, Inc., LAHA No. 1, Inc.,
               Mongoose Investments, LLC, The Accent Group, Inc., Accent Mortgage Services, Inc. and Altman, Kritzer &
               Levick, P.C. (6).......................................................................................
10.17          Escrow Agreement dated August 19, 1999 by and among Lahaina Acquisitions, Inc., GCA Strategic
               Investment Fund Limited and Kim T. Stephens, Esq. (6)..................................................
10.18          Second Mortgage on Beachside Commons in the principal amount of $500,000 (6)...........................
10.19          1999 Accent Stock Option Plan..........................................................................
23.1           Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 5.1)...........................
23.2           Consent of Kenneth R. Walters, P.A. ....................................................................
23.3           Consent of Deloitte & Touche LLP........................................................................
23.4           Consent of Holland Shipes Vann, P.C. ...................................................................
24.1           Power of Attorney (included on the signature page to this registration statement)......................
99.1           Form of Press Release dated December 24, 1998(1).......................................................
+ Previously filed

(1) Incorporated by reference to the Company's Current Report on Form 8-K, filed December 28, 1998.
(2)      Incorporated by reference to the
         Registration Statement on Form 10, filed December 29, 1995.
(3)      Incorporated by reference to the Company's Quarterly Report on Form
         10-Q, filed February 25, 1999.
(4) Exhibits and Schedules to the Plan of Merger are available from the company upon request.
(5)      Incorporated by reference to the First Amendment to the Company's
         Registration Statement on Form S-1 filed March 26, 1999.
(6) Incorporated by reference to the Company's Current Report on Form 8-K filed September 7, 1999.